Exhibit 10(A)

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 12, 2007

by and among

REGENCY CENTERS, L.P.,

as Borrower,

REGENCY CENTERS CORPORATION,

as Parent,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 13.7.,

as Lenders

each of

JPMORGAN CHASE BANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

and

SUNTRUST BANK,

as Documentation Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

and

REGIONS BANK,

as Managing Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Sole Lead Arranger

and

as Administrative Agent

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- ii -

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Section 13.21.	Construction.	102
Section 13.22.	USA Patriot Act Notice; Compliance.	102
Section 13.23.	No Novation.	103

SCHEDULE 1.1.(A)	Existing Bid Rate Loans
SCHEDULE 1.1.(B)	Existing Letters of Credit
SCHEDULE 1.1.(C)	List of Loan Parties
SCHEDULE 4.1.	Initial Unencumbered Pool Properties
SCHEDULE 7.1.(b)	Ownership Structure
SCHEDULE 7.1.(f)	Properties; Liens
SCHEDULE 7.1.(g)	Indebtedness; Total Liabilities
SCHEDULE 7.1.(h)	Litigation
SCHEDULE 10.11	Derivatives Contracts

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Bid Rate Note
EXHIBIT C	Form of Designation Agreement
EXHIBIT D	Form of Guaranty
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Continuation
EXHIBIT G	Form of Notice of Conversion
EXHIBIT H	Form of Notice of Swingline Borrowing
EXHIBIT I	Form of Revolving Note
EXHIBIT J	Form of Swingline Note
EXHIBIT K	Form of Unencumbered Pool Certificate
EXHIBIT L	Form of Bid Rate Quote Request
EXHIBIT M	Form of Bid Rate Quote
EXHIBIT N	Form of Bid Rate Quote Acceptance
EXHIBIT O	Form of Compliance Certificate
EXHIBIT P	Form of Transfer Authorization Designation

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THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 12, 2007 by and among REGENCY CENTERS, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), REGENCY CENTERS CORPORATION, a corporation formed under the laws of the State of Florida (the “Parent”) each of the financial institutions initially a signatory hereto together with their assignees under Section 13.7. (the “Lenders”), each of JPMORGAN CHASE BANK N.A., PNC BANK, NATIONAL ASSOCIATION AND SUNTRUST BANK, as Documentation Agent (each a “Documentation Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”), and REGIONS BANK (the “Managing Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as the Sole Lead Arranger (in such capacity, the “Sole Lead Arranger”) and as contractual representative of the Lenders to the extent and in the manner provided in Article XII.(in such capacity, the “Agent”).

WHEREAS, the Borrower, the Parent, certain of the Lenders, the Agent and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of March 26, 2004 (as amended and as in effect immediately prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Agent and the Lenders desire to amend and restate the Existing Credit Agreement, among other things, to make available to the Borrower a $600,000,000 revolving credit facility, which will include a $50,000,000 swingline subfacility and a $50,000,000 letter of credit subfacility, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Absolute Rate” has the meaning given that term in Section 2.2.(c)(ii)(C).

“Absolute Rate Auction” means a solicitation of Bid Rate Quotes for Absolute Rate Loans pursuant to Section 2.2.

“Absolute Rate Loan” means a Bid Rate Loan, the interest rate on which is determined on the basis of an Absolute Rate pursuant to an Absolute Rate Auction.

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Acquisition” means any transaction, or any series of related transactions, by which a Person directly or indirectly acquires any assets of another Person, whether through purchase of assets, merger or otherwise.

“Additional Costs” has the meaning given that term in Section 5.1.

“Affiliate” means with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership, (b) any other Person which is directly or indirectly controlled by, controls or is under common control with such Person or one or more of the Persons referred to in the preceding clause (a), (c) any other Person who is an Executive Officer, director or trustee of, or partner in, such Person or any Person referred to in the preceding clauses (a) and (b), (d) any other Person who is a member of the immediate family of such Person or of any Person referred to in the preceding clauses (a) through (c), and (e) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (d) and of which such Person is sole trustee; provided, however, in no event shall the Agent or any Lender or any of their respective Affiliates be an Affiliate of Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” has the meaning set forth in the introductory paragraph hereof and shall include any successor Agent appointed pursuant to Section 12.8.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Facility Fee” means the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with clause (b) of the definition thereof:

Level	Facility Fee
1	0.125%
2	0.150%
3	0.150%
4	0.175%
5	0.250%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Level at which the Applicable Facility Fee is determined. As of the Agreement Date, the Applicable Facility Fee is determined by reference to Level 3.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all applicable orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means the percentage rate set forth below corresponding to the range into which the Credit Rating of the Borrower then falls in accordance with the levels in the table set forth below (each a “Level”). Any change in the Credit Rating which would cause it to move to a different Level in the table shall effect a change in the Applicable Margin on the first calendar day of the month following the month in which such Credit Rating is publicly announced. During any period that the Borrower receives two or more Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin will be determined based on the Level corresponding to the higher of the Credit Ratings, provided that such higher Credit Rating has been issued by either S&P or Moody’s and such Credit Rating is an Investment Grade Rating. As of the Agreement Date, the Applicable Margin is determined by reference to Level 3.

Level	Credit Rating (S&P/Moody’s or equivalent)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or equivalent	0.375%	0.00%
2	BBB+/Baa1 or equivalent	0.400%	0.00%
3	BBB/Baa2 or equivalent	0.550%	0.00%
4	BBB-/Baa3 or equivalent	0.750%	0.00%
5	Lower than BBB-/Baa3 or equivalent	1.000%	0.00%

“Asset Value” means

(a) with respect to any Consolidated Subsidiary at a given time, the sum of (i) the Capitalized EBITDA of such Consolidated Subsidiary at such time, plus (ii) the Capitalized Third Party Net Revenue of such Subsidiary at such time, plus (iii) the book value of all Construction in Process of such Consolidated Subsidiary as of the end of the Parent’s fiscal quarter most recently ended, and

(b) with respect to any Unconsolidated Affiliate at a given time the sum of (i) with respect to any of such Unconsolidated Affiliate’s Properties under construction, the Parent’s Ownership Share of the book value of Construction in Process for such Property as of the end of the Parent’s fiscal quarter most recently ended and (ii) with respect to any of such Unconsolidated Affiliate’s Properties which have been completed, the Parent’s Ownership Share of Capitalized EBITDA of such Unconsolidated Affiliate attributable to such Properties.

“Assignee” has the meaning given that term in Section 13.7.(c).

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

“Base Rate” means the greater of (a) the base rate of interest which the Agent establishes from time to time and which serves as the basis upon which the effective rates of interest are calculated for those loans making reference to the “prime rate” and (b) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the Base Rate shall become effective without prior notice to the Borrower or the Lenders automatically as of the opening of business on the date of such change in the Base Rate.

“Base Rate Loan” means a Revolving Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Bid Rate Borrowing” has the meaning given that term in Section 2.2.(b).

“Bid Rate Loan” means a loan made by a Lender under Section 2.2.(b) and shall include the Existing Bid Rate Loans.

“Bid Rate Note” means a promissory note of the Borrower substantially in the form of Exhibit B, payable to the order of a Lender as originally in effect and otherwise duly completed and in any event shall include any new Bid Rate Note that may be issued from time to time pursuant to Section 13.7.

“Bid Rate Quote” means an offer in accordance with Section 2.2.(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.

“Bid Rate Quote Request” has the meaning given that term in Section 2.2.(b).

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrowing Base” means, without duplication, the aggregate Unencumbered Pool Values of all Unencumbered Pool Properties divided by the Borrowing Base Factor. Notwithstanding anything set forth in this definition to the contrary, (a) not more than 30% of the Borrowing Base can be attributable to (without duplication) the collective Unencumbered Pool Values of (i) Development Properties and (ii) Properties that are not Retail Real Estate Properties and (b) not more than 20% of the Borrowing Base can be attributable to the collective Unencumbered Pool Values of Properties owned by Qualified Ventures which Properties are Retail Real Estate Properties but are not Development Properties.

“Borrowing Base Factor” means 1.60, provided, however, that no more than twice prior to the Termination Date, the Borrower may elect to reduce the Borrowing Base Factor to 1.54 for a period of one fiscal quarter by delivering written notice of its election to the Agent prior to its election to exercise such reduction.

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Agent in San Francisco, California are open to the public for carrying on substantially all of Agent’s business functions and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalized EBITDA” means, with respect to a Person and as of a given date, (a) such Person’s EBITDA for the fiscal quarter most recently ended times (b) 4 and divided by (c) 7.75%. In determining Capitalized EBITDA (i) EBITDA attributable to real estate properties either acquired or disposed of by such Person during such Person’s two most recently ended fiscal quarters shall be disregarded, (ii) for each of the first three fiscal quarters of each fiscal year, EBITDA shall include the lesser of (A) 25% of the budgeted percentage rents for such fiscal year or (B) 25% of the actual percentage rents received by such Person in the immediately preceding fiscal year, (iii) for the fourth fiscal quarter of each fiscal year, EBITDA shall include 25% of the percentage rents actually received by such Person in such fiscal year, (iv) Third Party Net Revenue for the applicable period shall be excluded from EBITDA, (v) any amounts deducted from the net earnings of Properties owned by Consolidated Subsidiaries in which a third party owns a minority equity interest shall be included in EBITDA; and (vi) distributions of cash received by such Person during such period from any of its Unconsolidated Affiliates shall be excluded from EBITDA.

“Capitalized Lease Obligation” means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Capitalized Third Party Net Revenue” means, with respect to a Person and as of a given date, (a) such Person’s Third Party Net Revenue for the four fiscal quarters most recently ended less general and administrative expenses of such Person for such period attributable to the generation of such Third Party Net Revenue, divided by (b) 20.0%.

“Commitment” means, as to each Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1., to participate in Letters of Credit pursuant to Section 2.3.(i), and to participate in Swingline Loans pursuant to Section 2.4.(e), in an amount up to, but not exceeding the amount set forth for such Lender on its signature page hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to Section 2.12. or otherwise pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.7.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

“Compliance Certificate” has the meaning given that term in Section 9.3.

“Consolidated Subsidiary” means, with respect to a Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Construction Budget” means the fully budgeted costs for the construction, development and redevelopment (excluding tenant improvement costs reimbursable to the owner under the terms of the applicable lease and reasonably projected out-parcel sales) of a given Development Property, such budget to include an adequate operating deficiency reserve. For purposes of this definition the “fully budgeted costs” of a Development Property to be acquired by a Person upon completion pursuant to a contract in which the seller is required to develop or renovate prior to, and as a condition precedent to, such acquisition shall equal the maximum amount reasonably estimated to be payable by such Person under the contract assuming performance by the seller of its obligations under the contract which amount shall include, without limitation, any amounts payable after consummation of such acquisition which may be based on certain performance levels or other related criteria.

“Construction in Process” means construction in process as determined in accordance with GAAP.

“Contingent Obligation” means, for any Person, any commitment, undertaking, Guarantee or other obligation constituting a contingent liability that must be accrued under GAAP.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Revolving Loan of one Type into a Revolving Loan of another Type pursuant to Section 2.10.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of Revolving Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance or increase of the face amount of a Letter of Credit.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Debt Service” means, with respect to the Parent and its Consolidated Subsidiaries for any period, the sum of (a) Interest Expense for such period plus (b) regularly scheduled principal payments on Indebtedness of the Parent and its Consolidated Subsidiaries during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full.

“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” has the meaning given that term in Section 3.10.

“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

“Designated Lender” means a special purpose corporation which is an Affiliate of, or sponsored by, a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 13.7.(d) and (c) is not otherwise a Lender.

“Designated Lender Note” means a Bid Rate Note of the Borrower evidencing the obligation of the Borrower to repay Bid Rate Loans made by a Designated Lender.

“Designating Lender” has the meaning given that term in Section 13.7.(d).

“Designation Agreement” means a Designation Agreement between a Lender and a Designated Lender and accepted by the Agent, substantially in the form of Exhibit C or such other form as may be agreed to by such Lender, such Designated Lender and the Agent.

“Development Property” means either (a) a Property acquired by the Borrower, any Subsidiary or any Unconsolidated Affiliate as unimproved real estate to be developed or (b) a Property acquired by any such Person on which such Person is to (i) partially or completely demolish and redevelop the improvements on such Property, (ii) substantially reconfigure the existing improvements on such Property or (iii) increase materially the rentable square footage of such Property, in each case for which an 80% Occupancy Rate has not been achieved. The term “Development Property” shall include real property of the type described in the immediately preceding clause (a) or (b) to be (but not yet) acquired by any such Person upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition, but shall not include any build-to-suit Property which is 100% preleased by a single tenant having a Credit Rating which is an Investment Grade Rating.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any period and without duplication, net earnings (loss) of such Person for such period (including equity in net earnings or net loss of Unconsolidated Affiliates) excluding the following amounts (but only to the extent included in determining net earnings (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person for such period; (b) interest expense of such Person for such period; (c) income tax expense of such Person in respect of such period; and (d) extraordinary and nonrecurring gains and losses of such Person for such period, including without limitation, gains and losses from the sale of operating Properties (but not from the sale of Properties developed for the purpose of sale). For purposes of this definition, net earnings (loss) shall be determined before minority interests and distributions to holders of Preferred Stock.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived in accordance with the provisions of Section 13.8.

“Eligible Assignee” means any Person that is: (a) an existing Lender; (b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such entity is not currently a Lender, such entity’s (or in the case of a Person which is a subsidiary, such Person’s parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s or the equivalent or higher of either such rating by another Rating Agency acceptable to the Agent.

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is owned in fee simple by only the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture, or is owned under a nominee arrangement by the Borrower, a Wholly Owned Subsidiary of the Borrower, a Qualified Venture or a trust controlled by the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture (so long as the sole beneficiary of such trust is a Wholly Owned Subsidiary); (b) neither such Property, nor any interest of the Borrower, such Subsidiary or such Qualified Venture is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (c) if such Property is owned by a Wholly Owned Subsidiary or Qualified Venture of the Borrower, (i) none of the Borrower’s or Parent’s direct or indirect ownership interest in such Subsidiary or Qualified Venture is subject to any Lien other than Permitted Liens or to any agreement (other than the Facility) that prohibits the creation of any Lien thereon as security for Indebtedness and (ii) the Borrower directly, or indirectly through a Subsidiary or Qualified Venture, has the right to take the following actions without the need to obtain the consent of any other owner of the Qualified Venture or any Person: (A) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary or Qualified Venture, as applicable and (B) to sell, transfer or otherwise dispose of such Property; (d) such Property is free of all structural defects or major architectural deficiencies, title defects, or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Property and (e) such Property is not subject to a ground lease (other than a lease of land on such Property owned by the Borrower, such Subsidiary of the Borrower or such Qualified Venture of the Borrower and leased to a Person which is not an Affiliate).

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Group” means the Borrower, the Parent, any Loan Party, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Executive Officer” means, with respect to any Person, a senior officer or other officer of such Person having authority to direct material policies or decisions of such Person.

“Existing Bid Rate Loans” means each of the bid rate loans made by a Lender to the Borrower under the Existing Credit Agreement and described on Schedule 1.1.(A).

“Existing Credit Agreement” has the meaning set forth in the first recital hereof.

“Existing Letters of Credit” means each of the letters of credit issued by the Agent under the Existing Credit Agreement and described on Schedule 1.1.(B).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

“Fee Letter” means that certain letter agreement dated as of November 7, 2006 by and between the Agent and the Borrower.

“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.

“Fitch” means Fitch, Inc.

“Fixed Charges” means, with respect to the Parent and its Consolidated Subsidiaries for a given period, the sum of (a) Debt Service, plus (b) any distributions by the Parent or any Subsidiary to the holders of Preferred Stock issued by the Parent or any such Subsidiary (excluding any such distributions made to the Parent or any Subsidiary), plus (c) the Reserve for Replacements.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Asset Value” means, at a given time, the sum (without duplication) of (a) the Capitalized EBITDA of the Parent and its Consolidated Subsidiaries at such time, plus (b) the Capitalized Third Party Net Revenue of the Parent and its Consolidated Subsidiaries at such time, plus (c) the purchase price paid by the Parent or any Consolidated Subsidiary (less any amounts paid to the Parent or such Consolidated Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements) for any Property (other than a Development Property) acquired by the Parent or such Consolidated Subsidiary during the Parent’s two most recently ended fiscal quarters, plus (d) all of Parent’s and its Consolidated Subsidiaries’ cash and cash equivalents as of the end of such fiscal quarter (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way (excluding restrictions in the nature of early withdrawal penalties and restrictions on cash deposited into an escrow account for the payment of property taxes in respect of real property but only to the extent the aggregate amount of cash held in such account exceeds the amount of accrued property taxes at such time)), plus (e) the book value of (i) the current portion of accounts receivable which are deemed collectable in the ordinary course of business and which have been outstanding for not more than 90 days from the date such account receivable was due and (ii) the current portion of notes receivable which are deemed to be collectable, in each case, as determined in accordance with GAAP, plus (f) with respect to each of the Parent’s Unconsolidated Affiliates, (i) with respect to any of such Unconsolidated Affiliate’s Properties under construction, the Parent’s Ownership Share of the book value of Construction in Process for such Property as of the end of such fiscal quarter and (ii) with respect to any of such Unconsolidated Affiliate’s Properties which have been completed, the Parent’s Ownership Share of Capitalized EBITDA of such Unconsolidated Affiliate attributable to such Properties, plus (g) the book value of (i) all Construction in Process for Properties acquired for development by the Parent or any Consolidated Subsidiary and (ii) all unimproved real property, in each case as such book value is set forth on the Parent’s consolidated balance sheet most recently delivered to the Lenders under Section 9.1. or Section 9.2. plus (h) the contractual purchase price of any real property subject to a purchase obligation, repurchase obligation or forward commitment which at such time could be specifically enforced by the seller of such real property, but only to the extent such obligations are included in the Parent’s or any Consolidated Subsidiary’s Total Liabilities plus (i) in the case of any real property subject to a purchase obligation, repurchase obligation or forward commitment which at such time could not be specifically enforced by the seller of such real property, the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the applicable contract which, at such time, would be subject to forfeiture upon termination of the contract, but only to the extent such amounts are included in the Parent’s or any Consolidated Subsidiary’s Total Liabilities.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor”.

“Guaranty”, “Guaranteed” “Guaranteeing”, or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 6.1. or Section 8.13. and substantially in the form of Exhibit D.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication and determined on a consolidated basis): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Liabilities of such Person; (f) net obligations owed by such Person under all Derivative Contracts in an amount equal to the net Derivatives Termination Value thereof; (g) all Indebtedness of other Persons which (i) such Person has Guaranteed or which is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person; (h) all Indebtedness of any other Person of which such Person is a general partner; and (i) with respect to Indebtedness of an Unconsolidated Affiliate, (i) all such Indebtedness which such Person has Guaranteed or is otherwise obligated on a recourse basis and (ii) such Person’s Ownership Share of all other Indebtedness of such Unconsolidated Affiliate.

“Intellectual Property” has the meaning given that term in Section 7.1.(r).

“Interest Expense” means, with respect to the Parent and its Consolidated Subsidiaries for any period, (a) all paid, accrued or capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes), including interest expense attributable to Capitalized Lease Obligations) of the Parent and its Consolidated Subsidiaries and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which the Parent or its Consolidated Subsidiaries is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a) the Parent’s and its Consolidated Subsidiaries’ Ownership Share of all paid, accrued or capitalized interest expense for such period of their respective Unconsolidated Affiliates.

“Interest Period” means:

(a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. In addition to such periods, the Borrower may request Interest Periods for LIBOR Loans having durations of at least 7, but not more than 30, days no more than ten times during any 12-month period beginning during the term of this Agreement but only in anticipation of (i) the Borrower’s prepayment of such LIBOR Loans from equity or debt offerings, financings or proceeds resulting from the sale or other disposition of major assets of the Borrower or any of its Subsidiaries or (ii) changes in the amount of the Lenders’ Commitments associated with a modification of this Agreement; and

(b) with respect to any Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Borrower may select as provided in Section 2.2.(b), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day); and (iii) notwithstanding the immediately preceding clauses (i) and (ii) but except as otherwise provided in the second sentence of the immediately preceding clause (a), no Interest Period for a LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any such Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Credit Rating of BBB-/Baa3 (or the equivalent) or higher from a Rating Agency.

“L/C Commitment Amount” has the meaning given to that term in Section 2.3.

“Lender” means each financial institution from time to time party hereto as a “Lender” or a “Designated Lender,” together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender; provided, however, that the term “Lender” shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and the Commitments and shall further exclude each Designated Lender for all other purposes under the Loan Documents except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 13.7.(d), have the rights (including the rights given to a Lender contained in Sections 13.3. and 13.11.) and obligations of a Lender associated with holding such Bid Rate Loan; provided further, however, that in accordance with Section 3.10., with respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, all Lenders shall be deemed to mean all Lenders other than Defaulting Lenders.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Collateral Account” means, if any, a special deposit account maintained by the Agent and under its sole dominion and control.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Agent) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in the related Letter of Credit, and the Lender then acting as Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as Agent) of their participation interests under such Section.

“LIBOR” means, the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (.0625%), offered to the Agent by first class banks from time to time as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 a.m. California time, two Business Days prior to the first day of an Interest Period, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a LIBOR Loan and for a period of time approximately equal to an Interest Period. Each determination of LIBOR by the Agent shall, in absence of demonstrable error, be conclusive and binding.

“LIBOR Auction” means a solicitation of Bid Rate Quotes for LIBOR Margin Loans pursuant to Section 2.2.

“LIBOR Loan” means a Revolving Loan bearing interest at a rate based on LIBOR.

“LIBOR Margin” has the meaning given that term in Section 2.2.(c)(ii)(D).

“LIBOR Margin Loan” means a Bid Rate Loan the interest rate on which is determined on the basis of LIBOR pursuant to a LIBOR Auction.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction and (d) any binding agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan, a Bid Rate Loan or a Swingline Loan.

“Loan Document” means this Agreement, each Note, any Guaranty, each Letter of Credit Document, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

“Loan Party” means each of the Borrower, the Parent and each Guarantor. Schedule 1.1.(C) sets forth the Guarantors as of the Agreement Date.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or operations of (i) the Borrower and its Consolidated Subsidiaries taken as a whole or (ii) the Parent and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations. Except with respect to representations made or deemed made by the Borrower under Section 7.1. or in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Agent in its reasonable judgment unless expressly provided otherwise.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

“Maximum Loan Availability” means, at any time, the lesser of (a) an amount equal to the positive difference, if any, of (i) the Borrowing Base minus (ii) all Unsecured Liabilities (other than the Loans and the Letter of Credit Liabilities), of the Parent and its Consolidated Subsidiaries and (b) the aggregate amount of the Commitments at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that indirectly limits generally the amount of secured Indebtedness which may be incurred by such Person but does not generally prohibit the encumbrance of its assets or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, for any Property and for a given period, the sum (without duplication) of (a) rents and other revenues received or accrued in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued by the Borrower, the Parent and the Subsidiaries and related to the ownership, operation or maintenance of such Property (other than those expenses normally covered by a management fee), including but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower and any other Loan Party and any property management fees) minus (c) the Reserve for Replacements for such Property for such period minus (d) the greater of (i) the actual property management fee paid during such period with respect to such Property and (ii) an imputed management fee in an amount equal to 3.5% of the gross revenues for such Property for such period.

“Net Worth” means, for any Person and as of a given date, such Person’s total consolidated stockholders’ equity plus, in the case of the Parent and its Consolidated Subsidiaries, increases in accumulated depreciation accrued after the Agreement Date minus (a) (to the extent reflected in determining stockholders’ equity of such Person): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, plus (b) (to the extent reflected in determining stockholders’ equity of such Person) the amount of any liabilities that would be classified as intangible liabilities under GAAP, all determined on a consolidated basis.

“Newly Acquired Property” mean an Eligible Property acquired by the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture during the immediately preceding two fiscal quarters.

“Non-Guarantor Entity” means any Person (other than the Borrower) who is a not a Guarantor and in which the Parent or the Borrower directly or indirectly owns an Equity Interest.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to recourse liability in a form reasonably acceptable to the Agent) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means a Revolving Note, a Bid Rate Note or a Swingline Note.

“Notice of Borrowing” means a notice substantially in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit H to be delivered to the Swingline Lender pursuant to Section 2.4.(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; (c) all obligations under Derivatives Contracts entered into by any Loan Party with the Agent, any Lender or any Affiliate of the Agent or a Lender and (d) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property leased to tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is existing to (b) the aggregate net rentable square footage of such Property. For the avoidance of doubt, when determining the Occupancy Rate of a Side Shop Center, the stand-alone anchor associated with such Side Shop Center shall be excluded from such determination.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Borrower would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Borrower’s report on Form 10-Q or Form 10-K (or their equivalents) which the Borrower is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“Operating Property” means an Eligible Property that is not a Development Property, Newly Acquired Property or a Recently Completed Property.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 9.4.(m), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” means Regency Centers Corporation, a Florida corporation formerly known as Regency Realty Corporation, together with its successors and assigns.

“Participant” has the meaning given that term in Section 13.7.(b).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, with respect to any asset or property of a Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 8.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance, pension or social security programs or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person and (e) Liens granted to the Agent or the Lenders pursuant to the terms of the Loan Documents.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the Base Rate as in effect from time to time, plus the Applicable Margin for Base Rate Loans, plus four percent 4.0%.

“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Principal Office” means the office of the Agent located at 2120 E. Park Place, Suite 100, El Segundo, California 90245, or such other office of the Agent as the Agent may designate from time to time.

“Property” means, with respect to any Person, any parcel of real property, together with any building, facility, structure, equipment or other asset located on such parcel of real property, in each case owned by such Person.

“Qualified Development Property” means an Eligible Property that is a Development Property.

“Qualified Venture” means any Subsidiary of the Borrower which satisfies all of the following requirements: (a) such Subsidiary is a limited liability company or limited partnership, (b) such Subsidiary is a Consolidated Subsidiary of the Borrower, (c) such Subsidiary was formed for the purpose of developing a Development Property, (d) the Borrower or a Wholly Owned Subsidiary of the Borrower is the managing member or the general partner of such Subsidiary with authority to manage and control the day to day business and affairs of the Subsidiary, and with the right without the need to obtain the consent of any other Person, including any minority member or partner of such Subsidiary, to create a Lien on such Subsidiary’s Property as security for Indebtedness of such Subsidiary and to sell, transfer or otherwise dispose of such Property, (e) such Subsidiary has a minority member or partner which has agreed to assist in the development of the Property owned by such Subsidiary in the manner described in the organizational documents of such Subsidiary and which is entitled to participate in distributions by such Subsidiary of cash flow and/or sale or refinancing proceeds, subject to an agreed upon preferred return on capital contributed to such Subsidiary, and (f) the amount reasonably estimated by the Borrower to be payable to such minority member or partner on account of such participation (i) is included as an Unsecured Liability and (ii) does not exceed 10.0% of the Unencumbered Pool Values of all Eligible Properties owned by the Qualified Venture.

“Rating Agency” means S&P, Moody’s, Fitch or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Agent in writing.

“Recently Completed Property” means an Eligible Property which has ceased to be a Development Property within the immediately preceding four fiscal quarters.

“Recourse Secured Indebtedness” means Secured Indebtedness of the Parent, its Subsidiaries and its Unconsolidated Affiliates to the extent for which any Loan Party or any other Subsidiary owning an Unencumbered Pool Property is liable for repayment of such Indebtedness.

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Requisite Lenders” means, as of any date, Lenders (which shall include the Lender then acting as Agent) having at least 51% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 51% of the principal amount of the outstanding Loans and Letter of Credit Liabilities; provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Commitment Percentages of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (a)(i) the aggregate square footage of all completed space of such Property if such Property is owned by the Parent or any of its Subsidiaries or (ii) the Parent’s or such Subsidiary’s Ownership Share of the aggregate square footage of all completed space of such Property if such Property is owned by an Unconsolidated Affiliate times (b) $0.15 times (c) the number of days in such period divided by (d) 365. If the term Reserve for Replacements is used without reference to any specific Property, then it shall be determined on an aggregate basis with respect to all Properties and the applicable Ownership Shares of all real property of all Unconsolidated Affiliates.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of the Borrower, the Parent, any other Loan Party or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of the Borrower, the Parent, any other Loan Party or any Subsidiary now or hereafter outstanding, except, in the case of the Parent, for any conversion or exchange of partnership units in the Borrower solely for shares of capital stock of the Parent; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower, the Parent, any other Loan Party or any Subsidiary now or hereafter outstanding.

“Retail Real Estate Properties” mean grocery-anchored and non-grocery-anchored retail shopping centers, stand-alone retail stores, build-to-suit properties occupied by non-grocery tenants, and Side Shop Centers.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit I, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment as originally in effect and otherwise duly completed and in any event shall include any new Revolving Note that may be issued from time to time pursuant to Section 13.7.

“Secured Indebtedness” means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien on any real property and shall include such Person’s Ownership Share of the Secured Indebtedness of any of such Person’s Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Side Shop Center” means a Property developed as a “side shop center” located on real property adjacent to a third-party-owned, stand-alone grocery or non-grocery anchor.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Stein Parties” means (a) (i) Joan Newton, Richard Stein, Robert Stein and Martin E. Stein, Jr., (ii) any of their immediate family members consisting of spouses and lineal descendants (whether natural or adopted) and (iii) any trusts established for the benefit of any of the foregoing and (b) The Regency Group, Inc., The Regency Group II, Ltd. and Regency Square II but only so long as the foregoing individuals or such trusts own, directly or indirectly, all of the capital stock of any such entity.

“Subordinated Debt” means Indebtedness for money borrowed of the Borrower, the Parent, any Loan Party or any Subsidiary that is subordinated in right of payment and otherwise to the Loans and the other Obligations in a manner satisfactory to the Agent in its sole and absolute discretion.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.4. in an amount up to, but not exceeding the amount set forth in Section 2.4., as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo Bank, National Association, together with its respective successors and assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.4.

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit J, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed and in any event shall include any new Swingline Note that may be issued from time to time pursuant to Section 13.7.

“Swingline Termination Date” means the date which is 7 Business Days prior to the Termination Date.

“Taxes” has the meaning given that term in Section 3.11.

“Termination Date” means February 11, 2011, or such later date to which such date may be extended pursuant to Section 2.13.

“Third Party Net Revenue” means, with respect to a Person and for a given period (a) revenue accrued by such Person during such period from fees, commissions and other compensation derived from (without duplication) (i) managing and/or leasing properties owned by third parties; (ii) developing properties for third parties; (iii) arranging for property acquisitions by third parties; (iv) arranging financing for third parties; and (v) consulting and business services performed for third parties; plus (minus) (b) gains (losses) during such period from the sale of (i) outparcels of Properties and (ii) Properties developed for the purpose of sale; minus (c) taxes paid or accrued in accordance with GAAP during such period by any “taxable REIT subsidiary” (as defined in Sec. 856(l) of the Internal Revenue Code) of such Person or any of its Subsidiaries, minus (d) all expenses attributable to the activities described in clauses (a) and (b) above (including, without limitation, allocated general and administrative overhead), minus (e) to the extent that the sum of the foregoing clauses (a), (b), (c) and (d) exceeds 20% of the EBITDA of such Person, the amount of such excess.

“Total Liabilities” means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP (except for intangible liabilities listed on such Person’s consolidated balance sheet in accordance with Statement of Financial Accounting Standards No. 141), be properly classified as a liability on a consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person; (b) all Contingent Obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person; (c) all liabilities of any Unconsolidated Affiliate of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis; and (d) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person, including Nonrecourse Indebtedness of such Person. For purposes of this definition, if the assets of a Subsidiary of a Person consist solely of Equity Interests in one Unconsolidated Affiliate of such Person and such Person is not otherwise obligated in respect of the Indebtedness of such Unconsolidated Affiliate, then only such Person’s Ownership Share of the Indebtedness of such Unconsolidated Affiliate shall be included as Total Liabilities of such Person.

“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit P to be delivered to the Agent pursuant to Section 6.1., as the same may be amended, restated or modified from time to time with the prior written approval of the Agent.

“Type” with respect to any Revolving Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan, or in the case of a Bid Rate Loan only, an Absolute Rate Loan or a LIBOR Margin Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered NOI” means, for any period, the aggregate Net Operating Income for such period of Eligible Properties.

“Unencumbered Pool Certificate” means a certificate in substantially the form of Exhibit K, certified by the chief financial officer of the Borrower, setting forth the calculations required to establish the Unencumbered Pool Value for each Unencumbered Pool Property and the Borrowing Base for all Unencumbered Pool Properties as of a specified date, all in form and detail satisfactory to the Agent.

“Unencumbered Pool Properties” means those Eligible Properties that, pursuant to the terms of this Agreement, are to be included when calculating the Borrowing Base.

“Unencumbered Pool Value” means, at any time, the following amount as determined for an Unencumbered Pool Property: if such Unencumbered Pool Property is (a) an Operating Property, (i) the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended times (ii) 4 and divided by (iii) 7.75%; (b) a Newly Acquired Property (other than a Qualified Development Property) or a Recently Completed Property, the book value of such Unencumbered Pool Property as determined in accordance with GAAP; and (c) a Qualified Development Property, the book value of Construction in Process for such Unencumbered Pool Property as determined in accordance with GAAP. Notwithstanding the foregoing,if an Unencumbered Pool Property shall cease to qualify as an Eligible Property, then the Unencumbered Pool Value of such Property shall be $0.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of

ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unsecured Indebtedness” means, with respect to a Person, all Indebtedness of such Person that is not Secured Indebtedness.

“Unsecured Interest Expense” means, with respect to the Parent and its Consolidated Subsidiaries and for a given period, all Interest Expense for such period attributable the Unsecured Indebtedness of the Parent and its Consolidated Subsidiaries.

“Unsecured Liabilities” means, as to any Person as of a given date, (a) all liabilities which would, in conformity with GAAP (except for intangible liabilities as listed on such Person’s consolidated balance sheet in accordance with Statements of Financial Accounting Standards No. 141), be properly classified as a liability on the consolidated balance sheet of such Person as at such date plus (b) all Indebtedness of such Person (to the extent not included in the preceding clause (a)) minus (c) all Secured Indebtedness of such Person. When determining the Unsecured Liabilities of the Parent and its Subsidiaries: (i) the following (to the extent not in excess of $10,000,000 in the aggregate) shall be excluded: (A) any amounts related to contributions by the Borrower paid in the Borrower’s capital stock to the 401(k) plan maintained by the Borrower and (B) contributions paid by the Borrower to the Borrower’s Long-term Omnibus Plan; (ii) accounts payable and accrued dividends payable shall be included only to the extent the aggregate amount thereof exceeds the aggregate amount of unrestricted cash then reportable on a consolidated balance sheet of the Borrower; and (iii) accrued property taxes in respect of real property shall be included only to the extent the aggregate amount thereof exceeds the aggregate amount of cash held by the Borrower and its Subsidiaries in escrow for the payment of such taxes at such time.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person.

Section 1.2. General; References to San Francisco Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Agreement Date; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. With respect to any Property which has not been owned by a Loan Party or other Subsidiary for a full fiscal quarter, financial amounts with respect to such Property shall be adjusted appropriately to account for such lesser period of ownership unless specifically provided otherwise herein. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to San Francisco, California time.

ARTICLE II. CREDIT FACILITY

Section 2.1. Revolving Loans.

(a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15., each Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Commitment Percentage of the Maximum Loan Availability (but in no event in excess of such Lender’s Commitment). Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b) Requests for Revolving Loans. Not later than 9:00 a.m. San Francisco time at least two (2) Business Days prior to a borrowing of Base Rate Loans and not later than 9:00 a.m. San Francisco time at least three (3) Business Days prior to a borrowing of LIBOR Loans, the Borrower shall deliver to the Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a

Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Agent provide the Borrower with the most recent LIBOR available to the Agent. The Agent shall provide such quoted rate to the Borrower and to the Lenders on the date of such request or as soon as possible thereafter.

(c) Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Agent at the Principal Office, in immediately available funds not later than 9:00 a.m. San Francisco time on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Agent shall make available to the Borrower in the account specified by the Borrower in the Transfer Authorizer Designation Form, not later than 12:00 noon San Francisco time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

(d) Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender that such Lender will not make available to the Agent a Revolving Loan to be made by such Lender, the Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Agent in accordance with this Section and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.

Section 2.2. Bid Rate Loans.

(a) Bid Rate Loans. In addition to borrowings of Revolving Loans, at any time during the period from the Effective Date to but excluding the Termination Date, and so long as the Borrower continues to maintain an Investment Grade Rating from any two of the Rating Agencies, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. The parties agree that the Existing Bid Rate Loans shall be deemed to be Bid Rate Loans made hereunder.

(b) Requests for Bid Rate Loans. When the Borrower wishes to request from the Lenders offers to make Bid Rate Loans, it shall give the Agent notice (a “Bid Rate Quote Request”) so as to be received no later than 9:00 a.m. San Francisco time on (x) the Business Day immediately preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction and (y) the date four Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction. The Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Agent. The Borrower may request offers to make Bid Rate Loans for up to 3 different Interest Periods in each Bid Rate Quote Request (for which purpose Interest Periods in different lettered clauses of the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Bid Rate Quote Request for a separate borrowing (a “Bid Rate Borrowing”). Each Bid Rate Quote Request shall be substantially in the form of Exhibit L and shall specify as to each Bid Rate Borrowing all of the following:

(i) the proposed date of such Bid Rate Borrowing, which shall be a Business Day;

(ii) the aggregate amount of such Bid Rate Borrowing which shall be in a minimum amount of $15,000,000 and integral multiples of $1,000,000 in excess thereof which shall not cause any of the limits specified in Section 2.15. to be violated;

(iii) whether the Bid Rate Quote Request is for LIBOR Margin Loans or Absolute Rate Loans; and

(iv) the duration of the Interest Period applicable thereto, which shall not extend beyond the Termination Date.

The Borrower shall not deliver any Bid Rate Quote Request within five Business Days of the giving of any other Bid Rate Quote Request. The Borrower shall pay any fees due pursuant to Section 3.6.(e) at the time any Bid Rate Quote Request is delivered to the Agent. Such fees shall be due and payable whether or not any Bid Rate Quotes are submitted or any Bid Rate Quotes are accepted.

(c) Bid Rate Quotes.

(i) Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower’s request under Section 2.2.(b) specified more than one Interest Period, such Lender may make a single submission containing only one Bid Rate Quote for each such Interest Period. Each Bid Rate Quote must be submitted to the Agent not later than 7:30 a.m. San Francisco time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, and in either case the Agent shall disregard any Bid Rate Quote received after such time; provided that the Lender then acting as the Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 30 minutes prior to the latest time by which the Lenders must submit applicable Bid Rate Quotes. Subject to Article VI. and Article XI., any Bid Rate Quote so made shall be irrevocable. Such Bid Rate Loans may be funded by a Lender’s Designated Lender (if any) as provided in Section 13.7.(d), however such Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

(ii) Each Bid Rate Quote shall be substantially in the form of Exhibit M and shall specify:

(A) the proposed date of borrowing and the Interest Period therefor;

(B) the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (x) may be greater or less than the Commitment of such Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested;

(C) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) offered for each such Absolute Rate Loan (the “Absolute Rate”);

(D) in the case of a LIBOR Auction, the margin above or below applicable LIBOR (the “LIBOR Margin”) offered for each such LIBOR Margin Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR;

(E) the identity of the quoting Lender; and

(F) any Bid Rate Quote shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

No Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the applicable Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

(d) Notification by Agent. The Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 8:30 a.m. San Francisco time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with Section 2.2.(c). and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Absolute Rates or LIBOR Margins, as applicable, so offered by each Lender.

(e) Acceptance by Borrower.

(i) Not later than 9:30 a.m. San Francisco time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of LIBOR Auction, the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers of which it was notified pursuant to Section 2.2.(d). which notice shall be in the form of Exhibit N. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

(A) the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

(B) the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 2.2. (b)(ii) but shall not cause the limits specified in Section 2.15. to be violated;

(C) acceptance of offers may be made only in ascending order of Absolute Rates or LIBOR Margins, as applicable, in each case beginning with the lowest rate so offered;

(D) any acceptance in part by the Borrower shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; and

(E) the Borrower may not accept any offer that fails to comply with Section 2.2.(c) or otherwise fails to comply with the requirements of this Agreement.

(ii) If offers are made by two or more Lenders with the same Absolute Rates or LIBOR Margins, as applicable, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

(f) Obligation to Make Bid Rate Loans. The Agent shall promptly (and in any event not later than (x) 10:00 a.m. San Francisco time on the proposed date of borrowing of Absolute Rate Loans and (y) on the date three Business Days prior to the proposed date of borrowing of LIBOR Margin Loans) notify each Lender that submitted a Bid Rate Quote as to whose Bid Rate Quote has been accepted and the amount and rate thereof. A Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 13.7.(d). Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee under such Bid Rate Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 11:00 a.m. San Francisco time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at its Principal Office in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 12:00 noon on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

(g) No Effect on Commitment. Except for the purpose and to the extent expressly stated in Section 2.12., the amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender’s Commitment.

Section 2.3. Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the Termination Date, one or more letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $50,000,000 as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”). The parties agree that the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder.

(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date initially stated on any Letter of Credit extend beyond the earlier of (i) the date that is one year from its issuance and (ii) February 11, 2011; provided that, the expiration date initially stated on a Letter of Credit may extend to February 10, 2012 if, at the time of the issuance of such Letter of Credit, the Borrower would have the right to extend the Termination Date under the terms of Section 2.13.; provided further that, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Agent. The Borrower agrees to pay to the Agent such amounts with respect to any Letter of Credit that extends beyond the Termination Date as set forth in Section 2.14. Notwithstanding the foregoing, as provided in Section 13.12., this Agreement shall not terminate until all Obligations (other than the Obligations that survive pursuant to Section 13.12.) have been paid and satisfied in full. The initial Stated Amount of each Letter of Credit shall be at least $25,000.

(c) Requests for Issuance of Letters of Credit. The Borrower shall give the Agent written notice at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of

Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) the beneficiary, (iii) whether such Letter of Credit is a commercial or standby letter of credit and (iv) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for letters of credit, and other forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such application and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article 6.2., the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which the Agent has received all of the items required to be delivered to it under this subsection. Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of (i) any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (ii) each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d) Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Commitment Percentage of such payment.

(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then the Agent shall give each Lender prompt notice thereof and of the amount of the demand for payment, specifying such Lender’s Commitment Percentage of the amount of the related demand for payment and the provisions of subsection (j) of this Section shall apply.

(f) Effect of Letters of Credit on Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g) Agent’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent’s rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Agent any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 13.11., but not in limitation of the Borrower’s unconditional obligation to reimburse the Agent for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the immediately preceding subsection (c), the Borrower shall have no obligation to indemnify the Agent or any Lender in respect of any liability incurred by the Agent or such Lender arising solely out of the gross negligence or willful misconduct of the Agent or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Agent or any Lender with respect to any Letter of Credit.

(h) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Agent and Requisite Lenders shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.6.

(i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of the Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender’s Commitment Percentage of the Agent’s liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Agent pursuant to the last sentence of Section 3.6.).

(j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing. Each Lender’s obligation to make such payments to the Agent under this subsection, and the Agent’s right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower, any other Loan Party or any Subsidiary, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(e) or (f) or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Lenders. Promptly following any change in Letters of Credit outstanding, the Agent shall deliver to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Lender from time to time, the Agent shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under the immediately preceding subsection (j).

Section 2.4. Swingline Loans.

(a) Swingline Loans. Subject to the terms and conditions hereof, including without limitation Section 2.15., the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $50,000,000, as such amount may be reduced from time to time in accordance with the terms hereof. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

(b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing delivered to the Swingline Lender no later than 9:00 a.m. San Francisco time on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing. Not later than 11:00 a.m. San Francisco time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Section 6.2. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, in an account specified by the Borrower in the Transfer Authorizer Designation Form.

(c) Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. San Francisco time on the day prior to the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and, in any event, within 7 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations contained in Section 3.5. shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 9:00 a.m. San Francisco time at least one Business Day prior to the proposed date of such borrowing. Not later than 9:00 a.m. San Francisco time on the proposed date of such borrowing, each Lender will make available to the Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender. The Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 11.1.(e) or (f), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 11.1. (e) or (f), or the termination of any Lender’s Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline

Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.5. Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans;

(ii) during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans;

(iii) during such periods as such Loan is an Absolute Rate Loan, at the Absolute Rate for such Loan, as applicable, for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2.; and

(iv) during such periods as such Loan is a LIBOR Margin Loan, at LIBOR for such Loan for the Interest Period therefor, plus (or minus) the LIBOR Margin quoted by the Lender making such Loan in accordance with Section 2.2.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.6. Number of Interest Periods.

There may be no more than 8 different Interest Periods outstanding at the same time.

Section 2.7. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date. The Borrower shall repay the entire outstanding principal amount of each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

Section 2.8. Prepayments.

(a) Optional. Subject to Section 5.4., the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Agent at least 3 Business Days prior written notice of the prepayment of any Loan.

(b) Mandatory.

(i) Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Commitments, the Borrower shall immediately upon demand pay to the Agent for the account of the Lenders, the amount of such excess.

(ii) Borrowing Base Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the Maximum Loan Availability, the Borrower shall, within 15 days of the Borrower obtaining knowledge of the occurrence of any such excess, deliver to the Agent for prompt distribution to each Lender a written plan acceptable to all of the Lenders to eliminate such excess. If such excess is not eliminated within 45 days of the Borrower obtaining knowledge of the occurrence thereof, then the entire outstanding principal balance of all Loans, together with all accrued interest thereon, and an amount equal to all Letter of Credit Liabilities for deposit into the Letter of Credit Collateral Account, shall be immediately due and payable in full.

(iii) Bid Rate Facility Overadvance. If at any time the aggregate principal amount of all outstanding Bid Rate Loans exceeds one-half of the aggregate amount of all Commitments at such time, then the Borrower shall immediately pay to the Agent for the accounts of the applicable Lenders the amount of such excess. Such payment shall be applied as provided in Section 3.2.(e).

All payments under this subsection (b) shall be applied to pay all amounts of excess principal outstanding on the applicable Loans and any applicable Reimbursement Obligations in accordance with Section 3.2., and the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations as and when due.

Section 2.9. Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 9:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by facsimile, telecopy, electronic mail or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a LIBOR Loan with an Interest Period of one month notwithstanding failure of the Borrower to comply with Section 2.10.

Section 2.10. Conversion.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 9:00 a.m. one Business Day prior to the date of any proposed Conversion into Base Rate Loans and three Business Days prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, electronic mail or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11. Notes.

The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The Bid Rate Loans made by any Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Bid Rate Note payable to the order of such Lender. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.

Section 2.12. Voluntary Reductions of the Commitment.

The Borrower may terminate or reduce the amount of the Commitments (for which purpose the amount of the Commitments shall be deemed to include the aggregate principal amount of all outstanding Bid Rate Loans and Swingline Loans and the aggregate amount of all Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $5,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Agent (“Prepayment Notice”); provided, however, the Borrower may not reduce the aggregate amount of the Commitments below $100,000,000 unless the Borrower is terminating the Commitments in full. Promptly after receipt of a Prepayment Notice the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed termination or Commitment reduction. The Commitments, once reduced pursuant to this Section, may not be increased. The Borrower shall pay all interest and fees, on the Loans accrued to the date of such reduction or termination of the Commitments to the Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 5.4. of this Agreement. Any reduction in the aggregate amount of the Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of multiple of $100,000) in the Swingline Commitment and the L/C Commitment Amount.

Section 2.13. Extension of Termination Date.

The Borrower may request that the Agent and the Lenders extend the current Termination Date by one year by executing and delivering to the Agent at least 90 days but not more than 120 days prior to the current Termination Date, a written request for such extension (an “Extension Request”). The Agent shall forward to each Lender a copy of any such request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for one year: (a) immediately prior to such extension and immediately after giving effect thereto, no Default or Event of Default shall exist and (b) the Borrower shall have paid the Fees payable under Section 3.6.(c). The Termination Date may be extended only one time pursuant to this Section.

Section 2.14. Expiration or Maturity Date of Letters of Credit Past Termination Date.

If on the date the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Agent an amount of money equal to the aggregate amount of the Stated Amounts of such Letter(s) of Credit for deposit into the Letter of Credit Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Agent to use the monies deposited in the Letter of Credit Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Letter of Credit Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 days after the expiration date of such Letter of Credit.

Section 2.15. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, (a) no Lender shall be required to make any Loan, and the Agent shall not be required to issue any Letter of Credit if, immediately after the making of such Loan or issuance of such Letter of Credit the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed either (i) the aggregate amount of the Commitments or (ii) the Maximum Loan Availability and (b) the aggregate principal amount of all outstanding Bid Rate Loans shall not exceed one-half of the aggregate amount of all Commitments at such time provided, however, that, for two thirty-day periods during any calendar year, upon the request of the Borrower, the Bid Rate Loans may equal up to 70% of the aggregate amount of the Commitments at such time.

Section 2.16. Increase in Commitments.

The Borrower shall have the right to request increases in the aggregate amount of the Commitments by providing written notice to the Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Commitments shall not exceed $750,000,000, less the amount of any voluntary reduction of the Commitments pursuant to Section 2.12. Each such increase in the Commitments must be an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof. The Agent shall promptly notify each Lender of any such request. No Lender shall be obligated in any way whatsoever to increase its Commitment. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (determined with respect to the Lenders’ relative Commitments and after giving effect to the increase of Commitments) of any outstanding Loans, by making available to the Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 5.4. as a result of the prepayment of any such Loans. No increase of the Commitments may be effected under this Section if either (x) a Default or Event of Default shall be in existence on the effective date of such increase or would occur after giving effect to such increase or (y) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party is not (or would not be) true or correct in all material respects on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder. In connection with any increase in the aggregate amount of the Commitments pursuant to this Section (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender’s Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of Commitments.

Section 2.17. Funds Transfer Disbursements.

(a) Generally. The Borrower hereby authorizes the Agent to disburse the proceeds of any Loan to any of the accounts designated in the Transfer Authorizer Designation Form. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or, (ii) made in the Borrower’s name and accepted by the Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that the Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire or funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower. The Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Agent takes these actions the Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Agent and the Borrower. The Borrower agrees to notify the Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after the Agent’s confirmation to the Borrower of such transfer.

(b) Funds Transfer. The Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to the Agent or prohibited by government authority; (iii) cause the Agent to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause the Agent to violate any applicable law or regulation.

(c) Limitation of Liability. The Agent shall not be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Agent, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Agent’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Agent or the Borrower knew or should have known the likelihood of these damages.

Section 2.18. Option to Replace Lenders.

If any Lender, other than the Agent in its capacity as such, shall:

(a) have notified Agent of a determination under Section 5.1.(a) or become subject to the provisions of Section 5.3.; or

(b) make any demand for payment or reimbursement pursuant to Section 5.1.(d) or Section 5.4.;

then, provided that (x) there does not then exist any Default or Event of Default and (y) the circumstances resulting in such demand for payment or reimbursement under Section 5.1.(d) or Section 5.4. or the applicability of Section 5.1.(a) or Section 5.3. are not applicable to the Requisite Lenders generally, the Borrower may demand that such Lender, and upon such demand such Lender shall promptly, assign its respective Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.7.(c) for a purchase price equal to the aggregate principal balance of Loans then outstanding and owing to such Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Lender and all other amounts payable hereunder, any such assignment to be completed within 30 days after the making by such Lender of such determination or demand for payment, and such Lender shall no longer be a party hereto or have any rights or obligations hereunder (other than Sections 3.11, 13.3 and 13.11) or under any of the other Loan Documents. None of the Agent, such Lender, or any other Lender shall be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Assignee.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Agent at the Principal Office, not later than 11:00 a.m. San Francisco time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.5., the Borrower shall, at the time of making each payment under this

Agreement or any other Loan Document, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Agent fails to pay such amounts to such Lender within one Business Day of receipt of such amounts, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from Lenders under Section 2.1. shall be made from the Lenders, each payment of the fees under Sections 3.6.(a) and (b) and the first sentence of Section 3.6.(d) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.12. or otherwise pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 5.1.) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Loans and the then current Interest Period for each Lender’s portion of each Revolving Loan of such Type shall be coterminous; (e) each prepayment of principal of Bid Rate Loans by the Borrower pursuant to Section 2.8.(b)(iii) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loans then owing to each such Lender; (f) the Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.4., shall be in accordance with their respective Commitment Percentages; and (g) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be pro rata in accordance with their respective Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.4.).

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 11.5., such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 11.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with the respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Minimum Amounts.

(a) Borrowings. Each borrowing of Revolving Loans hereunder shall be in an aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (except that any such borrowing of Revolving Loans may be in the aggregate amount of the Maximum Loan Availability, which Revolving Loans, if less than $1,000,000, must be Base Rate Loans).

(b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof.

Section 3.6. Fees.

(a) Closing Fee. On the Effective Date, the Borrower agrees to pay to the Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Agent or each Lender, as applicable including, without limitation all fees set forth in the Fee Letter.

(b) Facility Fees. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Agent for the account of the Lenders a facility fee equal to the daily aggregate amount of the Commitments (whether or not utilized) times a rate per annum equal to the Applicable Facility Fee. Such fee shall be payable quarterly in arrears on the fifth day of each January, April, July and October during the term of this Agreement and on the Termination Date. The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(c) Extension Fee. If, pursuant to Section 2.13., the Borrower exercises its right to extend the Termination Date, the Borrower agrees to pay to the Agent for the account of each Lender an extension fee equal to 0.15% of the amount of such Lender’s Commitment at such time. Such fee shall be paid to the Agent prior to, and as a condition to, such extension.

(d) Letter of Credit Fees. The Borrower agrees to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full, whichever is earlier. Any fees paid to the Agent prior to the Agreement Date with respect to the Existing Letters of Credit in excess of the amounts required pursuant to the terms of the Existing Credit Agreement, shall be credited to the payments of the letter of credit fees set forth in the first sentence hereof. In addition to such fees, the Borrower shall pay to the Agent solely for its own account, a fronting fee in respect of each Letter of Credit at the rate equal to one-eighth of one percent (0.125%) per annum on the daily average Stated Amount of such Letter of Credit. The fees provided for in the immediately preceding two sentences shall be nonrefundable and payable in arrears (i) quarterly on the fifth day of January, April, July and October, (ii) on the Termination Date, (iii) on the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. The Borrower shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

(e) Bid Rate Loan Fees. The Borrower agrees to pay to the Agent such fees payable in connection with the Bid Rate Loans as set forth in the Fee Letter.

(f) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing from time to time.

Section 3.7. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5.(a)(i) through (iv) and with respect to Swingline Loans, in Section 2.3.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.9. Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower absent manifest error. The Agent will account to the Borrower on changes in Letters of Credit in accordance with Section 2.3.(k). The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.10. Defaulting Lenders.

If for any reason any Lender (a “Defaulting Lender”) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of 5 Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall not be paid to such Defaulting Lender and shall be held by the Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default.

Section 3.11. Taxes.

(a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits and (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Internal Revenue Code. Each such Lender or Participant shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Lender, Participant or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender or Participant fails to deliver the above forms or other documentation, then the Agent may withhold from such payment to such Lender such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

(d) Refunds. If the Agent or any Lender shall become aware that it is entitled to a refund in respect of Taxes for which it has been indemnified by the Borrower pursuant to this Section, the Agent or such Lender shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a written request by the Borrower, apply for such refund at the Borrower’s sole cost and expense. So long as no Event of Default shall have occurred and be continuing, if the Agent or any Lender shall receive a refund in respect of any such Taxes as to which it has been indemnified by the Borrower pursuant to this Section, the Agent or such Lender shall promptly notify the Borrower of such refund and shall, within

30 days of receipt, pay such refund (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund and not previously reimbursed) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender or the Agent and without interest (other than the interest, if any, included in such refund).

ARTICLE IV. UNENCUMBERED POOL PROPERTIES

Section 4.1. Eligibility of Properties.

(a) Initial Unencumbered Pool Properties. Subject to compliance with Section 6.1., as of the date hereof, the Lenders have approved for inclusion in calculations of the Borrowing Base, the Properties identified on Schedule 4.1., as well as the Unencumbered Pool Value initially attributable to each such Property. Schedule 4.1 designates as to each such Unencumbered Pool Property, the owner of such Property (and whether such owner is a Qualified Venture) and whether such Unencumbered Pool Property is a Qualified Development Property, Newly Acquired Property, Recently Completed Property or Operating Property.

(b) Additional Unencumbered Pool Properties. If the Borrower desires that an additional Eligible Property be included as an Unencumbered Pool Property after the Effective Date, the Borrower shall deliver to the Agent an Unencumbered Pool Certificate setting forth the information required to be contained therein and assuming that such Eligible Property is included as an Unencumbered Pool Property. The Borrower shall not submit an Unencumbered Pool Certificate under this Section more than once per calendar month or during any calendar month in which an Unencumbered Pool Certificate was delivered pursuant to Section 9.4.(d). Subject to the terms and conditions of this Agreement, upon the Agent’s receipt of such certificate, such Eligible Property shall be included as an Unencumbered Pool Property. If such Eligible Property is owned (or is being acquired) by a Subsidiary of the Borrower that is not yet a party to the Guaranty and such Subsidiary has incurred, acquired or suffered to exist any Indebtedness other than Nonrecourse Indebtedness, such Eligible Property shall not become an Unencumbered Pool Property unless and until an Accession Agreement executed by such Subsidiary, all other items required to be delivered under Section 8.13. and such other items as the Agent may reasonably request have all been executed and delivered to the Agent.

Section 4.2. Release of Properties.

Any Property previously included as an Unencumbered Pool Property but which is not included in an Unencumbered Pool Certificate subsequently submitted pursuant to this Agreement shall no longer be included as an Unencumbered Pool Property (effective as of the date of receipt by the Agent of such Unencumbered Pool Certificate) so long as no Default or Event of Default shall have occurred and be continuing or would exist immediately after such Property is no longer included as an Unencumbered Pool Property.

ARTICLE V. YIELD PROTECTION, ETC.

Section 5.1. Additional Costs; Capital Adequacy.

(a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitment (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender (or on the capital of such Lender’s holding company) to a level below that which such Lender (or such Lender’s holding company) could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(b) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

(c) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay immediately to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

(d) Notification and Determination of Additional Costs. Each of the Agent and each Lender, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender to the Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 5.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a) the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

(b) the Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;

(c) any Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan reasonably determines (which determination shall be conclusive) that LIBOR will not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Margin Loan;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, (i) the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan and (ii) in the case of clause (c) above, no Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan shall be under any obligation to make such Loan.

Section 5.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Agent) and such Lender’s obligation to make or Continue, or to Convert Revolving Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

Section 5.4. Compensation.

The Borrower shall pay to the Agent for the account of each Lender, upon the request of the Agent, such amount or amounts as the Agent shall determine in its sole discretion shall be sufficient to compensate each Lender for any loss, cost or expense attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or Bid Rate Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan;

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article 6.2. to be satisfied) to borrow a LIBOR Loan or Bid Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation; or

(c) the assignment of any LIBOR Loan other than on the last day of an Interest Period therefore as a result of a request by the Borrower pursuant to Section 2.18.

Not in limitation of the foregoing, such compensation shall include, without limitation; (i) in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date and (ii) in the case of a Bid Rate Loan, the sum of such losses and expenses as the Lender or Designated Lender who made such Bid Rate Loan may reasonably incur by reason of such prepayment, including without limitation any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties. Upon the Borrower’s request the Agent shall provide the Borrower with a statement setting forth the basis for requesting compensation under this Section and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 5.5. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(b), Section 5.2., or Section 5.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(b), Section 5.2., or Section 5.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1., Section 5.2., or Section 5.3. that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b) all Revolving Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 5.6. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.11., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 5.7. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period;

provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE VI. CONDITIONS PRECEDENT

Section 6.1. Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

(a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i) counterparts of this Agreement executed by each of the parties hereto;

(ii) Revolving Notes and Bid Rate Notes executed by the Borrower, payable to all Lenders and any Designated Lender, if applicable, and complying with the terms of Section 2.11.(a); and the Swingline Note executed by the Borrower;

(iii) the Guaranty executed by the Parent and any other Person that would be required under Section 8.13. to become a party to the Guaranty as of the Effective Date;

(iv) (A) an opinion of Foley & Lardner, counsel to the Borrower, the Parent and the other Guarantors addressed to the Agent and the Lenders and (B) an opinion of Alston & Bird LLP, counsel to the Agent addressed to the Agent and the Lenders;

(v) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Person;

(vi) a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;

(vii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion, Notices of Continuation and Bid Rate Quote Requests;

(viii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) Loan Party of (A) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party, if any;

(ix) an Unencumbered Pool Certificate calculated as of the Effective Date;

(x) a Compliance Certificate calculated on a pro forma basis for the Borrower’s fiscal quarter ending December 31, 2006;

(xi) evidence satisfactory to the Agent that the Existing Credit Agreement has been paid in full and that all commitments thereunder have been terminated;

(xii) a Transfer Authorizer Designation Form effective as of the Agreement Date;

(xiii) evidence satisfactory to the Agent that the Fees, if any, then due and payable under Section 3.6., together with all other fees, expenses and reimbursement amounts due and payable to the Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Agent, have been paid; and

(xiv) such other documents and instruments as the Agent, or any Lender through the Agent, may reasonably request; and

(b) In the good faith judgment of the Agent:

(i) There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since December 31, 2005, concerning the Borrower, the Parent, any other Loan Party or any other Subsidiary that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii) The Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby (which approvals, consents and waivers shall be in full force and effect) without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which, or the failure to make, give or receive which, would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 6.2. Conditions Precedent to All Loans and Letters of Credit.

The obligations of (i) Lenders to make any Loans, and (ii) the Agent to issue Letters of Credit, are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and none of the conditions described in Section 2.15. would exist after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except (x) to the extent that such representations and warranties are already qualified as to materiality, in which case they shall be true and correct in all respects, (y) to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date except to the extent that such representations and warranties are already qualified as to materiality, in which case they shall be true and correct in all respects on and as of such earlier date) and (z) for changes in factual circumstances specifically and expressly permitted hereunder and (c) in the case of the borrowing of Revolving Loans, the Agent shall have received a timely Notice of Borrowing, or in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made or such Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article VI. have been satisfied.

Section 6.3. Conditions as Covenants.

If the Lenders permit the making of any Loans, or the Agent issues a Letter of Credit, prior to the satisfaction of all conditions precedent set forth in Sections 6.1. and 6.2., the Borrower shall nevertheless cause any such condition or conditions not waived by the Agent and the Requisite Lenders to be satisfied within 5 Business Days after the date of the making of such Loans or the issuance of such Letter of Credit. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a confirmation by such Lender to the Agent and the other Lenders that insofar as such Lender is concerned the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 6.1. and 6.2.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

Section 7.1. Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Agent, to issue Letters of Credit, and, in the case of the Lenders, to acquire participations in Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. Part I of Schedule 7.1.(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Parent (including all Subsidiaries of the Borrower) setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Person, (ii) each Person holding any Equity Interest in such Person, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Person represented by such Equity Interests. Except as disclosed in such Schedule (A) each of the Parent and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all ownership interests in such Person held directly or indirectly by the Parent.

(c) Authorization of Agreement, Notes, Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow. The Borrower and each other Loan Party has the right and power to obtain other extensions of credit hereunder, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan

Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(d) Compliance of Agreement, Etc. with Laws. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which any other Loan Party is a party or by which it or any of its respective properties may be bound and the violation of which would have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by any Loan Party other than Liens created pursuant to the terms of the Loan Documents.

(e) Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f) Title to Properties; Liens. Schedule 4.1. is, as of the Agreement Date, a complete and correct listing of all Unencumbered Pool Properties owned or leased by the Loan Parties and the other Subsidiaries, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is a Qualified Development Property, Newly Acquired Property, Recently Completed Property or Operating Property. Each of the Loan Parties and all other Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. None of the Unencumbered Pool Properties is subject to any Lien other than Permitted Liens.

(g) Existing Indebtedness; Total Liabilities. Part I of Schedule 7.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including all Guarantees) of each of the Loan Parties, the other Subsidiaries and any Non-Guarantor Entity (other than Unconsolidated Affiliates), and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. The Borrower, each Guarantor, each of the other Subsidiaries of the Parent or of the Borrower, each Non-Guarantor Entity and each Unconsolidated Affiliate have performed and are in material compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness. Part II of Schedule 7.1.(g) is, as of the Agreement Date, a complete and correct listing of all Total Liabilities of the Loan Parties, the other Subsidiaries and the Non-Guarantor Entities (other than Unconsolidated Affiliates) (excluding any Indebtedness set forth on Part I of such Schedule).

(h) Litigation. Except as set forth on Schedule 7.1.(h), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower or the Parent, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting, any Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary.

(i) Taxes. All federal, state and other tax returns of, each Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party and each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6. As of the Agreement Date, none of the United States income tax returns of, any Loan Party or any other Subsidiary is under audit. All charges, accruals and reserves on the books of the Loan Parties and each other Subsidiary in respect of any taxes or other governmental charges are in accordance with GAAP.

(j) Financial Statements. The Borrower and the Parent have furnished to each Lender copies of their respective (i) audited consolidated balance sheets for the fiscal years ended December 31, 2004 and December 31, 2005, and the related consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of KPMG LLP, and (ii) unaudited consolidated balance sheets for the fiscal quarter ended September 30, 2006, and the related consolidated statements of operations, shareholders’ equity and cash flow for the 3 fiscal quarter period ended on such date. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent, the Borrower and their consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (except, as to interim statements, the lack of footnote disclosure and normal year-end audit adjustments). Each of the financial projections delivered, or required to be delivered, by the Borrower to the Agent or any Lender, whether prior to, on or after the date hereof (a) has been, or will be, as applicable, prepared for each Unencumbered Pool Property in light of the past business and performance of such Unencumbered Pool Property and (b) represents or will represent, as of the date thereof, the reasonable good faith estimates of the Borrower’s financial performance, it being understood that projections as to future events are not viewed as facts and that the actual results may vary from such projections and such variances may be material. None of the Borrower, the Parent or any of their Consolidated Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements in accordance with GAAP.

(k) Operating Statements. Each of the operating statements pertaining to each of the Unencumbered Pool Properties delivered by the Borrower to the Agent in accordance with Section 9.4.(k) fairly presents the Net Operating Income of such Unencumbered Pool Property for the period then ended.

(l) No Material Adverse Change. Since December 31, 2005, there has been no event, change or occurrence which would reasonably be expected to have a Material Adverse Effect. Each of the Parent, the Borrower and the other Loan Parties is Solvent.

(m) ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(n) Absence of Defaults. None of the Loan Parties or the other Subsidiaries is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or any judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Environmental Laws. Each of the Loan Parties and the other Subsidiaries is in compliance with all applicable Environmental Laws and has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance in all material respects with all terms and conditions of such Governmental Approvals, where with respect to each of the foregoing the failure to obtain or to comply with could be reasonably expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, neither the Parent nor the Borrower is aware of, nor has any Loan Party or any Subsidiary received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to any Loan Party or any other Subsidiary, could reasonably be expected to unreasonably interfere with or prevent compliance or continued compliance with Environmental Laws, or could reasonably be expected to give rise to any common-law or legal liability, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent’s knowledge, threatened, against any Loan Party or any other Subsidiary relating in any way to Environmental Laws which, is reasonably expected to be determined adversely to such Loan Party or such other Subsidiary, and if so determined could be reasonably expected to have a Material Adverse Effect.

(p) Investment Company; Etc. No Loan Party, nor any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q) Margin Stock. No Loan Party nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 10.9., no Loan Party nor any other Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) with any Affiliate.

(s) Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property.

(t) Business. The Parent and its Subsidiaries and the Borrower and its Subsidiaries are engaged in the business of owning, managing and developing community and neighborhood shopping centers and other activities incidental thereto.

(u) Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to any Loan Party or any other Subsidiaries ancillary to the transactions contemplated hereby.

(v) Accuracy and Completeness of Information. All written information, reports and other papers and data (other than financial statements and projections) furnished to the Agent or any Lender by, on behalf of, or at the direction of, any Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. All financial statements furnished to the Agent or any Lender by, on behalf of, or at the direction of, any Loan Party or any other Subsidiary present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. No fact is known to any Loan Party or any other Subsidiary which has had, or may in the future reasonably be expected to have (so far as any Loan Party or such Subsidiary can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(j). To the knowledge of the Parent and the Borrower, no document furnished or written statement made to the Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or any other Subsidiary or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(w) Not Plan Assets; No Prohibited Transactions. None of the assets of any Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any Plan. The execution, delivery and performance of the Loan Documents by the Loan Parties, and the borrowing, other credit extensions and repayment of amounts thereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x) Tax Shelter Regulations. None of the Parent, the Borrower, any Loan Party or any other Subsidiary intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being “reportable transactions” (within the meaning of Treasury Regulation Section 1.6011-4). If the Parent, the Borrower, any Loan Party or any other Subsidiary determines to take any action inconsistent with such intention, the Borrower will promptly notify the Agent thereof. If the Borrower so notifies the Agent, the Borrower acknowledges that the Agent or any Lender may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Lender will maintain the lists and other records, including the identity of the applicable party to the Loans as required by such Treasury Regulation.

(y) Non-Guarantor Entities. No Non-Guarantor Entity or Unconsolidated Affiliate that has failed to become a party to the Guaranty under Section 8.13.(a) satisfies any condition contained in clause (i) of Section 8.13.(a).

Section 7.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary prior to the Agreement Date and delivered to the Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VIII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.8., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.8., the Borrower and the Parent shall comply with the following covenants:

Section 8.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.4., the Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 8.2. Compliance with Applicable Law.

The Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 8.3. Maintenance of Property.

The Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and obsolescence excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 8.4. Conduct of Business.

The Borrower and the Parent shall, and shall cause the other Loan Parties and each other Subsidiary to, carry on its respective businesses as described in Section 7.1.(s) and not enter into any line of business not otherwise engaged in by such Person as of the Agreement Date.

Section 8.5. Insurance.

The Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. Such insurance shall, in any event, include fire and extended coverage, public liability, property damage, worker’s compensation and flood insurance (if required under Applicable Law). The Borrower and the Parent shall from time to time deliver to the Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.6. Payment of Taxes and Claims.

The Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.

Section 8.7. Books and Records; Inspections.

The Borrower and the Parent will, and will cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower and the Parent will, and will cause each other Loan Party and each other Subsidiary to, permit representatives of the Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the Parent’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice. The Borrower shall be obligated to reimburse the Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.

Section 8.8. Use of Proceeds.

The Borrower will only use the proceeds of Loans only for pre-development costs, development costs, acquisitions, capital expenditures, working capital and general corporate purposes, equity investments, repayment of Indebtedness or scheduled amortization payments on Indebtedness, financing loans to Subsidiaries, Unconsolidated Affiliates and other Affiliates of the Borrower for development activities, and for no other purposes. The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 8.9. Environmental Matters.

The Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If any Loan Party or any other Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against any such Person alleging violations of any Environmental Law or requiring any such Person to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the events or matters that are the subject of such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Parent shall provide the Agent with a copy of such notice within 10 days after the receipt thereof by such Person or any of the Subsidiaries. The Loan Parties and the other Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 8.10. Further Assurances.

At the Borrower’s cost and expense and upon request of the Agent, the Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.11. REIT Status; Consolidation with the Borrower.

The Parent shall maintain its status as a REIT. The Parent shall at all times own such Equity Interest of the Borrower such that the Borrower is at all times a Consolidated Subsidiary of the Parent.

Section 8.12. Exchange Listing.

The Parent shall cause its common stock to be listed for trading on the New York Stock Exchange or the American Stock Exchange.

Section 8.13. Guarantors.

(a) Generally. The Borrower and the Parent shall cause any Subsidiary and any Unconsolidated Affiliate that is not already a Guarantor and to which any of the following conditions apply (each a “New Guarantor”) to execute and deliver to the Agent an Accession Agreement, together with the other items required to be delivered under the subsection (c) below:

(i) such Person Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of (1) the Parent; (2) the Borrower; (3) any other Subsidiary of the Parent or the Borrower; or (4) any Non-Guarantor Entity (except in the case of an Unconsolidated Affiliate Guaranteeing, or otherwise becoming obligated in respect of, any Indebtedness of another Unconsolidated Affiliate); or

(ii) such Person owns an Unencumbered Pool Property and has incurred, acquired or suffered to exist any Indebtedness other than Nonrecourse Indebtedness.

Any such Accession Agreement and the other items required under subsection (c) below must be delivered to the Agent no later than 10 days following the date on which any of the above conditions first applies to a Subsidiary.

(b) Other Guarantors. The Parent may, at its option, cause any other Person that is not already a Guarantor to become a New Guarantor by executing and delivering to the Agent an Accession Agreement, together with the other items required to be delivered under the subsection (c) below.

(c) Required Deliveries. Each Accession Agreement delivered by a New Guarantor under the immediately preceding subsections (a) or (b) shall be accompanied by all of the following items, each in form and substance satisfactory to the Agent:

(i) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such New Guarantor certified as of a recent date by the Secretary of State of the State of formation of such New Guarantor;

(ii) a Certificate of Good Standing or certificate of similar meaning with respect to such New Guarantor issued as of a recent date by the Secretary of State of the State of formation of such New Guarantor and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such New Guarantor is required to be so qualified;

(iii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such New Guarantor with respect to each of the officers of such New Guarantor authorized to execute and deliver the Loan Documents to which such New Guarantor is a party;

(iv) copies certified by the Secretary or Assistant Secretary of such New Guarantor (or other individual performing similar functions) of (1) the by-laws of such New Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (2) all corporate, partnership, member or other necessary action taken by such New Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(v) an opinion of counsel to the Borrower and such New Guarantor, addressed to the Agent and Lenders, and regarding, among other things, the authority of such New Guarantor to execute, deliver and perform the Guaranty, and such other matters as the Agent or its counsel may request; and

(vi) such other documents and instruments as the Agent may reasonably request.

(d) Release of Guarantor. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor is not the Parent; (ii) such Guarantor owns no Unencumbered Pool Property, nor any direct or indirect equity interest in any Subsidiary that does own an Unencumbered Pool Property; (iii) such Guarantor is not otherwise required to be a party to the Guaranty under this Section; and (iv) no Default or Event of Default shall then be in existence or would occur as a result of such release.

ARTICLE IX. INFORMATION

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.8., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.8., the Borrower and the Parent, as applicable, shall furnish to the Agent at its Lending Office:

Section 9.1. Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 50 days after the end of each of the first, second and third fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of such period and of the Borrower and its Consolidated Subsidiaries as of the end of such period and the related consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Consolidated Subsidiaries, and of the Borrower and its Consolidated Subsidiaries, for such period (the “Quarterly Financial Statements”), setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries and the Borrower and its Consolidated Subsidiaries, as the case may be, as at the date thereof and the results of operations for such period (except the lack of footnote disclosure and normal year-end audit adjustments).

Section 9.2. Year-End Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 100 days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries, and of the Borrower and its Consolidated Subsidiaries, as of the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Consolidated Subsidiaries, and of the Borrower and its Consolidated Subsidiaries, for such fiscal year (the “Annual Financial Statements”), setting forth in comparative form the figures as of the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Parent and its Consolidated Subsidiaries and of the Borrower and its Consolidated Subsidiaries, as the case may be, as at the date thereof and the result of operations for such period and (b) KPMG LLP or any other independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose certificate shall be unqualified and in scope and substance satisfactory to the Requisite Lenders.

Section 9.3. Compliance Certificate.

At the time the financial statements are furnished pursuant to the immediately preceding Sections 9.1. and 9.2., a certificate substantially in the form of Exhibit O (a “Compliance Certificate”) executed by the chief financial officer of the Parent (a) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 10.1.; (b) setting forth a schedule of all Contingent Obligations of the Parent, the Borrower, all Subsidiaries of the Parent or the Borrower, (c) setting forth the Credit Ratings of the Parent and the Borrower as of the date of such certificate and (d) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower or the Parent with respect to such event, condition or failure.

Section 9.4. Other Information.

(a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants including, without limitation, any management report;

(b) Within 10 days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c) Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, the Parent any Subsidiary or any other Loan Party;

(d) As soon as available and in any event within 50 days after the end of each fiscal quarters of the Borrower, an Unencumbered Pool Certificate setting forth the information to be contained therein. The Borrower shall also deliver an Unencumbered Pool Certificate as required pursuant to Sections 4.1.(b) and 4.2.

(e) As soon as available and in any event within 50 days after the end of the fourth fiscal quarter of the Borrower, the annual plan of the Parent and its Consolidated Subsidiaries which plan shall at least include capital and operating expense budgets, projections of sources and applications of funds, a projected balance sheet, profit and loss projections of the Parent and its Consolidated Subsidiaries for each quarter of the next succeeding fiscal year and a update copy of Schedule 7.1.(g), all itemized in reasonable detail and shall also set forth the pro forma calculations required (including any assumptions, where appropriate) to establish whether or not the Parent, and when appropriate its Consolidated Subsidiaries, will be in compliance with the covenants contained in Section 10.1. at the end of each fiscal quarter of the next succeeding fiscal year.

(f) If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the controller of the Parent setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(g) To the extent any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(h) A copy of any amendment to the articles of incorporation, bylaws, partnership agreement or other similar organizational documents of any Loan Party or any other Subsidiary promptly following the effectiveness thereof;

(i) Prompt notice of any change in the senior management of the Borrower or the Parent;

(j) Within five days after any executive officer of the Borrower or the Parent obtains knowledge of any Default or Event of Default, a certificate of the president or chief financial officer of the Borrower or Parent, as applicable, setting forth the details thereof and the action which the Borrower or Parent is taking or proposes to take with respect thereto;

(k) Upon request by the Agent, all financial information maintained on the Parent, the Borrower, any other Loan Party or any Subsidiary and the individual real estate projects owned by the Parent, the Borrower, any other Loan Party or any Subsidiary, including, but not limited to, property cash flow reports, property budgets, operating statements, leasing status reports (both actual occupancy and leased occupancy), contingent liability summary, note receivable summary, summary of cash and cash equivalents and overhead and capital improvement budgets;

(l) Written notice not later than public disclosure of any material Investments, material acquisitions, dispositions, disposals, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of material Indebtedness, by or with the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent;

(m) Promptly upon the request of the Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Agent;

(n) Promptly, upon any change in the Parent’s or the Borrower’s Credit Rating, a certificate stating that the Parents or the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect; and

(o) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, the Parent, any other Loan Party or any other Subsidiary as the Agent or any Lender may reasonably request.

ARTICLE X. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.8., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.8., the Borrower shall comply with the following covenants:

Section 10.1. Financial Covenants.

(a) Minimum Net Worth. The Parent shall not at any time permit its Net Worth determined on a consolidated basis to be less than an amount equal to the greater of (a)(i) 75% of the Net Worth of the Parent determined on a consolidated basis as of September 30, 2006, plus (ii) 75% of the sum of (x) the amount of proceeds (net of transaction costs) received by the Parent from the sale or issuance of shares, options, warrants or other equity securities of any class or character of the Parent after September 30, 2006, which affect the Net Worth of the Parent plus (y) any positive change in the Parent’s Net Worth occurring upon the issuance of any shares of the Parent in exchange for the limited partnership units held by the limited partners of the Borrower minus (iii) the aggregate amount paid by the Parent to purchase or redeem any equity securities of the Parent (to the extent such payments are permitted by Section 10.1.(h)) or (b) $1,000,000,000.

(b) Ratio of Total Liabilities to Gross Asset Value. The Parent shall not permit the ratio of (i) Total Liabilities of the Parent and its Consolidated Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value determined on a consolidated basis, at the end of any fiscal quarter to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Parent shall be deemed to be in compliance with this Section 10.1.(b) so long as such ratio does not exceed 0.60 to 1.00 more than three times during the term of this facility, and in each instance, the ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters.

(c) Ratio of Recourse Secured Indebtedness to Gross Asset Value. The Parent shall not at any time permit the ratio of Recourse Secured Indebtedness to Gross Asset Value to exceed 0.15 to 1.00 at any time.

(d) Ratio of EBITDA to Fixed Charges. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Consolidated Subsidiaries for the four fiscal-quarter period most recently ended to (ii) Fixed Charges for such four fiscal-quarter period to be less than 1.65 to 1.00 at the end of each fiscal quarter.

(e) Unsecured Interest Expense Coverage. The Parent shall not permit the ratio of Unencumbered NOI to Unsecured Interest Expense for any fiscal quarter to be less than 1.75 to 1.00 for such fiscal quarter.

(f) Permitted Investments. The Parent and the Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, make an Investment in or otherwise own the following items which would cause the aggregate value of Investments of the Parent, the Borrower, any other Loan Party or other Subsidiary in the following items to exceed 30% of the Parent’s Gross Asset Value:

(i) unimproved real estate;

(ii) Common stock, Preferred Stock, other capital stock, beneficial interest in trust, membership interest in limited liability companies and other Equity Interests in Persons (other than consolidated Subsidiaries and Unconsolidated Affiliates);

(iii) Mortgages in favor of the Parent, the Borrower, any other Loan Party or any Subsidiary;

(iv) Subsidiaries that are not Wholly Owned Subsidiaries; and

(v) Unconsolidated Affiliates. For purposes of this clause (v), the “value” of any such Investment in an Unconsolidated Affiliate shall be determined in the manner set forth in subsection (f) of the definition of “Gross Asset Value”.

In addition to the foregoing, the aggregate amount of the Construction Budgets for Development Properties in which the Parent either has a direct or indirect ownership interest shall not exceed 30% of the Gross Asset Value. If a Development Property is owned by an Unconsolidated Affiliate of the Parent, the Borrower, or any other Subsidiary, then the greater of (1) the product of (A) the Parent’s, the Borrower’s, or such Subsidiary’s Ownership Share in such Unconsolidated Affiliate and (B) the amount of the Construction Budget for such Development Property or (2) the recourse obligations of the Parent, the Borrower or such Subsidiary relating to the Indebtedness of such Unconsolidated Affiliate, shall be used in calculating such investment limitation.

(g) Aggregate Occupancy Rates. The Borrower shall not permit the weighted average aggregate Occupancy Rate of all Operating Properties that are Unencumbered Pool Properties to be less than 90% at any time.

(h) Dividends and Other Restricted Payments. If a Default or an Event of Default under Section 11.1.(a) shall exist none of the Borrower, the Parent or any Subsidiary (other than Wholly Owned Subsidiaries) shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments. If any other Event of Default exists, none of the Borrower, the Parent or any Subsidiary (other than Wholly Owned Subsidiaries) shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments except that the Parent may make cash distributions to its shareholders in the minimum amount necessary to maintain compliance with Section 8.11.

Section 10.2. Negative Pledge.

Neither the Borrower nor the Parent shall, nor shall they permit any other Loan Party or Subsidiary to, (a) create, assume, incur, permit or suffer to exist any Lien on any Unencumbered Pool Property or any direct or indirect ownership interest of the Borrower or the Parent in any Person owning any Unencumbered Pool Property, now owned or hereafter acquired, except for Permitted Liens or (b) permit any Unencumbered Pool Property or any direct or indirect ownership interest of the Borrower or the Parent in any Person owning an Unencumbered Pool Property, to become subject to a Negative Pledge.

Section 10.3. Restrictions on Intercompany Transfers.

Neither the Borrower nor the Parent shall, nor shall they permit any other Loan Party or any other Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower, the Parent or any other Subsidiary; (ii) pay any Indebtedness owed to the Borrower, the Parent or any other Subsidiary; (iii) make loans or advances to the Borrower, the Parent or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower, the Parent or any other Subsidiary; provided, however, that this Section does not prohibit encumbrances or restrictions contained in Secured Indebtedness of a Subsidiary that neither is a Loan Party nor owns an Unencumbered Pool Property.

Section 10.4. Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower and the Parent shall not, and shall not permit any other Loan Party or other Subsidiary to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; provided, however, that:

(a) any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower or the Parent) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any such Loan Party may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (i) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger; (ii) if the surviving entity is a Subsidiary and is required under Section 8.13. to become a Guarantor, within 5 Business Days of consummation of such merger (x) the survivor entity (if not already a Guarantor) shall have executed and delivered to the Agent an Accession Agreement, the other items required to be delivered under such Section, copies of all documents entered into by such Loan Party or the surviving entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, copies of any filings with the Securities and Exchange Commission in connection with such merger; and (y) such Loan Party and the surviving entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Agent may reasonably request;

(b) the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c) a Person may merge with and into the Parent or the Borrower so long as (i) the Parent or the Borrower, as the case may be, is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, (iii) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower) and (iv) the Borrower shall have delivered to the Agent such data, certificates, reports, statements, opinions of counsel, documents or further information as the Agent or any Lender may reasonably request; and

(d) the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may sell, transfer or dispose of assets among themselves.

Section 10.5. Acquisitions.

The Borrower and the Parent shall not, and shall not permit any Subsidiary of the Parent to, make any Acquisition in which the consideration paid (whether by way of payment of cash, issuance of capital stock, assumption of Indebtedness, or otherwise) by the Borrower, the Parent, or such Subsidiary, as applicable, equals or exceeds 35% of the sum of (a) total consolidated assets of the Parent plus (b) consolidated accumulated depreciation of the Parent unless (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Parent shall have given the Agent and the Lenders at least 5 days prior written notice of such Acquisition and (iii) the Parent shall have delivered to the Agent and the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the Borrower’s and Parent’s continued compliance with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Article 10.1., after giving effect to such Acquisition.

Section 10.6. Plans.

Neither the Borrower nor the Parent shall, nor shall they permit any Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 10.7. Fiscal Year.

Neither the Borrower nor the Parent shall, nor shall they permit any Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 10.8. Modifications of Organizational Documents.

Neither the Borrower nor the Parent shall, nor shall they permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its articles of incorporation or by-laws without the prior written consent of the Agent and the Requisite Lenders unless such amendment, supplement, restatement or other modification is could not reasonably be expected to have a Material Adverse Effect.

Section 10.9. Indebtedness.

The Borrower and the Parent will not, and will not permit any other Loan Party or any other Subsidiary of the Parent to, incur, assume or suffer to exist any Indebtedness other than:

(a) Indebtedness under this Agreement;

(b) Indebtedness set forth in Schedule 7.1.(g);

(c) Indebtedness represented by declared but unpaid dividends; and

(d) other Indebtedness so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the incurrence of such Indebtedness would not cause the occurrence of a Default or Event of Default, including without limitation, a Default or Event of Default resulting from a violation of Section 10.1.

Section 10.10. Transactions with Affiliates.

Neither the Borrower nor the Parent shall permit to exist or enter into, nor will they permit any Loan Party or other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Loan Party, except (a) as set forth on Schedule 7.1.(q) or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, the Parent, such Loan Party or any of the Subsidiaries and upon fair and reasonable terms which are no less favorable to the Borrower, the Parent, such Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the forgoing, no payments may be made with respect to any items set forth on such Schedule upon the occurrence and during the continuation of a Default or Event of Default pursuant to Section 11.1.(a).

Section 10.11. Derivatives Contracts.

The Borrower and the Parent shall not, and shall not permit any Subsidiary of the Parent to, create, incur or suffer to exist any obligations in respect of Derivatives Contracts other than

(a) Derivatives Contracts existing on the date hereof and described in Schedule 10.11.; (b) interest rate cap agreements and (c) interest rate Derivatives Contracts (excluding interest rate cap agreements) entered into from time to time after the date hereof with counterparties that are nationally recognized, investment grade financial institutions in an aggregate notional amount not to exceed the aggregate amount of the Commitments at any time outstanding; provided that, no Derivatives Contract otherwise permitted hereunder may be speculative in nature.

ARTICLE XI. DEFAULT

Section 11.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment. (i) The Borrower shall fail to pay (A) the principal amount of any Loan or any Reimbursement Obligation when due or (B) any interest on any Loan or other Obligation, or any fees or other Obligations, owing by it, solely in the case of this clause (B), within 5 Business Days of the due date therefor or (ii) any other Loan Party shall fail to pay within 5 Business Days of when due any other payment obligation owing by such Loan Party under any Loan Document to which it is a party.

(b) Default in Performance.

(i) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 9.4.(j), 10.2., 10.4. or 10.9.; or

(ii) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 calendar days after the earlier of (x) the date upon which any Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.

(c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.

(d) Indebtedness Cross-Default.

(i) Any Loan Party shall fail to pay when due and payable the principal of, or interest (x) on any Indebtedness (other than the Loans or Nonrecourse Indebtedness) or any Contingent Obligations, which Indebtedness or Contingent Obligations have an aggregate outstanding principal amount of $25,000,000 or more or (y) on any Nonrecourse Indebtedness, which Indebtedness has an aggregate outstanding principal amount of $50,000,000 or more ((x) and (y) together, “Material Indebtedness”); or

(ii) (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof;

(iii) Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any Material Indebtedness or require any Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

(iv) There occurs under any Derivatives Contract in effect between any Loan Party and any Lender (or Affiliate of a Lender) an Early Termination Date (or similar term as defined in such Derivatives Contract) resulting from (A) any event of default under such Derivatives Contract as to which any Loan Party is the Defaulting Party (or similar term as defined in such Derivatives Contract) or (B) any Termination Event (or similar term as so defined) under such Derivatives Contract as to which any Loan Party is an Affected Party (or similar term as defined in such Derivatives Contract).

(e) Voluntary Bankruptcy Proceeding. The Parent, the Borrower, any Guarantor, any other Loan Party or any other Affiliates shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Parent, the Borrower, any Guarantor, any other Loan Party or any other Affiliates in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g) Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document.

(h) Judgment. A judgment or order for the payment of money shall be entered against the Borrower, the Parent, any other Loan Party or any Subsidiary, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against such Persons, $25,000,000 or (B) such judgment or order could reasonably be expected to have a Material Adverse Effect.

(i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, the Parent, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days.

(j) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000.

(k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(l) Change of Control/Change in Management.

(i) (A) Any Person (or two or more Persons acting in concert) (other than the Stein Parties) shall acquire “beneficial ownership” within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, of the capital stock or securities of the Parent representing 20% or more of the aggregate voting power of all classes of capital stock and securities of the Parent entitled to vote for the election of directors or (B) during any twelve-month period (commencing both before and after the Agreement Date), individuals who at the beginning of such period were directors of the Parent shall cease for any reason (other than death or mental or physical disability) to constitute a majority of the board of directors of the Parent;

(ii) the general partner of the Borrower shall cease to be the Parent; or

(iii) any two of Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson shall cease for any reason (including death or disability) to occupy the positions of Chairman, President, Chief Executive Officer or Chief Financial Officer (or other more senior office) of the Parent, or shall otherwise cease to be principally involved in the senior management of the Parent on a full-time basis, and such individuals shall not have been replaced within 120 days following the date on which such condition first existed with other individuals reasonably acceptable to the Requisite Lenders (which must include the Lender then acting as Agent).

(m) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any Property, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower, the Parent, any other Loan Party or the Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

Section 11.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default and (C) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and (2) the Commitments and the Swingline Commitment, the obligation of the Lenders to make Loans hereunder, and the obligation of the Agent to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall exist, the Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (2) terminate the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder. If the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (x) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Notes at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (y) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans.

(b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, the other Loan Parties and the Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower, the other Loan Parties and the Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 11.3. Remedies Upon Default.

Upon the occurrence of a Default specified in Sections 11.1.(e) or 11.1.(f), the Commitments shall immediately and automatically terminate.

Section 11.4. Marshaling; Payments Set Aside.

Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agent and/or any Lender, or the Agent and/or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.5. Allocation of Proceeds.

If an Event of Default exists and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due to the Agent and the Lenders in respect of Fees and expenses due under Section 13.3.;

(b) payments of interest on Swingline Loans;

(c) payments of interest on all other Loans, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

(d) payment of principal on Swingline Loans;

(e) payments of principal of all other Loans, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

(f) amounts to be deposited into the Letter of Credit Collateral Account in respect of Letters of Credit;

(g) amounts due to the Agent and the Lenders pursuant to Sections 12.6. and 13.11.;

(h) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 11.6. Letter of Credit Collateral Account.

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Agent, for the benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account established pursuant to the requirements of

Section 2.14. and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.14.

(b) Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Agent in such cash equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent, provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c) If an Event of Default exists, the Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Letter of Credit Collateral Account and apply or cause to be applied such proceeds and any other balances in the Letter of Credit Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

(d) So long as no Default or Event of Default exists, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Letter of Credit Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances, if any, remaining in the Letter of Credit Collateral Account.

(e) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 11.7. Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 11.8. Performance by Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 11.9. Rights Cumulative.

The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XII. THE AGENT

Section 12.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Agent”, “agent” and similar terms in the Loan

Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent shall deliver to each Lender, promptly upon receipt thereof by the Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Agent pursuant to Article IX. that the Borrower is not otherwise required to deliver directly to the Lenders. The Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 12.2. Wells Fargo as Lender.

Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 12.3. Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a reasonable written explanation of the reasons behind such objection) within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 12.4. Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default”. Further, if the Agent receives such a “notice of default,” the Agent shall give prompt notice thereof to the Lenders.

Section 12.5. Agent’s Reliance

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 12.6. Indemnification of Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender severally agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for such ratable share as determined at the time such payment is sought of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Agent) actually incurred by the Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.7. Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the Parent, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Parent, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower, the Parent, or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, the Parent, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, the Parent, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

Section 12.8. Successor Agent.

The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents for gross negligence or wilfull misconduct by all Lenders (other than the

Lender then acting as Agent) upon 30 day’s prior notice. Upon any such resignation or removal, the Requisite Lenders (which in the case of the removal of the Agent as provided in the immediately preceding sentence, shall be determined without regard to the Commitment of the Lender then acting as Agent) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Agent’s giving of notice of resignation or the Lenders’ removal of the current Agent, then the current Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 12.9. Titled Agents.

Each of the Documentation Agents, the Syndication Agent, the Managing Agent and the Sole Lead Arranger (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XIII. MISCELLANEOUS

Section 13.1. Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

Regency Centers Corporation

One Independent Drive, Suite 114

Jacksonville, Florida 32202-5019

Attention: Chief Financial Officer

Telecopier: (904) 354-1832

Telephone: (904) 598-7608

If to the Agent or a Lender:

To such Lender’s address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Assumption Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. and any notice of a change of address for notices shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

Section 13.2. Electronic Document Delivery.

Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender (or the Issuing Bank) pursuant to Article II. and (B) the Lender has not notified the Agent or Borrower that it cannot or does not want to receive electronic communications. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Agent or Borrower posts such documents or the documents become available on a commercial website and the Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by 9.3. to the Agent and shall deliver paper copies of any documents to the Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender. Except for the certificates required by 9.3., the Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

Section 13.3. Expenses.

The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Agent and any Lender incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 13.4. Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

Section 13.5. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any Affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such obligations shall be contingent or unmatured.

Section 13.6. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

(b) EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING

OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 13.7. Successors and Assigns.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of is rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b) Participations. Any Lender may at any time grant to an Affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant” ) participating interests in its Commitment or the Obligations owing to such Lender. Except as otherwise provided in Section 13.5., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Assignments. Any Lender may with the prior written consent of the Agent and the Borrower (which consent in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Event of Default shall exist or (y) in the case of an assignment to another Lender or an Affiliate of another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds

Notes having an aggregate outstanding principal balance, of at least $10,000,000, and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $4,500. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, the Parent or any of their respective Affiliates or Subsidiaries. Notwithstanding anything set forth in this Agreement to the contrary, an assignment by a Lender to a Person who is not an Eligible Assignee shall require the written consent of the Borrower and the Requisite Lenders.

(d) Designated Lenders. Any Lender (each, a “Designating Lender”) may at any time while the Borrower or the Parent, as the case may be, has been assigned an Investment Grade Rating from either S&P or Moody’s designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection (d) and the provisions in the immediately preceding subsections (b) and (c) shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.2. after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 12.6. and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the Agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as Agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Termination Date. In connection with any such designation the Designating Lender shall pay to the Agent an administrative fee for processing such designation in the amount of $2,000.

(e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligations thereunder.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning the Borrower, any Subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

Section 13.8. Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b) Certain Requisite Lender Consents. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by the Requisite Lenders (which must include the Lender then acting as Agent) or the Agent at the written direction of such Requisite Lenders, do any of the following:

(i) amend Section 10.1. or waive any Default or Event of Default occurring under Section 11.1. resulting from a violation of such Sections; or

(ii) modify the definitions of the terms “Borrowing Base”, “Maximum Loan Availability”, “Total Liabilities”, “Gross Asset Value”, “Unencumbered Pool Value”, “Unencumbered NOI” or “Indebtedness” (or the definitions used in such definition or the percentages or rates used in the calculation thereof).

(c) Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of all of the Lenders), do any of the following:

(i) increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 13.7.) or subject the Lenders to any additional obligations except for any increases contemplated under Section 2.16.;

(ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii) reduce the amount of any Fees payable to the Lenders hereunder;

(iv) postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations;

(v) change the Commitment Percentages (excluding any change as a result of an assignment of Commitments permitted under Section 13.7. or an increase of Commitments effected pursuant to Section 2.16.;);

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii) release any Guarantor from its obligations under the Guaranty except as contemplated under Section 8.13.(d);

(ix) waive a Default or Event of Default under Section 11.1.(a);

(x) amend, or waive the Borrower’s compliance with, Section 2.15.; or

(xi) amend Section 3.2.

(d) Amendment of Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.4. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 13.9. Nonliability of Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 13.10. Confidentiality.

Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective Affiliates (provided any such Affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate.

Section 13.11. Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders and their respective directors, officers, shareholders, agents, employees, counsel and Affiliates (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.11. or 5.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party (except to the extent it results from such Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment) in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower, the Parent and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower, the Parent and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; or (ix) any violation or non-compliance by the Borrower, the Parent, any Loan Party or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower, the Parent, any other Loan Party or any Subsidiary (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

(b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower, the Parent or any

Subsidiary, any shareholder of the Borrower, the Parent or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower, the Parent or any Subsidiary or by any Governmental Authority.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower, the Parent and/or any Subsidiary.

(d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

(f) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g) The Borrower’s obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 13.12. Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.11., 5.1., 5.4., 12.6., 13.3. and 13.11. and

any other provision of this Agreement and the other Loan Documents, the provisions of Section 13.6., and the statement regarding recalculation of interest and fees set forth in the definition of Applicable Margin shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 13.13. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.14. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.15. Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 13.16. Obligations with Respect to Loan Parties.

The obligations of the Borrower and the Parent to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower or the Parent may have that the Borrower or the Parent does not control such Loan Parties.

Section 13.17. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 13.18. Limitation of Liability.

Neither the Agent nor any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 13.19. Entire Agreement.

This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 13.20. No Waivers.

No failure or delay by the Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 13.21. Construction.

The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.

Section 13.22. USA Patriot Act Notice; Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall provide to such Lender, the Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

Section 13.23. No Novation.

THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

REGENCY CENTERS, L.P.

By:	Regency Centers Corporation, its sole general partner

By:	/s/ John F. Euart, Jr.
Name:	John F. Euart, Jr.
Title:	Managing Director

PARENT:

REGENCY CENTERS CORPORATION

By:	/s/ John F. Euart, Jr.
Name:	John F. Euart, Jr.
Title:	Managing Director

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Edwin S. Poole, III
Name:	Edwin S. Poole, III
Title:	Vice President

Commitment Amount:

$

Lending Office (all Types of Loans) and Address for Notices:

Wells Fargo Bank, National Association
Suite 1200 2859 Paces Ferry Road Atlanta, Georgia 30339
Attn: W. Grant Pierson
Telecopier:	770-435-2262
Telephone:	770-319-7492

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Michael O’Keefe
Name:	Michael O’Keefe
Title:	Vice President

Commitment Amount:

$52,000,000

Lending Office (all Types of Loans) and Address for Notices:

JPMorgan Chase Bank, N.A.
131 South Dearborn, Floor 05 Chicago, IL 60603
Attn: Michael O’Keefe
Telecopier:	312-325-3122
Telephone:	312-325-3161

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Wayne Robertson
Name:	Wayne Robertson
Title:	Senior Vice President

Commitment Amount:

$52,000,000

Lending Office (all Types of Loans) and Address for Notices:

PNC Bank, National Association
One PNC Plaza 249 Fifth Avenue Mailstop: P1-POPP-19-2 Pittsburgh, PA 15222
Attn: Wayne Robertson
Telecopier:	412-762-6500
Telephone:	412-762-8452

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

SUNTRUST BANK

By:	/s/ Nancy B. Richards
Name:	Nancy B. Richards
Title:	Senior Vice President

Commitment Amount:

$52,000,000

Lending Office (all Types of Loans) and Address for Notices:

SunTrust Bank
8330 Boone Boulevard Vienna, VA 22182
Attn: Nancy B. Richards
Telecopier:	703-442-1570
Telephone:	703-442-1557

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Amit Khimji
Name:	Amit Khimji
Title:	Vice President

Commitment Amount:

$52,000,000

Lending Office (all Types of Loans) and Address for Notices:

Wachovia Bank, National Association
171 17th Street NW, 100 Bldg. Atlanta, GA 30363
Attn: Cathy Casey
Telecopier:	404-214-5493
Telephone:	404-214-6335

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

REGIONS BANK

By:	/s/ Lori Hatcher
Name:	Lori Hatcher
Title:	Assistant Vice President

Commitment Amount:

$40,000,000

Lending Office (all Types of Loans) and Address for Notices:

Regions Bank
1900 5th Avenue North Regions Center 15 Birmingham, AL 35203
Attn: Alan Brown
Telecopier:	205-326-4075
Telephone:	205-581-7267

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

COMERICA BANK

By:	/s/ Adam Sheets
Name:	Adam Sheets
Title:	Account Officer

Commitment Amount:

$26,000,000

Lending Office (all Types of Loans) and Address for Notices:

Comerica Bank
500 Woodward MC 3256 Detroit, MI 48226
Attn: Leslie A. Vorel
Telecopier:	313-222-9295
Telephone:	313-222-9290

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

EUROHYPO AG, NEW YORK BRANCH

By:	/s/ Michael A. Seton
Name:	Michael A. Seton
Title:	Managing Director

By:	/s/ Stephen Cox
Name:	Stephen Cox
Title:	Director

Commitment Amount:

$23,000,000

Lending Office (all Types of Loans) and Address for Notices:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor New York, New York 10036
Attn: Head of Portfolio Operations
Telecopier:	866-267-7680
Telephone:	212-479-5700

With a copy to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor New York, New York 10036
Attn: Head of Legal Department

Telecopier:	866-267-7680

Telephone:	212-479-5700

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LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Jeff Assenmacher
Name:	Jeff Assenmacher
Title:	Vice President

Commitment Amount:

$23,000,000

Lending Office (all Types of Loans) and Address for Notices:

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1260 Chicago, IL 60603
Attn: Jeff Assenmacher
Telecopier:	312-992-4851
Telephone:	312-992-1324

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[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Noel Purcell
Name:	Noel Purcell
Title:	Senior Vice President

Commitment Amount:

$23,000,000

Lending Office (all Types of Loans) and Address for Notices:

Mizuho Corporate Bank, Ltd.
1251 Avenue of the Americas New York, NY 10020
Attn: John Davies	John Davies
Telecopier:	212-282-4488
Telephone:	212-282-3327

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THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Barry Heraty
Name:	Barry Heraty
Title:	Authorized Signatory

By:	/s/ Paul Kelly
Name:	Paul Kelly
Title:	Authorized Signatory

Commitment Amount:

$23,000,000

Lending Office (all Types of Loans) and Address for Notices:

The Governor and Company of the Bank of Ireland
Lower Baggot Street Dublin 2 Ireland
Attn: Noelle McGrath/Ciaran Doyle
Telecopier:	+353 1 604 4798
Telephone:	+353 1 604 4709/4707

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ James T. Taylor
Name:	James T. Taylor
Title:	Vice President

Commitment Amount:

$22,000,000

Lending Office (all Types of Loans) and Address for Notices:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas New York, NY 10020
Attn: John Feeney
Telecopier:	212-782-6442
Telephone:	212-782-5557

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U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ J.R. Miller
Name:	J.R. Miller
Title:	Vice President

Commitment Amount:

$22,000,000

Lending Office (all Types of Loans) and Address for Notices:

U.S. Bank, National Association
50 South 16th Street, Suite 1960 Philadelphia, PA 19102
Attn: Christine Creighton
Telecopier:	215-523-6138
Telephone:	215-523-6137

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CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By:	/s/ Carol Sun
Name:	Carol Sun
Title:	VP and AGM

Commitment Amount:

$21,000,000

Lending Office (all Types of Loans) and Address for Notices:

Chang Hwa Commercial Bank, Ltd., New York Branch
685 Third Avenue, 29th Floor New York, NY 10017
Attn: Danielle Tsai
Telecopier:	212-651-9785
Telephone:	212-651-9770 ext. 29

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ROYAL BANK OF CANADA

By:	/s/ Dan LePage
Name:	Dan LePage
Title:	Attorney-in-Fact

Commitment Amount:

$21,000,000

Lending Office (all Types of Loans) and Address for Notices:

Royal Bank of Canada
One Liberty Plaza, 4th Floor 165 Broadway New York, NY 10006-1404
Attn: Dan LePage
Telecopier:	212-428-6459
Telephone:	212-428-6605

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SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David A. Buck
Name:	David A. Buck
Title:	Senior Vice President

Commitment Amount:

$21,000,000

Lending Office (all Types of Loans) and Address for Notices:

Sumitomo Mitsui Banking Corporation
277 Park Avenue, 5th Floor New York, NY 10172
Attn: Charles Sullivan
Telecopier:	212-224-4887
Telephone:	212-224-4178

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CHEVY CHASE BANK, F.S.B.

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Vice President

Commitment Amount:

$19,000,000

Lending Office (all Types of Loans) and Address for Notices:

Chevy Chase Bank, F.S.B.
7501 Wisconsin Avenue, 12th Floor Bethesda, MD 20814-6519
Attn: Frederick H. Denecke
Telecopier:	240-497-7714
Telephone:	240-497-7735

[Signatures Continued on Next Page]

[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

PEOPLE’S BANK

By:	/s/ Maurice E. Fry
Name:	Maurice Fry
Title:	Vice President

Commitment Amount:

$19,000,000

Lending Office (all Types of Loans) and Address for Notices:

People’s Bank
850 Main St., RC 461 Bridgeport, CT 06604
Attn: Maurice Fry
Telecopier:	203-338-7800
Telephone:	203-338-7375

[Signatures Continued on Next Page]

[Signature Page to Second Amended and Restated Credit Agreement with Regency Centers, L.P.]

FIRST HORIZON BANK, A DIVISION OF FIRST TENNESSEE BANK, NA

By:	/s/ Blake G. Bowers
Name:	Blake G. Bowers
Title:	Vice President

Commitment Amount:

$14,000,000

Lending Office (all Types of Loans) and Address for Notices:

First Horizon Bank, a division of First Tennessee Bank, NA
1650 Tysons Blvd., Suite 1150 McLean, VA 22102
Attn: Kenneth W. Rub
Telecopier:	703-394-1834
Telephone:	703-394-2520

Bid Rate Loans Outstanding

Schedule 1.1 (A)

Expiration Date: February 12, 2007

US Bank	20,000,000.00
Wells Fargo	16,842,105.26
JP Morgan	42,105,263.16
Wachovia	21,052,631.58

100,000,000.00

Existing Letters of Credit

Schedule 1.1(B)

(Please see attached)

REGENCY CENTERS CORPORATION

Letters of Credit Issued Under Wells Fargo Bank

Line of Credit Agreement

Threshold Amount

$25 Million

OUTSTANDING AS OF 12/31/06

Project Name	Beneficiary Holder of Letter of Credit	Current Outstanding Amount	Expiration Date	Renewal Options	Status Comments
Gateway	Wells Fargo/GMAC/Midland	$130,000.00	10/12/2007	auto renewal	10/12/006 - Celia Paulk authorized renewal for an additional year to expire 10/12/2007. 10/11/05 Celia Paulk confirmed with lender the LC should be renewed and authorized Wells Fargo to do so. The LC was renewed and fees were wired to Wells Fargo for $9

Independence	Township of Independence	$100,000.00	9/15/2007	auto renewal	9/15/2006 - Renewal LC for one additional year. 9/1/06 Amendment issued to reduce LC amount to $100,000 based upon approval dated 8/24/06 received letter from Township authorizing reduction in LC from $250,000 to $100,000 in exchange for an additionally

				MUST GIVE 20 DAY NOTICE OF PLANS TO RENEW

Silver Spring Square	Target Corporation	$1,814,824.57	9/1/2007	9/28/2007	9/28/2006 - Issuance Date

				MUST GIVE 20 DAY NOTICE OF PLANS TO RENEW

Woodlands West Village	Target Corporation	$7,996,819.60	9/1/2007	9/25/2007	9/25/2006 - Issuance Date

State Street Crossing	Wal-Mart/Commonwealth Title	$1,329,500.00	7/21/2007	auto renewal for one year only then expires 7/21/2008	7/21/2006 - Issuance Date

Augusta Center	City of Portage	$1,308,448.00	7/11/2007	auto renewal	7/11/2006 - Issuance Date LC may be reduced upon receipt of authorization from the City of Portage if and when Regency meets expectations in accordance with our Agreement.

Deer Grove-Macquire	Village of Palatine	$100,000.00	2/4/2007	auto renewal	7/21/2006 - renewed for 6 months which was negotiated by Terah Devereaux and the City due to items that were still not completed. Jim Blair- 8/2/05 LC had to be renewed because City is behind in issuing certificates of occupancy due to sweltering heart -

REGENCY CENTERS CORPORATION

Letters of Credit Issued Under Wells Fargo Bank

Line of Credit Agreement

Threshold Amount

$25 Million

OUTSTANDING AS OF 12/31/06

Project Name	Beneficiary Holder of Letter of Credit	Current Outstanding Amount	Expiration Date	Renewal Options	Status Comments
Gateway	Wells Fargo/GMAC/Midland	$130,000.00	10/12/2007	auto renewal	10/12/006 - Celia Paulk authorized renewal for an additional year to expire 10/12/2007. 10/11/05 Celia Paulk confirmed with lender the LC should be renewed and authorized Wells Fargo to do so. The LC was renewed and fees were wired to Wells Fargo for $9

Independence	Township of Independence	$100,000.00	9/15/2007	auto renewal	9/15/2006 - Renewal LC for one additional year. 9/1/06 Amendment issued to reduce LC amount to $100,000 based upon approval dated 8/24/06 received letter from Township authorizing reduction in LC from $250,000 to $100,000 in exchange for an additionally

Alameda	City of Alameda	$250,000.00	12/18/2006	EXPIRED	12/18/2006 City of Alameda cancelled LC since Regency met all obligations and returned the original LC to Wells Fargo’s Trade Services in San Francisco which included a letter confirming Regency was released from the agreement. 12/18/05-Amended/reduced LC amount from $1,750,000 to $250,000 and renewed for one year or until 12/18/06. 11/1/05 Scott Kyman confirmed he wants LC amount to be amended and reduced to $250,000 prior to its expiration, and then renewal new amount for one

LETTERS OF CREDIT
OUTSTANDING UNDER
WELLS FARGO LINE	$12,529,592.17

Schedule 1.1(C)

Guarantors

Regency Centers Corporation

Regency Centers, L.P.

Initial Unencumbered Pool Properties

Schedule 4.1 (a) and Schedule 7.1 (f) Combined

December 31, 2006

	Pool Type	Pool Designation	GLA	Quarterly Pool NOI	Annualized Pool NOI	Ops-Prop-100% Qual-JV-Ops Capped NOI Pool Value	Dev-Prop-100% Qual-JV-Dev Costs Incurred Book Value	Percent Leased	Direct Owership Legal Entity	Next Tier Owner
Airport Crossing	Qual-JV-Dev	Qualified Development	11,921	$0	$0	$0	$0	0.0%	RB Airport Crossing, LLC	RRG
Alameda Bridgeside Shopping Center	Dev-Prop-100%	Qualified Development	105,118	$0	$0	$0	$31,460,729	81.0%	Alameda Bridgeside Shopping Center, LLC	RCLP
Amherst Street Village Center	Ops-Prop-100%	Operating Property	33,481	$140,838	$563,353	$7,269,075	$0	91.6%	Amherst Street Shopping Center, LLC	RCLP
Anthem Highland Shopping Center	Dev-Prop-100%	Qualified Development	119,313	$0	$0	$0	$19,265,977	87.4%	Regency Magi, LLC	RCLP
Applegate Ranch Shopping Center	Dev-Prop-100%	Qualified Development	179,450	$0	$0	$0	$6,734,547	0.0%	Applegate Ranch, LLC	RRG
Ashburn Farm Market Center	Ops-Prop-100%	Operating Property	91,905	$450,262	$1,801,048	$23,239,324	$0	100.0%	Regency Realty Group Inc.	RCLP
Atascocita Center	Ops-Prop-100%	Operating Property	97,240	$209,740	$838,961	$10,825,305	$0	83.5%	Regency Centers, LP	NA
Augusta Center	Qual-JV-Dev	Qualified Development	14,537	$0	$0	$0	$5,533,335	20.5%	RB Augusta, LLC	RRG
Bear Creek Phase II	Dev-Prop-100%	Qualified Development	23,001	$0	$0	$0	$1,989,105	80.3%	Bear Creek Village Center II, LLC	RRG
Beckett Commons	Ops-Prop-100%	Operating Property	121,498	$282,977	$1,131,910	$14,605,284	$0	100.0%	Regency Centers, LP	NA
Beneva Village Shops	Ops-Prop-100%	Operating Property	141,532	$378,672	$1,514,689	$19,544,370	$0	100.0%	Regency Centers, LP	NA
Bethany Park Place	Ops-Prop-100%	Operating Property	74,066	$189,499	$757,997	$9,780,608	$0	98.1%	Regency Centers, LP	NA
Bloomingdale	Ops-Prop-100%	Operating Property	267,736	$585,442	$2,341,768	$30,216,363	$0	100.0%	Regency Centers, LP	NA
Blossom Valley	Ops-Prop-100%	Operating Property	93,316	$536,067	$2,144,268	$27,667,977	$0	100.0%	Regency Centers, LP	NA
Boulevard Center	Ops-Prop-100%	Operating Property	88,512	$418,452	$1,673,807	$21,597,510	$0	96.3%	Regency Centers, LP	NA
Boynton Lakes Plaza	Ops-Prop-100%	Operating Property	124,924	$314,506	$1,258,025	$16,232,586	$0	99.4%	Regency Centers, LP	NA
Briarcliff La Vista	Ops-Prop-100%	Operating Property	39,203	$141,342	$565,367	$7,295,054	$0	100.0%	Regency Centers, LP	NA
Briarcliff Village	Ops-Prop-100%	Operating Property	187,156	$693,442	$2,773,770	$35,790,579	$0	89.6%	Regency Centers, LP	NA
Buckhead Court	Ops-Prop-100%	Operating Property	58,130	$176,024	$704,095	$9,085,091	$0	81.6%	Regency Centers, LP	NA
Buckley Square	Ops-Prop-100%	Operating Property	116,146	$213,869	$855,476	$11,038,404	$0	96.1%	Regency Centers, LP	NA
Cambridge Square Shopping Ctr	Ops-Prop-100%	Operating Property	71,474	$203,929	$815,717	$10,525,382	$0	97.0%	Regency Centers, LP	NA
Carmel Commons	Ops-Prop-100%	Operating Property	132,651	$465,054	$1,860,218	$24,002,807	$0	96.0%	Regency Centers, LP	NA
Carriage Gate	Ops-Prop-100%	Operating Property	76,783	$213,539	$854,158	$11,021,391	$0	100.0%	Regency Centers, LP	NA
Chapel Hill	Dev-Prop-100%	Qualified Development	55,400	$0	$0	$0	$6,372,970	6.0%	Regency Realty Group Inc.	RCLP
Cherry Grove	Ops-Prop-100%	Operating Property	195,497	$375,248	$1,500,994	$19,367,659	$0	90.0%	Regency Centers, LP	NA
Cheshire Station	Ops-Prop-100%	Operating Property	97,156	$410,160	$1,640,641	$21,169,567	$0	100.0%	Regency Realty Group Inc. (nominee)	RCLP
Clayton Valley	Dev-Prop-100%	Qualified Development	275,785	$0	$0	$0	$42,484,356	62.4%	Clayton Valley Shopping Center, LLC	RCLP
Clovis Commons	Qual-JV-Ops	Operating Property	182,185	$778,119	$3,112,477	$40,160,993	$0	76.7%	Regency Cahan-Clovis, LLC	RCLP
Cochran’s Crossing	Ops-Prop-100%	Operating Property	138,192	$491,423	$1,965,694	$25,363,790	$0	97.4%	Regency Centers, LP	NA
Cooper Street	Ops-Prop-100%	Operating Property	133,196	$278,313	$1,113,252	$14,364,545	$0	87.5%	Regency Centers, LP	NA
Corvallis Market Center	Dev-Prop-100%	Qualified Development	82,250	$0	$0	$0	$0	21.3%	Cofrvallis Market Center, LLC	RCLP
Costa Verde	Ops-Prop-100%	Operating Property	178,623	$1,242,336	$4,969,343	$64,120,557	$0	100.0%	Regency Centers, LP	NA
Courtyard Shopping Center	Ops-Prop-100%	Operating Property	137,256	$97,623	$390,492	$5,038,601	$0	100.0%	Regency Centers, LP	NA
Cromwell Square	Ops-Prop-100%	Operating Property	70,283	$193,180	$772,721	$9,970,594	$0	91.5%	Regency Centers, LP	NA
Culpeper Colonnade	Dev-Prop-100%	Qualified Development	97,366	$0	$0	$0	$15,926,481	42.3%	Culpeper Regency, LLC	RRG
Delk Spectrum	Ops-Prop-100%	Operating Property	100,539	$356,517	$1,426,068	$18,400,878	$0	93.4%	Regency Centers, LP	NA
Diablo Plaza	Ops-Prop-100%	Operating Property	63,265	$483,328	$1,933,311	$24,945,950	$0	100.0%	Regency Centers, LP	NA
Dickson Tn	Ops-Prop-100%	Operating Property	10,908	$53,364	$213,458	$2,754,296	$0	100.0%	Dixon, LLC	RRG
Dunwoody Hall	Ops-Prop-100%	Operating Property	89,351	$316,715	$1,266,859	$16,346,562	$0	100.0%	Regency Centers, LP	NA
Dunwoody Village	Ops-Prop-100%	Operating Property	120,598	$404,635	$1,618,541	$20,884,396	$0	93.7%	Regency Centers, LP	NA
East Pointe	Ops-Prop-100%	Operating Property	86,503	$224,480	$897,922	$11,586,085	$0	100.0%	Regency Centers, LP	NA
East Port Plaza	Ops-Prop-100%	Operating Property	235,842	$218,500	$874,000	$11,277,424	$0	61.8%	Regency Centers, LP	NA
East Towne Shopping Center	Ops-Prop-100%	Operating Property	69,841	$244,097	$976,387	$12,598,542	$0	100.0%	East Towne Center, LLC	RCLP
El Camino	Ops-Prop-100%	Operating Property	135,728	$692,412	$2,769,648	$35,737,395	$0	100.0%	Regency Centers, LP	NA
El Norte Pkwy Plaza	Ops-Prop-100%	Operating Property	90,679	$324,273	$1,297,092	$16,736,673	$0	98.3%	Regency Centers, LP	NA
Encina Grande	Ops-Prop-100%	Operating Property	102,499	$503,260	$2,013,042	$25,974,733	$0	99.1%	Regency Centers, LP	NA
Falcon Marketplace	Dev-Prop-100%	Qualified Development	22,920	$0	$0	$0	$2,665,323	12.2%	Regency Realty Group Inc.	RCLP
Falcon Ridge Town Center Phase II	Dev-Prop-100%	Qualified Development	66,864	$0	$0	$0	$9,769,338	100.0%	Regency Realty Group Inc.	RCLP
Fenton Marketplace	Ops-Prop-100%	Operating Property	97,224	$338,499	$1,353,995	$17,470,899	$0	92.9%	Regency Realty Group Inc. (nominee)	RCLP
First Street Village	Dev-Prop-100%	Qualified Development	91,860	$0	$0	$0	$7,748,825	42.7%	Regency Realty Group Inc.	RCLP
Folsom Prairie City Crossing	Ops-Prop-100%	Operating Property	90,237	$443,292	$1,773,168	$22,879,582	$0	100.0%	Regency Realty Group Inc. (nominee)	RCLP
Fort Bend Center	Ops-Prop-100%	Operating Property	30,164	$69,307	$277,227	$3,577,128	$0	79.0%	Regency Realty Group Inc.	RCLP
Fort Collins Center	Ops-Prop-100%	Operating Property	99,359	$188,696	$754,784	$9,739,147	$0	0.0%	Fort Collins Center, LLC	RRG
Fortuna	Ops-Prop-100%	Operating Property	90,131	$278,032	$1,112,126	$14,350,017	$0	100.0%	Fortuna Regency, LLC	RCLP
Frankfort Crossing Shpg Ctr	Ops-Prop-100%	Operating Property	114,534	$329,390	$1,317,561	$17,000,789	$0	92.8%	Regency Centers, LP	NA

Regency Centers, L.P.

Initial Unencumbered Pool Properties

Schedule 4.1 (a) and Schedule 7.1 (f) Combined

December 31, 2006

	Pool Type	Pool Designation	GLA	Quarterly Pool NOI	Annualized Pool NOI	Ops-Prop-100% Qual-JV-Ops Capped NOI Pool Value	Dev-Prop-100% Qual-JV-Dev Costs Incurred Book Value	Percent Leased	Direct Owership Legal Entity	Next Tier Owner
French Valley	Ops-Prop-100%	Operating Property	99,020	$790,961	$3,163,844	$40,823,788	$0	98.5%	Regency Centers, LP	NA
Garner	Ops-Prop-100%	Operating Property	221,776	$628,496	$2,513,986	$32,438,526	$0	98.3%	Regency Centers, LP	NA
Gelson’s Westlake Market Plaza	Ops-Prop-100%	Operating Property	84,975	$370,049	$1,480,196	$19,099,301	$0	97.6%	Regency Centers, LP	NA
Glenwood Village	Ops-Prop-100%	Operating Property	42,864	$113,362	$453,448	$5,850,947	$0	90.5%	Regency Centers, LP	NA
Golden Hills Promenade	Qual-JV-Dev	Qualified Development	291,732	$0	$0	$0	$10,292,933	58.0%	Regency Afton Willow-Paso Robels, LLC	RRG
Grande Oak	Ops-Prop-100%	Operating Property	78,784	$248,305	$993,219	$12,815,723	$0	98.2%	Regency Realty Group Inc. (nominee)	RCLP
Greenwood Springs	Dev-Prop-100%	Qualified Development	28,028	$0	$0	$0	$5,563,358	35.0%	Regency Realty Group Inc. (nominee)	RCLP
Hancock	Ops-Prop-100%	Operating Property	410,438	$1,200,132	$4,800,529	$61,942,305	$0	97.9%	Regency Centers, LP	NA
Harding Place	Ops-Prop-100%	Operating Property	4,849	$827	$3,308	$42,687	$0	62.3%	Harding Place, LLC	RRG
Harpeth Village Fieldstone	Ops-Prop-100%	Operating Property	70,091	$205,428	$821,713	$10,602,754	$0	100.0%	Regency Centers, LP	NA
Hasley Canyon Village	Ops-Prop-100%	Operating Property	65,801	$385,451	$1,541,802	$19,894,223	$0	100.0%	Hasley Canyon Village, LLC	RCLP
Heritage Plaza	Ops-Prop-100%	Operating Property	231,582	$1,351,088	$5,404,350	$69,733,552	$0	99.9%	Regency Centers, LP	NA
Hershey	Ops-Prop-100%	Operating Property	6,000	$25,406	$101,625	$1,311,290	$0	100.0%	Regency Realty Group Inc.	RCLP
Hibernia Plaza	Dev-Prop-100%	Qualified Development	59,103	$0	$0	$0	$6,102,884	66.3%	Hibernia North, LLC	RRG
Hickory Creek Plaza	Dev-Prop-100%	Qualified Development	27,786	$0	$0	$0	$0	0.0%	Hickory Creek Plaza, LLC	RRG
Highland Village	Qual-JV-Dev	Qualified Development	355,906	$0	$0	$0	$38,648,379	52.8%	Shops at Highland Village Development, Ltd.	RRG
Hillcrest Village	Ops-Prop-100%	Operating Property	14,530	$90,633	$362,530	$4,677,809	$0	79.6%	Regency Centers, LP	NA
Hinsdale	Ops-Prop-100%	Operating Property	178,975	$602,205	$2,408,821	$31,081,558	$0	99.4%	Regency Centers, LP	NA
Hollymead Town Center	Ops-Prop-100%	Operating Property	153,742	$716,630	$2,866,520	$36,987,353	$0	96.3%	Hollymead Town Center, LLC	RCLP
Hyde Park	Ops-Prop-100%	Operating Property	397,893	$1,086,103	$4,344,410	$56,056,907	$0	94.6%	Regency Centers, LP	NA
Independence Square	Ops-Prop-100%	Operating Property	89,083	$236,876	$947,505	$12,225,871	$0	96.7%	Regency Realty Group Inc. (nominee)	RCLP
Indio-Jackson	Dev-Prop-100%	Qualified Development	295,194	$0	$0	$0	$30,325,557	1.7%	Indio Jackson, LLC	RRG
Inglewood Plaza	Ops-Prop-100%	Operating Property	17,253	$108,306	$433,223	$5,589,980	$0	100.0%	Regency Centers, LP	NA
John’s Creek Shopping Center	Ops-Prop-100%	Operating Property	89,921	$346,643	$1,386,571	$17,891,242	$0	96.9%	Regency Realty Group Inc. (nominee)	RCLP
Keller Town Center	Ops-Prop-100%	Operating Property	114,937	$384,481	$1,537,926	$19,844,205	$0	96.3%	Regency Centers, LP (nominee)	NA
Kingsdale Shopping Center	Ops-Prop-100%	Operating Property	266,878	$245,049	$980,195	$12,647,680	$0	45.6%	Regency Centers, LP	NA
Kleinwood Center II	Ops-Prop-100%	Operating Property	45,001	$46,276	$185,105	$2,388,448	$0	100.0%	Regency Realty Group Inc.	RCLP
Kulpsville Village Center	Dev-Prop-100%	Qualified Development	14,820	$0	$0	$0	$0	100.0%	Kulpsville Village Center, LP	RRG
Lebanon Center	Dev-Prop-100%	Qualified Development	63,802	$0	$0	$0	$3,742,135	71.5%	Regency Realty Group Inc.	RCLP
Lebanon/Legacy Center	Ops-Prop-100%	Operating Property	56,674	$219,421	$877,685	$11,324,962	$0	100.0%	Regency Realty Group Inc. (nominee)	RCLP
Lee Airport	Qual-JV-Dev	Qualified Development	129,940	$0	$0	$0	$2,756,401	67.0%	Lee Regency, LLC	RRG
Leetsdale Marketplace	Ops-Prop-100%	Operating Property	119,916	$298,188	$1,192,751	$15,390,337	$0	87.8%	Regency Centers, LP	NA
Littleton Square	Ops-Prop-100%	Operating Property	94,257	$277,210	$1,108,840	$14,307,611	$0	97.9%	Regency Centers, LP	NA
Lloyd King Center	Ops-Prop-100%	Operating Property	83,326	$213,015	$852,062	$10,994,346	$0	100.0%	Regency Centers, LP	NA
Loehmanns Plaza California	Ops-Prop-100%	Operating Property	113,310	$501,600	$2,006,400	$25,889,033	$0	96.5%	Regency Centers, LP	NA
Loehmanns Plaza Georgia	Ops-Prop-100%	Operating Property	137,601	$434,590	$1,738,362	$22,430,472	$0	83.8%	Regency Centers, LP	NA
Loveland Shopping Center	Dev-Prop-100%	Qualified Development	93,142	$0	$0	$0	$6,103,265	44.7%	Loveland Shopping Center, LLC	RRG
Market at Preston Forest	Ops-Prop-100%	Operating Property	91,624	$350,665	$1,402,661	$18,098,854	$0	96.9%	Regency Centers, LP	NA
Market at Round Rock	Ops-Prop-100%	Operating Property	123,046	$287,848	$1,151,394	$14,856,693	$0	93.2%	Regency Centers, LP	NA
Marketplace St Pete	Ops-Prop-100%	Operating Property	90,296	$258,070	$1,032,279	$13,319,730	$0	97.0%	Regency Centers, LP	NA
Marketplace at Briargate	Dev-Prop-100%	Qualified Development	29,075	$0	$0	$0	$5,101,327	13.3%	The Marketplace at Briargate, LLC	RCLP
Martin Downs Village Center	Ops-Prop-100%	Operating Property	121,946	$363,402	$1,453,607	$18,756,222	$0	95.8%	Regency Centers, LP	NA
Martin Downs Village Shoppes	Ops-Prop-100%	Operating Property	48,907	$185,478	$741,912	$9,573,061	$0	93.9%	Regency Centers, LP	NA
Maxtown Road (Northgate)	Ops-Prop-100%	Operating Property	85,100	$199,424	$797,697	$10,292,860	$0	96.7%	Regency Centers, LP	NA
Merrimack Shopping Center	Dev-Prop-100%	Qualified Development	91,692	$0	$0	$0	$12,726,246	68.7%	Merrimack Shopping Center, LLC	RCLP
Middle Creek Commons	Dev-Prop-100%	Qualified Development	74,098	$0	$0	$0	$2,981,394	66.8%	Middle Creek Commons, LLC	RRG
Millhopper	Ops-Prop-100%	Operating Property	84,065	$240,087	$960,347	$12,391,573	$0	100.0%	Regency Centers, LP	NA
Mockingbird Common	Ops-Prop-100%	Operating Property	120,321	$353,923	$1,415,694	$18,267,019	$0	94.3%	Regency Centers, LP	NA
Monument Jackson Creek	Ops-Prop-100%	Operating Property	85,263	$201,561	$806,242	$10,403,124	$0	100.0%	Regency Centers, LP	NA
Morningside Plaza	Ops-Prop-100%	Operating Property	91,336	$438,399	$1,753,595	$22,627,037	$0	98.2%	Regency Centers, LP	NA
Nashboro	Ops-Prop-100%	Operating Property	86,811	$195,208	$780,834	$10,075,276	$0	100.0%	Regency Centers, LP	NA
Newberry Square	Ops-Prop-100%	Operating Property	180,524	$319,300	$1,277,199	$16,479,989	$0	95.8%	Regency Centers, LP	NA
Newland Center	Ops-Prop-100%	Operating Property	149,174	$631,225	$2,524,899	$32,579,339	$0	100.0%	Regency Centers, LP	NA
Northlake Village I & II	Ops-Prop-100%	Operating Property	141,685	$391,019	$1,564,078	$20,181,647	$0	94.7%	Regency Centers, LP	NA
Oakbrook Plaza	Ops-Prop-100%	Operating Property	83,279	$305,712	$1,222,849	$15,778,696	$0	100.0%	Regency Centers, LP	NA

Regency Centers, L.P.

Initial Unencumbered Pool Properties

Schedule 4.1 (a) and Schedule 7.1 (f) Combined

December 31, 2006

	Pool Type	Pool Designation	GLA	Quarterly Pool NOI	Annualized Pool NOI	Ops-Prop-100% Qual-JV-Ops Capped NOI Pool Value	Dev-Prop-100% Qual-JV-Dev Costs Incurred Book Value	Percent Leased	Direct Owership Legal Entity	Next Tier Owner
Oakleaf Plaza	Dev-Prop-100%	Qualified Development	73,719	$0	$0	$0	$9,281,802	61.9%	Regency Realty Group Inc.	RCLP
Old St Augustine Plaza	Ops-Prop-100%	Operating Property	232,459	$408,797	$1,635,189	$21,099,210	$0	100.0%	Regency Centers, LP	NA
Orangeburg	Dev-Prop-100%	Qualified Development	14,820	$0	$0	$0	$1,807,283	100.0%	Summerville-Orangeburg, LLC	RRG
Orchard Market Center	Ops-Prop-100%	Operating Property	51,959	$140,984	$563,934	$7,276,574	$0	100.0%	Regency Realty Group Inc.	RCLP
Orchards Phase II	Dev-Prop-100%	Qualified Development	120,058	$0	$0	$0	$15,808,341	61.2%	Regency Realty Group Inc.	RCLP
Paces Ferry Plaza	Ops-Prop-100%	Operating Property	61,696	$407,439	$1,629,757	$21,029,129	$0	93.5%	Regency Centers, LP	NA
Park Place Shopping Center	Ops-Prop-100%	Operating Property	106,833	$126,961	$507,844	$6,552,820	$0	53.8%	Regency Centers, LP	NA
Pelham Commons	Ops-Prop-100%	Operating Property	76,541	$194,744	$778,976	$10,051,302	$0	93.7%	Regency Realty Group Inc. (nominee)	RCLP
Pike Creek	Ops-Prop-100%	Operating Property	229,510	$643,957	$2,575,829	$33,236,505	$0	98.7%	Regency Centers, LP	NA
Pima Crossing	Ops-Prop-100%	Operating Property	239,438	$918,362	$3,673,447	$47,399,313	$0	100.0%	Regency Centers, LP	NA
Pine Lake Village	Ops-Prop-100%	Operating Property	102,953	$429,759	$1,719,035	$22,181,097	$0	100.0%	Regency Centers, LP	NA
Pine Tree Plaza	Ops-Prop-100%	Operating Property	63,387	$195,104	$780,414	$10,069,864	$0	100.0%	Regency Centers, LP	NA
Plaza Hermosa	Ops-Prop-100%	Operating Property	94,940	$451,898	$1,807,591	$23,323,759	$0	100.0%	Regency Centers, LP	NA
Powell Street Plaza	Ops-Prop-100%	Operating Property	165,928	$1,006,471	$4,025,885	$51,946,905	$0	100.0%	Regency Centers, LP	NA
Powers Ferry Square	Ops-Prop-100%	Operating Property	95,704	$561,391	$2,245,566	$28,975,044	$0	99.3%	Regency Centers, LP	NA
Preston Park	Ops-Prop-100%	Operating Property	273,396	$1,177,671	$4,710,684	$60,783,019	$0	78.1%	Regency Centers, LP	NA
Prestonbrook	Ops-Prop-100%	Operating Property	91,537	$249,910	$999,640	$12,898,585	$0	95.4%	Regency Centers, LP	NA
Prestonwood Park	Ops-Prop-100%	Operating Property	101,167	$303,677	$1,214,709	$15,673,666	$0	65.3%	Regency Centers, LP	NA
Red Bank Village	Dev-Prop-100%	Qualified Development	233,084	$0	$0	$0	$13,092,905	87.4%	Regency Realty Group Inc.	RCLP
Regency Commons	Dev-Prop-100%	Qualified Development	30,770	$0	$0	$0	$7,342,699	62.9%	Regency Blue Ash, LLC	RCLP
Regency Court	Ops-Prop-100%	Operating Property	218,649	$428,326	$1,713,303	$22,107,138	$0	97.1%	Regency Centers, LP	NA
Regency Square Brandon	Ops-Prop-100%	Operating Property	349,848	$1,140,274	$4,561,095	$58,852,842	$0	97.8%	Regency Centers, LP	NA
Rio Vista Town Center	Qual-JV-Dev	Qualified Development	88,760	$0	$0	$0	$6,028,941	54.3%	Cathedral City Rio Vista Town Centre, LLC	RCLP
Rivermont Station	Ops-Prop-100%	Operating Property	90,267	$327,831	$1,311,325	$16,920,326	$0	95.9%	Regency Centers, LP	NA
Rockwall Town Center	Dev-Prop-100%	Qualified Development	46,409	$0	$0	$0	$8,912,770	63.2%	Regency Centers, LP	NA
Rona Plaza	Ops-Prop-100%	Operating Property	51,754	$170,469	$681,876	$8,798,401	$0	94.4%	Regency Centers, LP	NA
Sammamish Highland	Ops-Prop-100%	Operating Property	101,289	$494,005	$1,976,021	$25,497,041	$0	92.6%	Regency Centers, LP	NA
San Leandro	Ops-Prop-100%	Operating Property	50,432	$337,359	$1,349,436	$17,412,073	$0	100.0%	Regency Centers, LP	NA
Santa Ana Downtown	Ops-Prop-100%	Operating Property	100,306	$434,607	$1,738,428	$22,431,332	$0	97.8%	Regency Centers, LP	NA
Santa Maria Commons	Ops-Prop-100%	Operating Property	113,514	$31,024	$124,097	$1,601,257	$0	85.3%	Regency Realty Group Inc.	RCLP
Sequoia Station	Ops-Prop-100%	Operating Property	103,148	$764,802	$3,059,208	$39,473,650	$0	100.0%	Regency Centers, LP	NA
Sherwood Crossroads	Ops-Prop-100%	Operating Property	87,966	$195,352	$781,407	$10,082,671	$0	100.0%	Regency Realty Group Inc. (nominee)	RCLP
Sherwood Market Center	Ops-Prop-100%	Operating Property	124,257	$489,959	$1,959,836	$25,288,210	$0	100.0%	Regency Centers, LP	NA
Shiloh Springs	Ops-Prop-100%	Operating Property	110,040	$344,765	$1,379,059	$17,794,307	$0	96.1%	T&H Shiloh Development Company	RCLP
Shops at County Center	Qual-JV-Dev	Qualified Development	109,589	$0	$0	$0	$18,603,114	68.4%	Hoadly Regency, LLC	RCLP
Shops at John’s Creek	Dev-Prop-100%	Qualified Development	15,490	$0	$0	$0	$3,711,762	89.5%	Regency Realty Group Inc. (nominee)	RCLP
Shops at Saugus	Qual-JV-Dev	Qualified Development	101,117	$0	$0	$0	$10,749,925	20.7%	Shops at Saugus, LLC	RCLP
Shops of Santa Barbara Phase II	Dev-Prop-100%	Qualified Development	69,354	$0	$0	$0	$0	93.7%	RC CA Santa Barbara, LLC	RCLP
Signal Hill	Ops-Prop-100%	Operating Property	95,172	$439,855	$1,759,419	$22,702,175	$0	96.2%	Signal Hill Two, LLC	RCLP
Signature Plaza	Ops-Prop-100%	Operating Property	32,415	$145,621	$582,485	$7,515,932	$0	79.4%	Signature Plaza, LLC	RCLP
Silver Spring Square	Qual-JV-Dev	Qualified Development	347,435	$0	$0	$0	$45,155,858	66.9%	Silver Spring Square II, LP	RRG
Soquel Canyon Crossings	Dev-Prop-100%	Qualified Development	38,926	$0	$0	$0	$5,317,765	90.0%	Regency Realty Group Inc.	RCLP
South Shore	Dev-Prop-100%	Qualified Development	27,922	$0	$0	$0	$5,766,154	34.0%	Regency Realty Group Inc.	RCLP
Southcenter	Ops-Prop-100%	Operating Property	58,282	$453,562	$1,814,247	$23,409,645	$0	100.0%	Regency Centers, LP	NA
Southpoint Crossing	Ops-Prop-100%	Operating Property	103,128	$377,818	$1,511,272	$19,500,279	$0	98.6%	Regency Centers, LP	NA
Spring West Center	Dev-Prop-100%	Qualified Development	144,060	$0	$0	$0	$16,542,944	79.7%	Regency I-45/Spring Cypress Retail, LP	RCLP
Starke	Ops-Prop-100%	Operating Property	12,739	$44,005	$176,020	$2,271,229	$0	100.0%	Regency Realty Group Inc.	RCLP
State Street Crossing	Dev-Prop-100%	Qualified Development	21,004	$0	$0	$0	$3,676,945	0.0%	State Street Crossing, LLC	RRG
Statler Square Phase I	Ops-Prop-100%	Operating Property	133,660	$238,636	$954,545	$12,316,713	$0	91.4%	Regency Centers, LP	NA
Strawflower Village	Ops-Prop-100%	Operating Property	78,827	$359,882	$1,439,530	$18,574,581	$0	100.0%	Regency Centers, LP	NA
Stroh Ranch	Ops-Prop-100%	Operating Property	93,436	$250,643	$1,002,573	$12,936,427	$0	100.0%	Regency Centers, LP	NA
Sunnyside 205	Ops-Prop-100%	Operating Property	52,710	$265,240	$1,060,960	$13,689,803	$0	100.0%	Regency Centers, LP	NA
Tanasbourne Market	Dev-Prop-100%	Qualified Development	71,000	$0	$0	$0	$2,343,144	88.0%	Regency Realty Group Inc.	RCLP
Tassajara Crossing	Ops-Prop-100%	Operating Property	146,188	$698,635	$2,794,538	$36,058,559	$0	100.0%	Regency Centers, LP	NA
Thomas Lake	Ops-Prop-100%	Operating Property	103,872	$393,569	$1,574,274	$20,313,214	$0	100.0%	Regency Centers, LP	NA

Regency Centers, L.P.

Initial Unencumbered Pool Properties

Schedule 4.1 (a) and Schedule 7.1 (f) Combined

December 31, 2006

	Pool Type	Pool Designation	GLA	Quarterly Pool NOI	Annualized Pool NOI	Ops-Prop-100% Qual-JV-Ops Capped NOI Pool Value	Dev-Prop-100% Qual-JV-Dev Costs Incurred Book Value	Percent Leased	Direct Owership Legal Entity	Next Tier Owner
Town Center at Martin Downs	Ops-Prop-100%	Operating Property	64,546	$177,817	$711,268	$9,177,655	$0	100.0%	Regency Centers, LP	NA
Town Square	Ops-Prop-100%	Operating Property	44,380	$272,344	$1,089,377	$14,056,478	$0	100.0%	Regency Centers, LP	NA
Trophy Club	Ops-Prop-100%	Operating Property	106,507	$254,685	$1,018,738	$13,145,012	$0	83.4%	Regency Centers, LP	NA
Twin Peaks	Ops-Prop-100%	Operating Property	198,139	$787,904	$3,151,614	$40,665,991	$0	100.0%	Regency Centers, LP	NA
Valencia Crossroads	Ops-Prop-100%	Operating Property	167,857	$949,480	$3,797,919	$49,005,401	$0	100.0%	Regency Centers, LP	NA
Valley Ranch Centre	Ops-Prop-100%	Operating Property	117,187	$277,737	$1,110,948	$14,334,811	$0	89.0%	Regency Centers, LP	NA
Ventura Village	Ops-Prop-100%	Operating Property	76,070	$269,742	$1,078,968	$13,922,173	$0	97.9%	Regency Centers, LP	NA
Village Center 6	Ops-Prop-100%	Operating Property	181,110	$502,011	$2,008,045	$25,910,259	$0	96.5%	Regency Centers, LP	NA
Vine at Castaic	Qual-JV-Dev	Qualified Development	30,268	$0	$0	$0	$5,805,732	44.5%	Castaic Vine, LLC	RRG
Vista Village IV	Dev-Prop-100%	Qualified Development	11,000	$0	$0	$0	$3,869,500	54.5%	Regency Realty Group Inc.	RCLP
Vista Village Phase I	Ops-Prop-100%	Operating Property	129,009	$886,766	$3,547,064	$45,768,574	$0	100.0%	Vista Village, LLC	RCLP
Vista Village Phase II	Ops-Prop-100%	Operating Property	55,000	$0	$0	$0	$0	100.0%	Vista Village, LLC	RCLP
Wadsworth Crossing	Qual-JV-Dev	Qualified Development	111,264	$0	$0	$0	$15,872,116	55.6%	Regency Centers, LP	NA
Walker Center	Ops-Prop-100%	Operating Property	89,610	$340,190	$1,360,760	$17,558,191	$0	100.0%	Regency Centers, LP	NA
Waterford Towne Center	Ops-Prop-100%	Operating Property	96,101	$291,480	$1,165,921	$15,044,136	$0	92.9%	Regency Centers, LP	NA
Welleby	Ops-Prop-100%	Operating Property	109,949	$322,965	$1,291,862	$16,669,182	$0	95.7%	Regency Centers, LP	NA
Wellington Town Square	Ops-Prop-100%	Operating Property	107,325	$427,524	$1,710,097	$22,065,769	$0	98.8%	Regency Centers, LP	NA
West Park Plaza	Ops-Prop-100%	Operating Property	88,103	$287,919	$1,151,675	$14,860,323	$0	98.3%	Regency Centers, LP	NA
West Village	Dev-Prop-100%	Qualified Development	168,182	$0	$0	$0	$26,264,627	13.1%	1488-2978 SC, LP	RRG
Westbrook Commons	Ops-Prop-100%	Operating Property	121,502	$315,267	$1,261,067	$16,271,838	$0	85.7%	Regency Centers, LP	NA
Westchester Plaza	Ops-Prop-100%	Operating Property	88,182	$206,634	$826,538	$10,665,003	$0	98.4%	Regency Centers, LP	NA
Westlake Village Plaza and Center	Ops-Prop-100%	Operating Property	190,519	$1,037,342	$4,149,369	$53,540,239	$0	100.0%	Regency Centers, LP	NA
Westridge	Ops-Prop-100%	Operating Property	94,410	$575,582	$2,302,326	$29,707,436	$0	100.0%	Regency Centers, LP	NA
White Oak - Dover, DE	Ops-Prop-100%	Operating Property	10,908	$87,301	$349,205	$4,505,871	$0	100.0%	Regency Realty Group Inc.	RCLP
Willa Springs Shopping Center	Ops-Prop-100%	Operating Property	89,930	$318,279	$1,273,116	$16,427,302	$0	98.9%	Regency Centers, LP	NA
Windmiller Plaza Phase I	Ops-Prop-100%	Operating Property	141,110	$286,452	$1,145,810	$14,784,644	$0	100.0%	Regency Centers, LP	NA
Woodcroft Shopping Center	Ops-Prop-100%	Operating Property	89,833	$236,722	$946,889	$12,217,927	$0	100.0%	Regency Centers, LP	NA
Woodmen Plaza	Ops-Prop-100%	Operating Property	116,233	$381,559	$1,526,235	$19,693,360	$0	95.0%	Regency Centers, LP	NA
Woodside Central	Ops-Prop-100%	Operating Property	80,591	$395,822	$1,583,288	$20,429,528	$0	100.0%	Regency Centers, LP	NA

Pool Total						$2,927,989,642	$500,249,194

Revised February 20, 2007

Schedule 7.1(b), Part I

REGENCY CENTERS CORPORATION

Subsidiaries and Equity Ownership Thereof

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Regency Centers Texas, LLC	Florida	Regency Centers Corporation	Member	100%
Regency Centers, L.P.	Delaware	Regency Centers Corporation Regency Centers Texas, LLC Outside Investors	General Partner Limited Partner Limited Partners	1.0% 96.3% 2.7%
Columbia Cameron Village SPE, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	30% 70%
Columbia Cameron Village, LLC	Delaware	Columbia Cameron Village SPE, LLC	Member	100%
Columbia Regency Retail Partners, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	20% 80%
Columbia Retail Baker Hill, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Deer Grove, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Deer Grove Center, LLC	Delaware	Columbia Retail Deer Grove, LLC	Member	100%
Columbia Retail Dulles, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Geneva Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

JACK_583412.2

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Columbia Retail Shorewood Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Special Member (GLP), LLC	Delaware	Columbia Perfco, L.P. Regency Centers, L.P.	Member	80% 20%
Columbia Retail Stearns Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Texas 3, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Sweetwater Plaza, LP	Delaware	Columbia Retail Texas 3, LLC Columbia Regency Retail Partners, LLC	General Partner Limited Partner	1% 99%
Columbia Retail Washington 1, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Cascade Plaza, LLC	Delaware	Columbia Retail Washington 1, LLC	Member	100%
Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	20% 80%
Columbia Lorton Station Marketplace, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Plantation Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Plantation Plaza, LLC	Delaware	Columbia Plantation Plaza Member, LLC	Member	100%
Columbia Shorewood Crossing Phase 2 Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Shorewood Crossing Phase 2, LLC	Delaware	Columbia Shorewood Crossing Phase 2 Member, LLC	Member	100%
Columbia Speedway Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

JACK_583412.2

2

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Columbia Speedway Plaza, LLC	Delaware	Columbia Speedway Plaza Member, LLC	Member	100%
Columbia Sutton Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Macquarie CountryWide-Regency, LLC	Delaware	Regency Centers, L.P. Macquarie CountryWide (US) Corporation	Member Member	25% 75%
MCW-RC AL-Southgate, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CA-Bear Creek Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CA-Campus, LLC (fka MCW-RC California, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CA-Garden Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CO-Cheyenne, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CO-Greeley Holding, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CO-Greeley, LLC	Delaware	MCW-RC CO-Greeley Holding, LLC	Member	100%
MCW-RC FL-Anastasia, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Highlands, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-King’s, LLC (fka MCW-RC Florida, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%

JACK_583412.2

3

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC FL-Lynn Haven, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Merchant’s Crossing Member, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL- Merchant’s Crossing, LLC	Delaware	MCW-RC FL-Merchant’s Crossing Member, LLC	Member	100%
MCW-RC FL-Ocala, LLC (fka MCW-RC Florida 2, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Palm Harbour, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Peachland Promenade, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL Pebblebrooke, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Shoppes at 104, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Bethesda Walk, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Brookwood Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Buckhead Crossing Member, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Buckhead Crossing, LLC	Delaware	MCW-RC GA-Buckhead Crossing Member, LLC	Member	100%
MCW-RC GA-Cobb Center, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Coweta Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%

JACK_583412.2

4

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC GA-Howell Mill Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Killian Hill, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Lindbergh Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Orchard, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Northlake Promenade, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Peachtree Parkway Plaza, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Powers Ferry Kroger, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Rose Creek, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Roswell Holding, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Roswell Crossing, LLC	Delaware	MCW-RC GA-Roswell Holding, LLC	Member	100%
MCW-RC GA-Thomas Crossroads, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Trowbridge Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Woodstock Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC IL-Heritage Plaza, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%

JACK_583412.2

5

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC IL-Heritage Plaza Phase II, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC KY-Franklin, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC KY-Silverlake, LLC (fka MCW-RC Kentucky, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NC-Bent Tree, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NC-Greystone Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NV-Centennial Crossroads Phase I Member, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NV-Centennial Crossroads Phase I, LLC	Delaware	MCW-RC NV-Centennial Crossroads Phase I Member, LLC	Member	100%
MCW-RC NV-Centennial Crossroads Phase II Member, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NV-Centennial Crossroads Phase II, LLC	Delaware	MCW-RC NV-Centennial Crossroads Phase II Member, LLC	Member	100%
MCW-RC OR-Cherry Park, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC OR-Hillsboro, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Fairview Market, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Merchant’s, LLC (fka MCW-RC South Carolina, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-North Pointe, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Poplar Springs, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%

JACK_583412.2

6

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC SC-Poplar Springs Land, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Rosewood, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC Texas GP, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC TX-Hebron, LLC (fka MCW-RC Texas, L.P.)	Delaware	MCW-RC Texas GP, LLC Macquarie CountryWide-Regency, LLC	General Partner Limited Partner	.01% 99.99%
MCW-RC VA-Brookville, LLC (fka MCW-RC Virginia, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC VA-Somerset Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC WA-James, LLC (fka MCW-RC Washington, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
Macquarie CountryWide Regency II, LLC	Delaware	Macquarie CountryWide (US) No. 2 LLC	Member	75.00%
		Macquarie-Regency Management, LLC	Member	.01%
		Regency Centers, L.P.	Member	24.99%
U.S. Retail Partners Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW CA-Brea Marketplace Member, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW CA-Brea Marketplace, LLC	Delaware	FW CA-Brea Marketplace Member, LLC	Member	100%

JACK_583412.2

7

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW Lake Forest Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW CA-Lake Forest Village, LLC	Delaware	FW Lake Forest Holding, LLC	Member	100%
U.S. Retail Partners Member, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
U.S. Retail Partners, LLC	Delaware	U.S. Retail Partners Holding, LLC	Member	1%
		U.S. Retail Partners Member, LLC	Member	99%
USRP I Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
USRP I Member, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
USRP I, LLC	Delaware	USRP I Holding, LLC USRP I Member, LLC	Member Member	1% 99%
FW MCW-Reg II Holdings, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW CA-Auburn Village, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Bay Hill Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Five Points Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Mariposa Gardens Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Navajo Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%

JACK_583412.2

8

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW CA-Point Loma Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Rancho San Diego Village, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Silverado Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Snell & Branham Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Stanford Ranch Village, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Twin Oaks Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Ygnacio Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CT-Corbins Corner Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW DC-Spring Valley Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW The Oaks Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW IL-The Oaks Shopping Center, LLC	Delaware	FW The Oaks Holding, LLC	Member	100%
FW IL-Brentwood Commons, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW IL-Mallard Creek, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW IL-Riverside/Rivers Edge, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW IL-Riverview Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW IL-Stonebrook Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
USRP Willow East, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
USRP Willow West, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
Parkville Shopping Center, LLC	Maryland	FW MCW-Reg II Holdings, LLC	Member	100%
FW MD-Clinton Square, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW MD-Rosecroft Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW MCW-Reg II Holding Company Two, LLC	Delaware	Macquarie CountryWide-Regency II, LLC	Member	100%

JACK_583412.2

9

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW CA-Granada Village, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW CA-Laguna Niguel Plaza, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW CA-Pleasant Hill Shopping Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW Newark, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW IL-Civic Center Plaza, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW IL-McHenry Commons Shopping Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW NJ-Westmont Shopping Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW NC-Shoppes of Kildaire, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW OR-Greenway Town Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
USRP Towamencin, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW VA-Brafferton Shopping Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW WI Racine Centre, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
USRP LP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
USRP GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
US Retail Partners Limited Partnership	Delaware	USRP GP, LLC USRP LP, LLC Preferred Partners	General Partner Limited Partner Limited Partners	1% 99% profit sharing

JACK_583412.2

10

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Enterprise Associates	Maryland	USRP GP, LLC	General Partner
		US Retail Partners Limited Partnership	General Partner
FW Bowie Plaza GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Capitol Place I Investment Limited Partnership	Maryland	FW Bowie Plaza GP, LLC	General Partner	1%
		Eastern Shopping Centers I, LLC	Limited Partner	99%
FW Elkridge Corners GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
L and M Development Company Limited Partnership	Maryland	FW Elkridge Corners GP, LLC	General Partner	1%
		Eastern Shopping Centers I, LLC	Limited Partner	99%
FW Woodholm GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Woodholme Properties Limited Partnership	Maryland	FW Woodholm GP, LLC	General Partner	1%
		Eastern Shopping Centers I, LLC	Limited Partner	99%
FW Penn Station GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
SP Associates Limited Partnership	Maryland	FW Penn Station GP, LLC	General Partner	1%
		Eastern Shopping Centers I, LLC	Limited Partner	99%
FW Southside Marketplace GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Southside Marketplace Limited Partnership	Maryland	FW Southside Marketplace GP, LLC	General Partner	1%
		Eastern Shopping Centers I, LLC	Limited Partner	99%

JACK_583412.2

11

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW Valley Centre GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Greenspring Associates Limited Partnership	Maryland	FW Valley Centre GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Northway GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Northway Limited Partnership	Maryland	FW Northway GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
Eastern Shopping Centers I, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Cloppers Mill Village Center, LLC	Maryland	FW MCW-Reg II Holdings, LLC	Member	100%
		Eastern Shopping Centers I, LLC
City Line Shopping Center Associates	Pennsylvania	US Retail Partners Limited Partnership	General Partner	1%
		City Line LP, LLC	Limited Partner	99%
City Line LP, LLC	Delaware	USRP LP, LLC	Member	100%
FW Allenbeth GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Allenbeth Associates Limited Partnership	Maryland	FW Allenbeth GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
USRP Towamencin Land, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%

JACK_583412.2

12

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW First Colony GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW TX-First Colony Marketplace, L.P.	Delaware	FW First Colony GP, LLC U.S. Retail Partners Holding, LLC	General Partner Limited Partner	1% 99%
FW Memorial GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW TX-Memorial Collection, L.P.	Delaware	FW Memorial GP, LLC U.S. Retail Partners Holding, LLC	General Partner Limited Partner	1% 99%
FW Weslyan GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC U.S. Retail Partners Holding, LLC	Member	100%
FW TX-Weslyan Plaza, L.P.	Delaware	FW Weslyan GP, LLC	General Partner Limited Partner	1% 99%
FW Westheimer GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW TX-Westheimer Marketplace, L.P.	Delaware	FW Westheimer GP, LLC U.S. Retail Partners Holding, LLC	General Partner Limited Partner	1% 99%
FW Woodway GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW TX-Woodway Collection, L.P.	Delaware	FW Woodway GP, LLC U.S. Retail Partners Holding, LLC	General Partner Limited Partner	1% 99%

JACK_583412.2

13

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW VA-601 Kings Street, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Ashburn Farm Village Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Centre Ridge Marketplace, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Fox Mill Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Greenbriar Pad, LLC	Delaware	Macquarie CountryWide II, LLC	Member	100%
FW VA-Kings Park Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Laburnum Square, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Saratoga Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-The Village Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW Gayton Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW VA-Gayton Crossing Shopping Center, LLC	Delaware	FW Gayton Holding, LLC	Member	100%
FW WA-Aurora Marketplace, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW WI-Cudahy Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW WI-Whitnall Square, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
Macquarie CountryWide-Regency III, LLC	Delaware	Macquarie CountryWide (US) No. 2 LLC	Member	75.00%
		Macquarie-Regency Management, LLC	Member	.01%
		Regency Centers, L.P.	Member	24.99%
MCW RC III Hilltop Village Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%

JACK_583412.2

14

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW RC III Hilltop Village, LLC	Delaware	MCW RC III Hilltop Village Member, LLC	Member	100%
MCW-RC III Kleinwood GP, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW-RC III Kleinwood Center, LP	Delaware	MCW-RC III Kleinwood GP, LLC	General Partner	.05%
		Macquarie CountryWide-Regency III, LLC	Limited Partner	99.95%
MCW-RC III Murray Landing Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW-RC III Murray Landing, LLC	Delaware	MCW-RC III Murray Landing Member, LLC	Member	100%
MCW-RC III Vineyard Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW-RC III Vineyard Shopping Center, LLC	Delaware	MCW RC III Vineyard Member, LLC	Member	100%
MCW/MDP-Regency, LLC	Delaware	Regency Centers, L.P. MCW/MDP, LLC	Member Member	25% 75%
MCD-RC CA-Amerige, LLC	Delaware	MCW/MDP-Regency, LLC	Member	100%
MCD-RC El Cerrito Holdings, LLC	Delaware	MCW/MDP-Regency, LLC	Member	100%
MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%
MCD-RC OH-Milford, LLC	Delaware	MCW/MDP-Regency, LLC	Member	100%
RegCal, LLC	Delaware	California State Teachers Retirement System Regency Centers, L.P.	Member Member	75% 25%

JACK_583412.2

15

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
RegCal Holding, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square, LLC	Delaware	CAR Apple Valley Square Member, LLC	Member	100%
CAR Apple Valley Lane, LLC	Delaware	RegCal, LLC
CAR Braemar Village, LLC	Delaware	RegCal, LLC	Member	100%
CAR Corral Hollow, LLC	Delaware	RegCal Holding, LLC	Member	100%
CAR Five Corners Plaza, LLC	Delaware	Five Corners Plaza Member, LLC	Member	100%
Five Corners Plaza Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Fuquay Holding, LLC	Delaware	RegCal, LLC	Member	100%
CAR Fuquay Crossing, LLC	Delaware	CAR Fuquay Holding, LLC	Member	100%
CAR Fuquay Property, LLC	Delaware	RegCal, LLC	Member	100%
CAR Jetton Village, LLC	Delaware	Jetton Village Member, LLC	Member	100%
Jetton Village Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Shops at the Columbia, LLC	Delaware	RegCal, LLC	Member	100%
KF-BRE, LLC	Delaware	RegCal, LLC	Member	100%
KF-REG Holding, LLC	Delaware	RegCal, LLC	Member	100%

JACK_583412.2

16

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
KF-REG Associates, LLC	Delaware	KF-REG Holding, LLC	Member	100%
King Farm Center, LLC	Delaware	KF-REG Associates, LLC	Member	100%
Regency Retail GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Retail Partners, LP	Delaware	Regency Retail GP, LLC Investors	General Partner Limited Partner	49.7% 50.3%
RRP Parent REIT, Inc.	Maryland	Regency Retail Partners, LP	Common Stock	100%
RRP GIC Feeder, LP	Delaware	Regency Retail GP, LLC Investors	General Partner Limited Partner	.007% 99.993%
RRP Subsidiary REIT, LP	Delaware	Regency Retail GP, LLC Regency Retail Partners, LP RRP Parent REIT, Inc, RRP GIC Feeder, LP	General Partner Limited Partner Limited Partner Limited Partner	0.0% .003% 53.922% 46.075%
RRP Operating, LP	Delaware	Regency Retail GP, LLC RRP Subsidiary REIT, LP RRP Parent REIT, Inc.	General Partner Common LP Preferred LP Preferred LP	.003% 99.204% .397% .397%
RRP Falcon Ridge GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Falcon Ridge Town Center, LP	Delaware	RRP Falcon Ridge GP, LLC RRP Operating, LP	General Partner Limited Partner	.5% 99.5%
RRP Indian Springs GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Indian Springs, LP	Delaware	RRP Indian Springs GP, LLC RRP Operating, LP	General Partner Limited Partner	.5% 99.5%
RRP Vista Village Phase I GP, LLC	Delaware	RRP Operating, LP	Member	100%

JACK_583412.2

17

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
RRP Vista Village Phase I, LP	Delaware	RRP Vista Village Phase I GP, LLC	General Partner	.5%
		RRP Operating, LP	Limited Partner	99.5%
RRP Vista Village Phase II GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Vista Village Phase II, LP	Delaware	RRP Vista Village Phase II GP, LLC	General Partner	.5%
		RRP Operating, LP	Limited Partner	99.5%
Bammel North Houston Center, Ltd.	Texas	Regency Centers, L.P.	General Partner	Varies
		HEB Grocery Company, LP	Limited Partner
Bartram Park Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	Varies
Belleview Square, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clayton Valley Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco LP, LLC	Delaware	Regency Centers, L.P.	Member	100%
AZCO Partners	Pennsylvania	Gateway Azco Partners GP, LLC	General Partner	1%
		Gateway Azco LP, LLC	Limited Partner	99%
Gateway Azco Manager, LLC	Delaware	Regency Centers, L.P.	Member	100%
Indian Springs GP, LLC	Delaware	Regency Woodlands/Kuykendahl Retail, Ltd.	Member	100%
Indian Springs at Woodlands, Ltd.	Texas	Indian Springs GP, LLC Regency Woodlands/Kuykendahl Retail, Ltd.	General Partner Limited Partner	0.1% 99.9%
Langston Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
NSHE Winnebago, LLC	Arizona	Regency Centers, L.P.	Member	100%
Northlake Village Shopping Center, LLC	Florida	Regency Centers, L.P.	Member	100%
Queensboro Associates, L.P.	Georgia	Regency Centers, L.P. Real Sub, LLC	General Partner Limited Partner	50% 50%

JACK_583412.2

18

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Regency Centers Advisors, LLC	Florida	Regency Centers, L.P.	Member	100%
RC CA Santa Barbara, LLC	Delaware	Regency Centers, L.P.	Member	100%
RC Georgia Holdings, LLC	Georgia	Regency Centers, L.P.	Member	100%
Regency Centers Georgia, L.P.	Georgia	RC Georgia Holdings, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%
Regency Opitz, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Remediation, LLC	Florida	Regency Centers, L.P.	Member	100%
Regency Tall Oaks Village Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Woodlands/Kuykendahl Retail, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Company, LP	General Partner Limited Partner	50% 50%
Shops at Saugus, LLC	Delaware	Regency Centers, L.P.	Member	Interests Vary
		John H. Donegan	Member
T&M Shiloh Development Company	Texas	Regency Centers, L.P.	General Partner	100%
T&R New Albany Development Company, LLC	Ohio	Regency Centers, L.P. Topvalco	Member Member	50% 50%
Twin City Plaza Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Twin City Plaza, LLC	Delaware	Twin City Plaza Member, LLC	Member	100%
Vista Village, LLC	Delaware	Regency Realty Group, Inc.	Member	50%
		Civic Partners Vista Village I, LLC	Member	50%

JACK_583412.2

19

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
RRG Holdings, LLC	Florida	Regency Centers, L.P.	Member	100%
Regency Realty Group, Inc.	Florida	Regency Centers, L.P.	Preferred Stock Common Stock	100% 7%
		RRG Holdings, LLC	Common Stock	93%
1488-2978 SC GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
1488-2978 SC, L.P.	Texas	1488-2978 SC GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
4S Regency Partners, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Alameda Bridgeside Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Amherst Street Shopping Center, LLC	Delaware	Regency Realty Group	Member	Interests Vary
		J. Donagan	Member
Applegate Ranch, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Bammel Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Bordeaux Development, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Buckwalter-Bluffton, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Castaic Vine, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Cathedral City Rio Vista Town Centre, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

JACK_583412.2

20

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Chestnut Powder, LLC	Georgia	Regency Realty Group, Inc.	Member	100%
Clarksburg Retail Partners, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Corvallis Market Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Culpeper Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Deer Springs Town Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Dixon, LLC	Florida	Regency Realty Group, Inc.	Member	100%
East Towne Center, LLC	Delaware	Regency Realty Group, Inc.	Member	Interests Vary
		Lake McLeod, LLC	Member
Edmunson Orange Corp.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%
Fort Collins Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Fortuna Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
FV Commons, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Harding Place, LLC	Delaware	Regency Realty Group, Inc. RFM Harding, LLC	Member Member	50% 50%
Tennessee-Florida Investors, LLC	Delaware	Harding Place, LLC	Member	100%
Hasley Canyon Village, LLC	Delaware	Regency Realty Group, Inc. Community Company, LLC	Member Member	50% 50%

JACK_583412.2

21

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Hermitage Development II, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Hibernia North, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Hickory Creek Plaza, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Hoadly Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	Interests Vary
		John H. Donegan	Member
Hollymead Town Center, LLC	Delaware	Regency Realty Group, Inc. DRG-Charlottesville Developers, LLC	Member Member	50% 50%
Indio Jackson, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Jog Road, LLC	Florida	Regency Realty Group, Inc. Bentz Capital Group, LLC	Member Member	50% 50%
Southland Centers II, LLC	Florida	Jog Road, LLC	Member	100%
K&G/Regency II, LLC	Delaware	Regency Realty Group, Inc. K&G Equities VII, LLC	Member	50% 50%
Kulpsville Village Center LP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Kulpsville Village Center, LP	Delaware	Kulpsville Village Center LP, LLC	General Partner	.5%
		Regency Realty Group, Inc.	Limited Partner	99.5%
Lee Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lonestar Retail, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Longmont Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

JACK_583412.2

22

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Loveland Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Luther Properties, Inc.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%
Marietta Outparcel, Inc.	Georgia	Regency Realty Group, Inc.	Common Stock	100%
The Marketplace at Briargate, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Menifee Marketplace, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Merrimack Office Properties, LLC	Delaware	Regency Realty Group, Inc. JDC Merrimack, LLC	Member Member	25% 50%
Merrimack Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Middle Creek Commons, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Middle Tennessee Development, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Mitchell Service, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Mountain Meadow, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Murieta Gardens Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
New Smyrna Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
New Windsor Marketplace, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Ocala Retail Partners, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

JACK_583412.2

23

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Otay Mesa Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Paso Golden Hill, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
R2 Media, LLC	Florida	Regency Realty Group, Inc.	Member	100%
RB Airport Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
RB Augusta, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
RRG Net, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Red Bank Village, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Regency Afton Willow-Paso Robles, LLC	Delaware	Regency Realty Group, Inc. Afton Willow-Paso Robles, LLC	Member Member	Interests vary
Regency-Alliance Santa Rosa, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Regency Bayside Business Park, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Regency Blue Ash, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Regency Cahan-Clovis, LLC	Delaware	Regency Realty Group, Inc. Cahan Properties, Inc.	Member Member	50% 50%
Regency I-45/Spring Cypress Retail, L.P.	Delaware	Regency Realty Group, Inc. HEB Grocery Company, L.P.	General Partner Limited Partner	Interests Vary
Regency Magi, LLC	Delaware	Regency Realty Group, Inc. Magi, LLC	Member Member	Interests Vary

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Regency Marinita-LaQuinta, LLC	Delaware	Regency Realty Group, Inc. Marinita Development Co.	Member Member	Interests Vary
Regency Petaluma, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Regency/PGM-Burkitt, LLC	Delaware	Regency Realty Group, Inc. PGM-Burkitt, LLC	Member Member	Interests Vary
Regency Realty Colorado, Inc.	Florida	Regency Realty Group, Inc Snowden Leftwich (see Note 1)	Common Stock Common Stock	80% 20%
Regency Realty Group-NE, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%
RB Schererville Crossings, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
SS Harbour GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
SS Harbour, L.P.	Texas	SS Harbour GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
Shops at Highland Village GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Shops at Highland Village Development, Ltd.	Texas	Shops at Highland Village GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
Signal Hill Two, LLC	Delaware	Regency Realty Group, Inc. John H. Donegan	Member Member	Interests Vary
Signature Plaza, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Silver Spring Square II, L.P.	Delaware	Silver Spring GP, Inc. TCH Realty & Development Co., LLC	General Partner Limited Partner	Interests Vary

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Slausen Central, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Spring Hill Town Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Stanley Bernal, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
State Street Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Stonewall Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Summerville-Orangeburg, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
RRG Pennsylvania GP, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%
Swatara Marketplace LP	Delaware	RRG Pennsylvania GP, Inc. Regency Realty Group, Inc.	General Partner Limited Partner	.5% 99.5%
Tinwood, LLC	Florida	Regency Realty Group, Inc.	Member Member	50% 50%
Valleydale, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
West End Properties, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Note 1: Snowden Leftwich is a Regency employee who is the licensed broker for this entity. Colorado requires that the broker must own a minimum of 20% of the equity in a licensed entity.

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Revised February 8, 2007

Schedule 7.1(b), Part II

REGENCY CENTERS CORPORATION

Unconsolidated Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Columbia Cameron Village SPE, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	30% 70%
Columbia Cameron Village, LLC	Delaware	Columbia Cameron Village SPE, LLC	Member	100%
Columbia Regency Retail Partners, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	20% 80%
Columbia Retail Baker Hill, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Deer Grove, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Deer Grove Center, LLC	Delaware	Columbia Retail Deer Grove, LLC	Member	100%
Columbia Retail Dulles, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Geneva Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Shorewood Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Special Member (GLP), LLC	Delaware	Columbia Perfco, L.P. Regency Centers, L.P.	Member	80% 20%
Columbia Retail Stearns Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

JACK_583541.1

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Columbia Retail Texas 3, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Sweetwater Plaza, LP	Delaware	Columbia Retail Texas 3, LLC Columbia Regency Retail Partners, LLC	General Partner Limited Partner	1% 99%
Columbia Retail Washington 1, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Cascade Plaza, LLC	Delaware	Columbia Retail Washington 1, LLC	Member	100%
Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	20% 80%
Columbia Lorton Station Marketplace, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Shorewood Crossing Phase 2 Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Shorewood Crossing Phase 2, LLC	Delaware	Columbia Shorewood Crossing Phase 2 Member, LLC	Member	100%
Columbia Speedway Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Speedway Plaza, LLC	Delaware	Columbia Speedway Plaza Member, LLC	Member	100%
Columbia Sutton Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Plantation Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Plantation Plaza, LLC	Delaware	Columbia Plantation Plaza Member, LLC	Member	100%

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2

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Macquarie CountryWide-Regency, LLC	Delaware	Regency Centers, L.P. Macquarie CountryWide (US) Corporation	Member Member	25% 75%
MCW-RC AL-Southgate, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CA-Bear Creek Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CA-Campus, LLC (fka MCW-RC California, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CA-Garden Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CO-Cheyenne, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CO-Greeley Holding, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC CO-Greeley, LLC	Delaware	MCW-RC CO-Greeley Holding, LLC	Member	100%
MCW-RC FL-Anastasia, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Highlands, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-King’s, LLC (fka MCW-RC Florida, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Lynn Haven, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Merchant’s Crossing Member, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL- Merchant’s Crossing, LLC	Delaware	MCW-RC FL-Merchant’s Crossing Member, LLC	Member	100%

JACK_583541.1

3

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC FL-Ocala, LLC (fka MCW-RC Florida 2, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Palm Harbour, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Peachland Promenade, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL Pebblebrooke, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC FL-Shoppes at 104, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Bethesda Walk, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Brookwood Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Buckhead Crossing Member, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Buckhead Crossing, LLC	Delaware	MCW-RC GA-Buckhead Crossing Member, LLC	Member	100%
MCW-RC GA-Cobb Center, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Coweta Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Howell Mill Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Killian Hill, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Lindbergh Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC GA-Orchard, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Northlake Promenade, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Peachtree Parkway Plaza, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Powers Ferry Kroger, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Rose Creek, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Roswell Holding, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Roswell Crossing, LLC	Delaware	MCW-RC GA-Roswell Holding, LLC	Member	100%
MCW-RC GA-Thomas Crossroads, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Trowbridge Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC GA-Woodstock Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC IL-Heritage Plaza, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC IL-Heritage Plaza Phase II, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC KY-Franklin, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC KY-Silverlake, LLC (fka MCW-RC Kentucky, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%

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5

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC NC-Bent Tree, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NC-Greystone Village, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NV-Centennial Crossroads Phase I Member, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NV-Centennial Crossroads Phase I Member, LLC	Delaware	MCW-RC NV-Centennial Crossroads Phase I Member, LLC	Member	100%
MCW-RC NV-Centennial Crossroads Phase II, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC NV-Centennial Crossroads Phase II, LLC	Delaware	MCW-RC NV-Centennial Crossroads Phase II Member, LLC	Member	100%
MCW-RC OR-Cherry Park, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC OR-Hillsboro, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Fairview Market, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Merchant’s, LLC (fka MCW-RC South Carolina, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-North Pointe, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Poplar Springs , LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Poplar Springs Land, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC SC-Rosewood, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%

JACK_583541.1

6

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC Texas GP, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC TX-Hebron, LLC (fka MCW-RC Texas, L.P.)	Delaware	MCW-RC Texas GP, LLC Macquarie CountryWide-Regency, LLC	General Partner Limited Partner	.01% 99.99%
MCW-RC VA-Brookville, LLC (fka MCW-RC Virginia, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC VA-Somerset Crossing, LLC	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
MCW-RC WA-James, LLC (fka MCW-RC Washington, LLC)	Delaware	Macquarie CountryWide-Regency, LLC	Member	100%
Macquarie CountryWide Regency II, LLC	Delaware	Macquarie CountryWide (US) No. 2 LLC Macquarie-Regency Management, LLC Regency Centers, L.P.	Member Member Member	75.00% .01% 24.99%
U.S. Retail Partners Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW CA-Brea Marketplace Member, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW CA-Brea Marketplace, LLC	Delaware	FW CA-Brea Marketplace Member, LLC	Member	100%
FW Lake Forest Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW CA-Lake Forest Village, LLC	Delaware	FW Lake Forest Holding, LLC	Member	100%
U.S. Retail Partners Member, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
U.S. Retail Partners, LLC	Delaware	U.S. Retail Partners Holding, LLC U.S. Retail Partners Member, LLC	Member Member	1% 99%
USRP I Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
USRP I Member, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
USRP I, LLC	Delaware	USRP I Holding, LLC USRP I Member, LLC	Member Member	1% 99%
FW MCW-Reg II Holdings, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW CA-Auburn Village, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Bay Hill Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Five Points Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Mariposa Gardens Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Navajo Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Point Loma Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Rancho San Diego Village, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Silverado Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Snell & Branham Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Stanford Ranch Village, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW CA-Twin Oaks Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CA-Ygnacio Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW CT-Corbins Corner Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW DC-Spring Valley Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW The Oaks Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW IL-The Oaks Shopping Center, LLC	Delaware	FW The Oaks Holding, LLC	Member	100%
FW IL-Brentwood Commons, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW IL-Mallard Creek, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW IL-Riverside/Rivers Edge, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW IL-Riverview Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW IL-Stonebrook Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
USRP Willow East, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
USRP Willow West, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
Parkville Shopping Center, LLC	Maryland	FW MCW-Reg II Holdings, LLC	Member	100%
FW MD-Clinton Square, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW MD-Rosecroft Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW MCW-Reg II Holding Company Two, LLC	Delaware	Macquarie CountryWide-Regency II, LLC	Member	100%
FW CA-Granada Village, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW CA-Laguna Niguel Plaza, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW CA-Pleasant Hill Shopping Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC

JACK_583541.1

9

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW Newark, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW IL-Civic Center Plaza, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW IL-McHenry Commons Shopping Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW NJ-Westmont Shopping Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW NC-Shoppes of Kildaire, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW OR-Greenway Town Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
USRP Towamencin, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW VA-Brafferton Shopping Center, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
FW WI Racine Centre, LLC	Delaware	FW MCW-Reg II Holding Company Two, LLC
USRP LP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
USRP GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
US Retail Partners Limited Partnership	Delaware	USRP GP, LLC USRP LP, LLC Preferred Partners	General Partner Limited Partner Limited Partners	1% 99% profit sharing
Enterprise Associates	Maryland	USRP GP, LLC US Retail Partners Limited Partnership	General Partner General Partner
FW Bowie Plaza GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Capitol Place I Investment Limited Partnership	Maryland	FW Bowie Plaza GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW Elkridge Corners GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
L and M Development Company Limited Partnership	Maryland	FW Elkridge Corners GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Woodholm GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Woodholme Properties Limited Partnership	Maryland	FW Woodholm GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Penn Station GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
SP Associates Limited Partnership	Maryland	FW Penn Station GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Southside Marketplace GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Southside Marketplace Limited Partnership	Maryland	FW Southside Marketplace GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Valley Centre GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Greenspring Associates Limited Partnership	Maryland	FW Valley Centre GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW Northway GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Northway Limited Partnership	Maryland	FW Northway GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
Eastern Shopping Centers I, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Cloppers Mill Village Center, LLC	Maryland	FW MCW-Reg II Holdings, LLC Eastern Shopping Centers I, LLC	Member	100%
City Line Shopping Center Associates	Pennsylvania	US Retail Partners Limited Partnership City Line LP, LLC	General Partner Limited Partner	1% 99%
City Line LP, LLC	Delaware	USRP LP, LLC	Member	100%
FW Allenbeth GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
Allenbeth Associates Limited Partnership	Maryland	FW Allenbeth GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
USRP Towamencin Land, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW First Colony GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW TX-First Colony Marketplace, L.P.	Delaware	FW First Colony GP, LLC U.S. Retail Partners Holding, LLC	General Partner Limited Partner	1% 99%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW Memorial GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW TX-Memorial Collection, L.P.	Delaware	FW Memorial GP, LLC U.S. Retail Partners Holding, LLC	General Partner Limited Partner	1% 99%
FW Weslyan GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC U.S. Retail Partners Holding, LLC	Member	100%
FW TX-Weslyan Plaza, L.P.	Delaware	FW Weslyan GP, LLC	General Partner Limited Partner	1% 99%
FW Westheimer GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW TX-Westheimer Marketplace, L.P.	Delaware	FW Westheimer GP, LLC U.S. Retail Partners Holding, LLC	General Partner Limited Partner	1% 99%
FW Woodway GP, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW TX-Woodway Collection, L.P.	Delaware	FW Woodway GP, LLC U.S. Retail Partners Holding, LLC	General Partner Limited Partner	1% 99%
FW VA-601 Kings Street, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Ashburn Farm Village Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Centre Ridge Marketplace, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Fox Mill Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW VA-Greenbriar Pad, LLC	Delaware	Macquarie CountryWide II, LLC	Member	100%
FW VA-Kings Park Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Laburnum Square, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-Saratoga Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW VA-The Village Shopping Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW Gayton Holding, LLC	Delaware	Macquarie CountryWide Regency II, LLC	Member	100%
FW VA-Gayton Crossing Shopping Center, LLC	Delaware	FW Gayton Holding, LLC	Member	100%
FW WA-Aurora Marketplace, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW WI-Cudahy Center, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
FW WI-Whitnall Square, LLC	Delaware	FW MCW-Reg II Holdings, LLC	Member	100%
Macquarie CountryWide-Regency III, LLC	Delaware	Macquarie CountryWide (US) No. 2 LLC Macquarie-Regency Management, LLC Regency Centers, L.P.	Member Member Member	75.00% .01% 24.99%
MCW RC III Hilltop Village Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW RC III Hilltop Village, LLC	Delaware	MCW RC III Hilltop Village Member, LLC	Member	100%
MCW-RC III Kleinwood GP, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW-RC III Kleinwood Center, LP	Delaware	MCW-RC III Kleinwood GP, LLC	General Partner	.05%
		Macquarie CountryWide-Regency III, LLC	Limited Partner	99.95%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC III Murray Landing Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW-RC III Murray Landing, LLC	Delaware	MCW-RC III Murray Landing Member, LLC	Member	100%
MCW-RC III Vineyard Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW-RC III Vineyard Shopping Center, LLC	Delaware	MCW RC III Vineyard Member, LLC	Member	100%
MCW/MDP-Regency, LLC	Delaware	Regency Centers, L.P. MCW/MDP, LLC	Member Member	25% 75%
MCD-RC CA-Amerige, LLC	Delaware	MCW/MDP-Regency, LLC	Member	100%
MCD-RC El Cerrito Holdings, LLC	Delaware	MCW/MDP-Regency, LLC	Member	100%
MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%
MCD-RC OH-Milford, LLC	Delaware	MCW/MDP-Regency, LLC	Member	100%
RegCal, LLC	Delaware	California State Teachers Retirement System Regency Centers, L.P.	Member Member	75% 25%
RegCal Holding, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square, LLC	Delaware	CAR Apple Valley Square Member, LLC	Member	100%

JACK_583541.1

15

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
CAR Apple Valley Lane, LLC	Delaware	RegCal, LLC
CAR Braemar Village, LLC	Delaware	RegCal, LLC	Member	100%
CAR Corral Hollow, LLC	Delaware	RegCal Holding, LLC	Member	100%
CAR Five Corners Plaza, LLC	Delaware	Five Corners Plaza Member, LLC	Member	100%
Five Corners Plaza Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Fuquay Holding, LLC	Delaware	RegCal, LLC	Member	100%
CAR Fuquay Crossing, LLC	Delaware	CAR Fuquay Holding, LLC	Member	100%
CAR Fuquay Property, LLC	Delaware	RegCal, LLC	Member	100%
CAR Jetton Village, LLC	Delaware	Jetton Village Member, LLC	Member	100%
Jetton Village Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Shops at the Columbia, LLC	Delaware	RegCal, LLC	Member	100%
KF-BRE, LLC	Delaware	RegCal, LLC	Member	100%
KF-REG Holding, LLC	Delaware	RegCal, LLC	Member	100%
KF-REG Associates, LLC	Delaware	KF-REG Holding, LLC	Member	100%
King Farm Center, LLC	Delaware	KF-REG Associates, LLC	Member	100%
Regency Retail Partners, LP	Delaware	Regency Retail GP, LLC Investors	General Partner Limited Partner	49.7% 50.3%

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16

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
RRP GIC Feeder, LP	Delaware	Regency Retail GP, LLC Investors	General Partner Limited Partner	.007% 99.993%
RRP Subsidiary REIT, LP	Delaware	Regency Retail GP, LLC Regency Retail Partners, LP RRP Parent REIT, Inc, RRP GIC Feeder, LP	General Partner Limited Partner Limited Partner Limited Partner	0.0% .003% 53.922% 46.075%
RRP Operating, LP	Delaware	Regency Retail GP, LLC RRP Subsidiary REIT, LP RRP Parent REIT, Inc.	General Partner Common LP Preferred LP Preferred LP	.003% 99.204% .397% .397%
RRP Falcon Ridge GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Falcon Ridge Town Center, LP	Delaware	RRP Falcon Ridge GP, LLC RRP Operating, LP	General Partner Limited Partner	.5% 99.5%
RRP Indian Springs GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Indian Springs, LP	Delaware	RRP Indian Springs GP, LLC RRP Operating, LP	General Partner Limited Partner	.5% 99.5%
RRP Vista Village Phase I GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Vista Village Phase I, LP	Delaware	RRP Vista Village Phase I GP, LLC RRP Operating, LP	General Partner Limited Partner	.5% 99.5%
RRP Vista Village Phase II GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Vista Village Phase II, LP	Delaware	RRP Vista Village Phase II GP, LLC RRP Operating, LP	General Partner Limited Partner	.5% 99.5%
Bammel North Houston Center, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Company, LP	General Partner Limited Partner	Varies
Bartram Park Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	Varies

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Indian Springs GP, LLC	Delaware	Regency Woodlands/Kuykendahl Retail, Ltd.	Member	100%
Indian Springs at Woodlands, Ltd.	Texas	Indian Springs GP, LLC Regency Woodlands/Kuykendahl Retail, Ltd.	General Partner Limited Partner	0.1% 99.9%
Queensboro Associates, L.P.	Georgia	Regency Centers, L.P. Real Sub, LLC	General Partner Limited Partner	50% 50%
Regency Woodlands/Kuykendahl Retail, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Company, LP	General Partner Limited Partner	50% 50%
Shops at Saugus, LLC	Delaware	Regency Centers, L.P. John H. Donegan	Member Member	Interests Vary
T&R New Albany Development Company, LLC	Ohio	Regency Centers, L.P. Topvalco	Member Member	50% 50%
Vista Village, LLC	Delaware	Regency Realty Group, Inc. Civic Partners Vista Village I, LLC	Member Member	50% 50%
Amherst Street Shopping Center, LLC	Delaware	Regency Realty Group J. Donagan	Member Member	Interests Vary
East Towne Center, LLC	Delaware	Regency Realty Group, Inc. Lake McLeod, LLC	Member Member	Interests Vary
Harding Place, LLC	Delaware	Regency Realty Group, Inc. RFM Harding, LLC	Member Member	50% 50%
Tennessee-Florida Investors, LLC	Delaware	Harding Place, LLC	Member	100%
Hasley Canyon Village, LLC	Delaware	Regency Realty Group, Inc. Community Company, LLC	Member Member	50% 50%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Hoadly Regency, LLC	Delaware	Regency Realty Group, Inc. John H. Donegan	Member Member	Interests Vary
Hollymead Town Center, LLC	Delaware	Regency Realty Group, Inc. DRG-Charlottesville Developers, LLC	Member Member	50% 50%
Jog Road, LLC	Florida	Regency Realty Group, Inc. Bentz Capital Group, LLC	Member Member	50% 50%
Southland Centers II, LLC	Florida	Jog Road, LLC	Member	100%
K&G/Regency II, LLC	Delaware	Regency Realty Group, Inc. K&G Equities VII, LLC	Member	50% 50%
Merrimack Office Properties, LLC	Delaware	Regency Realty Group, Inc. JDC Merrimack, LLC	Member Member	25% 50%
Regency Afton Willow-Paso Robles, LLC	Delaware	Regency Realty Group, Inc. Afton Willow-Paso Robles, LLC	Member Member	Interests vary
Regency Cahan-Clovis, LLC	Delaware	Regency Realty Group, Inc. Cahan Properties, Inc.	Member Member	50% 50%
Regency I-45/Spring Cypress Retail, L.P.	Delaware	Regency Realty Group, Inc. HEB Grocery Company, L.P.	General Partner Limited Partner	Interests Vary
Regency Magi, LLC	Delaware	Regency Realty Group, Inc. Magi, LLC	Member Member	Interests Vary
Regency Marinita-LaQuinta, LLC	Delaware	Regency Realty Group, Inc. Marinita Development Co.	Member Member	Interests Vary

JACK_583541.1

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Regency Realty Colorado, Inc.	Florida	Regency Realty Group, Inc Snowden Leftwich (see Note 1)	Common Stock Common Stock	80% 20%
Silver Spring Square II, L.P.	Delaware	Silver Spring GP, Inc. TCH Realty & Development Co., LLC	General Partner Limited Partner	Interests Vary

Note 1: Snowden Leftwich is a Regency employee who is the licensed broker for this entity. Colorado requires that the broker must own a minimum of 20% of the equity in a licensed entity.

JACK_583541.1

20

Properties; Liens

Schedule 7.1(f)

(Please see Schedule 4.1., which combines 7.1(f))

Regency Centers LP

Schedule of Outstanding Debt

Schedule 7.1 (G)

Fixed Rate Secured Loans:	Secured Property	Recourse	Rate	Maturity	12/31/06
Teachers Ins & Annuity of America	Kernersville Plaza	N	8.730%	04/01/07	4,424,836
Teachers Ins & Annuity of America	Maynard Crossing	N	8.735%	04/01/07	9,931,034
Principal Mutual Life Insurance Co.	Shoppes at Mason	N	7.240%	12/10/07	3,599,619
Principal Mutual Life Insurance Co.	Lake Pine Plaza	N	7.240%	12/10/07	5,516,940
Northwestern Mutual Life Insurance Co.	Sterling Ridge	N	6.640%	07/01/08	10,260,062
Allstate Insurance Company of America	Alden Bridge	N	6.750%	08/01/08	9,733,371
Allstate Insurance Company of America	Ashford Place	N	8.950%	08/01/09	3,521,405
Northwestern Mutual Life Insurance Co.	Panther Creek	N	7.830%	04/01/10	10,096,606
Principal Mutual Life Insurance Co.	Russell Ridge	N	7.970%	12/15/10	5,663,574
Principal Mutual Life Insurance Co.	Powers Ferry Village	N	7.970%	12/15/10	2,574,351
Wachovia Bank	Market at Opitz Crossing	N	7.300%	03/01/11	12,053,230
WMF Capital Corp	Gateway Shopping Center	N	7.110%	05/01/13	21,427,100
Allstate Insurance Company of America	North Hills Town Center	N	7.370%	01/01/14	6,103,099
Northwestern Mutual Life Insurance Co.	Belleview Square	N	6.200%	07/01/14	9,341,372
Aid Association of Lutherans	Murrayhill Marketplace	N	5.220%	01/01/15	8,647,053
United of Omaha Life Insurance Co.	Fleming Island	N	7.400%	03/05/15	2,288,178
Greenwich Capital Financial Products, Inc.	Twin City Plaza	N	5.650%	04/06/15	44,000,000
Municipal Tax Bonds Payable	Friar’s Mission	N	7.600%	09/02/15	949,485
Aid Association of Lutherans	Woodman Van-Nuys	N	8.800%	09/15/15	4,218,054
Jefferson Pilot	Peartree Village	N	8.400%	06/01/17	10,978,707
Net unamortized premiums		NA			1,568,565

Total Fixed Rate Debt					186,896,641

Fixed Rate Unsecured Debt Offerings:
Debt Offering	Unsecured	N	7.750%	04/01/09	50,000,000
Debt Offering	Unsecured	N	8.450%	09/01/10	149,900,488
Debt Offering	Unsecured	N	8.000%	12/15/10	10,000,000
Debt Offering	Unsecured	N	7.950%	01/15/11	219,876,332
Debt Offering	Unsecured	N	7.250%	12/12/11	19,937,520
Debt Offering	Unsecured	N	6.750%	01/15/12	249,812,500
Debt Offering	Unsecured	N	4.950%	04/15/14	149,724,862
Debt Offering	Unsecured	N	5.250%	08/01/15	349,575,185

					1,198,826,887

Variable Rate Secured and Unsecured Loans:
Wells Fargo Bank	$500 Million Line of Credit	Y	LIBOR + 0.75%	03/25/07	121,000,000
First Star Bank	Hampstead Village	Y	LIBOR + 1.35%	05/01/07	6,161,970
Wells Fargo Bank	$35 Million	Y	LIBOR + 0.90%	07/13/07	35,000,000
Commerz Bank	Anthem Marketplace	Y	LIBOR + 1.30%	10/27/07	14,869,966
Commerz Bank	The Shops	Y	LIBOR + 1.30%	10/27/07	4,713,791
Commerz Bank	The Shops of Santa Barbara	Y	LIBOR + 1.30%	10/27/07	7,916,243

Total Variable Rate Debt					189,661,970

Total					1,575,385,498

Regency Centers, L.P.

Initial Unencumbered Pool Properties

Schedule 7.1 (g) Part II - Other Liabilities

December 31, 2006

Other Liabilities
Airport Crossing	$0
Alameda Bridgeside Shopping Center	$2,116,407
Amherst Street Village Center	$53,584
Anthem Highland Shopping Center	$1,784,116
Applegate Ranch Shopping Center	$0
Ashburn Farm Market Center	$3,746
Atascocita Center	$4,176
Augusta Center	$0
Bear Creek Phase II	$0
Beckett Commons	$8,194
Beneva Village Shops	$15,674
Bethany Park Place	$3,860
Bloomingdale	$29,170
Blossom Valley	$1,044
Boulevard Center	$39,102
Boynton Lakes Plaza	$13,901
Briarcliff La Vista	$1,600
Briarcliff Village	$2,368
Buckhead Court	$2,761
Buckley Square	$29,542
Cambridge Square Shopping Ctr	$10,093
Carmel Commons	$4,678
Carriage Gate	$8,295
Chapel Hill	$519,519
Cherry Grove	$103,929
Cheshire Station	$1,665
Clayton Valley	$2,100,163
Clovis Commons	$791,126
Cochran’s Crossing	$7,350
Cooper Street	$8,330
Corvallis Market Center	$0
Costa Verde	$19,998
Courtyard Shopping Center	$12,346
Cromwell Square	$1,912
Culpeper Colonnade	$4,049,729
Delk Spectrum	$2,691
Diablo Plaza	$2,747
Dickson Tn	$3,500
Dunwoody Hall	$8,342
Dunwoody Village	$12,172
East Pointe	$16,954
East Port Plaza	$11,464
East Towne Shopping Center	$17,490
El Camino	$9,137
El Norte Pkwy Plaza	$6,435
Encina Grande	$2,685
Falcon Marketplace	$0
Falcon Ridge Town Center Phase II	$1,197,102
Fenton Marketplace	$4,159
First Street Village	$155,002
Folsom Prairie City Crossing	$5,209
Fort Bend Center	$11,233
Fort Collins Center	$80,257
Fortuna	$51,157
Frankfort Crossing Shpg Ctr	$14,042
French Valley	$1,099,891
Garner	$7,892
Gelson’s Westlake Market Plaza	$3,728
Glenwood Village	$13,255
Golden Hills Promenade	$33,877
Grande Oak	$18,165
Greenwood Springs	$25,389
Hancock	$30,365
Harding Place	$41,302
Harpeth Village Fieldstone	$10,789
Hasley Canyon Village	$15,731
Heritage Plaza	$70,680
Hershey	$0
Hibernia Plaza	$113,450
Hickory Creek Plaza	$0
Highland Village	$4,989,766
Hillcrest Village	$1,000
Hinsdale	$21,519
Hollymead Town Center	$17,102
Hyde Park	$96,688
Independence Square	$18,588
Indio-Jackson	$126,642
Inglewood Plaza	$16,705
John’s Creek Shopping Center	$81,489
Keller Town Center	$5,323
Kingsdale Shopping Center	$49,395
Kleinwood Center II	$1,391,974

Regency Centers, L.P.

Initial Unencumbered Pool Properties

Schedule 7.1 (g) Part II - Other Liabilities

December 31, 2006

Other Liabilities
Kulpsville Village Center	$0
Lebanon Center	$51,012
Lebanon/Legacy Center	$75,890
Lee Airport	$16,248
Leetsdale Marketplace	$40,029
Littleton Square	$33,519
Lloyd King Center	$32,308
Loehmanns Plaza California	$4,673
Loehmanns Plaza Georgia	$141,586
Loveland Shopping Center	$162,696
Market at Preston Forest	$3,855
Market at Round Rock	$7,213
Marketplace St Pete	$15,294
Marketplace at Briargate	$1,823,459
Martin Downs Village Center	$12,667
Martin Downs Village Shoppes	$4,513
Maxtown Road (Northgate)	$1,000
Merrimack Shopping Center	$435,396
Middle Creek Commons	$88,002
Millhopper	($7,471)
Mockingbird Common	$6,082
Monument Jackson Creek	$28,018
Morningside Plaza	$8,503
Nashboro	$5,328
Newberry Square	$27,248
Newland Center	$33,415
Northlake Village I & II	$26,223
Oakbrook Plaza	$3,388
Oakleaf Plaza	$327,150
Old St Augustine Plaza	$13,644
Orangeburg	$0
Orchard Market Center	$3,294
Orchards Phase II	$181,887
Paces Ferry Plaza	$19,631
Park Place Shopping Center	$6,980
Pelham Commons	$4,846
Pike Creek	$53,737
Pima Crossing	$59,182
Pine Lake Village	$6,115
Pine Tree Plaza	$4,210
Plaza Hermosa	$5,957
Powell Street Plaza	$13,831
Powers Ferry Square	$11,939
Preston Park	$942,295
Prestonbrook	$106,244
Prestonwood Park	$452,422
Red Bank Village	$150,000
Regency Commons	$8,176
Regency Court	$74,505
Regency Square Brandon	$138,321
Rio Vista Town Center	$0
Rivermont Station	$11,475
Rockwall Town Center	$2,354
Rona Plaza	$1,207
Sammamish Highland	$7,881
San Leandro	$7,053
Santa Ana Downtown	$3,063
Santa Maria Commons	$759,243
Sequoia Station	$15,218
Sherwood Crossroads	$4,407
Sherwood Market Center	$9,361
Shiloh Springs	$9,583
Shops at County Center	$1,773,058
Shops at John's Creek	$13,705
Shops at Saugus	$281,150
Shops of Santa Barbara Phase II	$0
Signal Hill	$20,776
Signature Plaza	$2,637
Silver Spring Square	$5,418,162
Soquel Canyon Crossings	$1,239,946
South Shore	$576,526
Southcenter	$6,274
Southpoint Crossing	$3,630
Spring West Center	$24,814
Starke	$0
State Street Crossing	$0
Statler Square Phase I	$59,910
Strawflower Village	$2,095
Stroh Ranch	$36,822
Sunnyside 205	$3,144
Tanasbourne Market	$140,000
Tassajara Crossing	$10,172

Regency Centers, L.P.

Initial Unencumbered Pool Properties

Schedule 7.1 (g) Part II - Other Liabilities

December 31, 2006

Other Liabilities
Thomas Lake	$9,716
Town Center at Martin Downs	$9,394
Town Square	$5,154
Trophy Club	$5,550
Twin Peaks	$36,110
Valencia Crossroads	$11,847
Valley Ranch Centre	$5,039
Ventura Village	$14,097
Village Center 6	$39,466
Vine at Castaic	$316,454
Vista Village IV	$1,160,117
Vista Village Phase I	$104,810
Vista Village Phase II	$0
Wadsworth Crossing	$131,965
Walker Center	$2,262
Waterford Towne Center	$94,269
Welleby	$10,528
Wellington Town Square	$20,957
West Park Plaza	$3,397
West Village	$1,182,750
Westbrook Commons	$167,270
Westchester Plaza	$9,000
Westlake Village Plaza and Center	$10,472
Westridge	$14,090
White Oak - Dover, DE	$1,000
Willa Springs Shopping Center	$13,525
Windmiller Plaza Phase I	$4,401
Woodcroft Shopping Center	$215,192
Woodmen Plaza	$38,647
Woodside Central	$2,235

Total	$41,408,697

Schedule 7.1(h)

Litigation

None

Regency Centers

Schedule 10.11 Derivatives

The following interest rate forward starting swaps are outstanding:

Amount	Counterparty	Trade Date	Settlement Term	Purpose
$98,350,000	Wachovia Bank	3/10/2006	1/15/2010	Hedge maturing debt
$100,000,000	PNC Bank	3/10/2006	9/15/2010	Hedge maturing debt
$98,350,000	PNC Bank	3/10/2006	1/15/2010	Hedge maturing debt
$100,000,000	Suntrust Bank	3/10/2006	9/15/2010	Hedge maturing debt

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of                     , 20     (the “Agreement”) by and among                                          (the “Assignor”),                                          (the “Assignee”), REGENCY CENTERS, L.P. (the “Borrower”), REGENCY CENTERS CORPORATION (the “Parent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Assignor is a Lender under that certain Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Parent, the financial institutions party thereto and their assignees under Section 13.7. thereof, the Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the Borrower and the Agent consent to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of                     , 20     (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $             interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Note and the other Loan Documents representing             % in respect of the aggregate amount of all Lenders’ Commitments, including without limitation, a principal amount of outstanding Revolving Loans equal to $            , all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Loans and all commitment and other fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to such amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment and the obligation to indemnify the Agent as provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). [In addition, the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $             interest in and to the Assignor’s Bid Rate Note, including without limitation, a principal amount of outstanding Bid Rate Loans owing to the Assignor in an aggregate amount equal to $            , all rights to receive interest on such amount of Bid Rate Loans and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to such Bid Rate Loans, all as if the Assignee had originally made such amount of Bid Rate Loans to the Borrower. The obligations assigned pursuant to the immediately preceding sentence shall constitute Assigned Obligations hereunder.] The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, (ii) any representations, warranties, statements or information made or furnished by the Borrower in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower of any obligation under the Credit Agreement or any document or instrument executed in connection therewith. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof, or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or to notify the undersigned of any Event of Default except as expressly provided in the Credit Agreement. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $             representing the aggregate principal amount outstanding of the Revolving Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby. [Further, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $             representing the aggregate principal amount outstanding of the Bid Rate Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.]

Section 3. Payments by Assignor. The Assignor agrees to pay to the Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement immediately prior to the Assignment Date, equal to $             and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor [and the outstanding principal balance of Bid Rate Loans owing to the Assignor] (without reduction by any assignments thereof which have not yet become effective) is $             [and $            , respectively]; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is legally authorized to enter into this Agreement; (b) it is an “accredited investor” (as such term is used in Regulation D of the Securities Act); (c) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; (e) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.

Section 6. Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent and (b) the Assignor’s Revolving Note [and Bid Rate Note]. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby

(including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Notice Address:

Telephone No.:
Telecopy No.:

Domestic Lending Office:

Telephone No.:
Telecopy No.:

LIBOR Lending Office:

Telephone No.:
Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Borrower, to the extent required, and the Agent and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2. hereof and (c) the payment to the Agent of the amounts owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a

Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Include this Section only if the Borrower’s consent is required under Section 13.7.(c) of the Credit Agreement] Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Revolving Loans made by the Lenders after the date hereof and to receive the commitment and other fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a Revolving Note in an initial amount equal to the Assigned Commitment [and a Bid Rate Note]. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Title:

Agreed and Consented to as of the

date first written above.

[Include signature of the Borrower only

if required under Section 13.7.(c) of the

Credit Agreement]

BORROWER:

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Title:

PARENT:

REGENCY CENTERS CORPORATION

By:
Title:

Accepted as of the date first written above.

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Title:

EXHIBIT B

FORM OF BID RATE NOTE

                    , 20

FOR VALUE RECEIVED, the undersigned, REGENCY CENTERS, L.P., a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of                      (the “Lender”), in care of Wells Fargo Bank, National Association, as Agent (the “Agent”), to its address at 2120 E. Park Place, Suite 100, El Segundo, California 90245, or at such other address as may be specified by the Agent to the Borrower, the aggregate unpaid principal amount of Bid Rate Loans made by the Lender to the Borrower under the Credit Agreement (as defined below), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Bid Rate Loan, at such office at the rates and on the dates provided in the Credit Agreement.

The date, amount, interest rate and maturity date of each Bid Rate Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Bid Rate Loans made by the Lender.

This Note is one of the “Bid Rate Notes” referred to in the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof, the Agent, and the other parties thereto, and evidences Bid Rate Loans made by the Lender thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Bid Rate Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.7. of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

This Bid Rate Note and the other Bid Rate Notes issued pursuant to the Credit Agreement replace those bid rate notes issued pursuant to the Amended and Restated Credit Agreement dated March 26, 2004, among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. SUCH BID RATE NOTES ARE NOT INTENDED AS NOVATIONS OR SUBSTITUTIONS OF THE ORIGINAL OBLIGATIONS OF THE BORROWER, BUT AS MODIFICATIONS THEREOF ONLY.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bid Rate Note under seal as of the date first written above.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

SCHEDULE OF BID RATE LOANS

This Note evidences Bid Rate Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Interest Rate	Maturity Date of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT C

FORM OF DESIGNATION AGREEMENT

THIS DESIGNATION AGREEMENT dated as of                     ,          (the “Agreement”) by and among                                          (the “Designating Lender”),                                          (the “Designated Lender”) and Wells Fargo Bank, National Association, as Agent (the “Agent”).

WHEREAS, the Designating Lender is a Lender under that certain Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P., a Delaware limited partnership (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto;

WHEREAS, pursuant to Section 13.7.(d), the Designating Lender desires to designate the Designated Lender as its “Designated Lender” under and as defined in the Credit Agreement; and

WHEREAS, the Agent consents to such designation on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Designation. Subject to the terms and conditions of this Agreement, the Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, to have a right to make Bid Rate Loans on behalf of the Designating Lender pursuant to Section 2.2. of the Credit Agreement. Any assignment by the Designating Lender to the Designated Lender of rights to make a Bid Rate Loan shall only be effective at the time such Bid Rate Loan is funded by the Designated Lender. The Designated Lender, subject to the terms and conditions hereof, hereby agrees to make such accepted Bid Rate Loans and to perform such other obligations as may be required of it as a Designated Lender under the Credit Agreement.

Section 2. Designating Lender Not Discharged. Notwithstanding the designation of the Designated Lender hereunder, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to the Credit Agreement and the other Loan Documents, including, without limitation, any indemnification obligations under Section 11.6 and any sums otherwise payable to the Borrower by the Designated Lender.

Section 3. No Representations by Designating Lender. The Designating Lender makes no representation or warranty and, except as set forth in Section 8 below, assumes no responsibility pursuant to this Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

Section 4. Representations and Covenants of Designated Lender. The Designated Lender makes and confirms to the Agent, the Designating Lender, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XII of the Credit Agreement. Not in limitation of the foregoing, the Designated Lender (a) represents and warrants that it (i) is legally authorized to enter into this Agreement; (ii) is an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) meets the requirements of a “Designated Lender” contained in the definition of such term contained in the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) confirms that it has, independently and without reliance upon the Agent, or on any affiliate thereof, or any other Lender and based on such financial statements and such other documents and information, made its own credit analysis and decision to become a Designated Lender under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (e) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Effective Date (as defined below) and will perform in accordance therewith all of the obligations which are required to be performed by it as a Designated Lender. The Designated Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Designated Lender acknowledges and agrees that except as expressly required under the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Designated Lender with any credit or other information with respect to the Borrower or any other Loan Party or to notify the Designated Lender of any Default or Event of Default.

Section 5. Appointment of Designating Lender as Attorney-In-Fact. The Designated Lender hereby appoints the Designating Lender as the Designated Lender’s agent and attorney-in-fact, and grants to the Designating Lender an irrevocable power of attorney, to receive any and all payments to be made for the benefit of the Designated Lender under the Credit Agreement, to deliver and receive all notices and other communications under the Credit

Agreement and other Loan Documents and to exercise on the Designated Lender’s behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Loan Documents. Any document executed by the Designating Lender on the Designated Lender’s behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designated Lender. The Borrower, each Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

Section 6. Acceptance by the Agent. Following the execution of this Agreement by the Designating Lender and the Designated Lender, the Designating Lender will (i) deliver to the Agent a duly executed original of this Agreement for acceptance by the Agent and (ii) pay to the Agent the fee, if any, payable under the applicable provisions of the Credit Agreement whereupon this Agreement shall become effective as of the date of such acceptance or such other date as may be specified on the signature page hereof (the “Effective Date”).

Section 7. Effect of Designation. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designated Lender shall be a party to the Credit Agreement with a right to make Bid Rate Loans as a Lender pursuant to Section 2.2. of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designated Lender shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable. Notwithstanding the foregoing, the Designating Lender, as Agent for the Designated Lender, shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designated Lender and its Designating Lender with respect to the Credit Agreement.

Section 8. Indemnification of Designated Lender. The Designating Lender unconditionally agrees to pay or reimburse the Designated Lender and save the Designated Lender harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designated Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designated Lender hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designated Lender’s gross negligence or willful misconduct.

Section 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 11. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 12. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by all parties hereto.

Section 13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 14. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Designation Agreement as of the date and year first written above.

EFFECTIVE DATE:

DESIGNATING LENDER:

[NAME OF DESIGNATING LENDER]

By:
Name:
Title:

DESIGNATED LENDER:

[NAME OF DESIGNATED LENDER]

By:
Name:
Title:

Accepted as of the date first written above.

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT D

FORM OF GUARANTY

THIS GUARANTY dated as of February 12, 2007 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) Wells Fargo Bank, National Association, in its capacity as Agent (the “Agent”) for the Lenders under the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto, (b) the Lenders and (c) the Swingline Lender.

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of financial accommodations under the Credit Agreement, that the Guarantors execute and deliver this Agreement;

WHEREAS, the Parent is the sole general partner of the Borrower;

WHEREAS, each other Guarantor is owned or controlled by the Borrower, the Parent or is otherwise an Affiliate of the Borrower or the Parent;

WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower and the Parent, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent, the Lenders and the Swingline Lender through their collective efforts; and

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent the Lenders and the Swingline Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Agent, the Lenders and the Swingline Lender on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Lender, the Swingline Lender or the Agent under or in connection with the Credit Agreement and any other

Loan Document to which the Borrower is a party, including without limitation, the repayment of all principal of the Loans and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender, the Swingline Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders, the Swingline Lender and the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders, the Swingline Lender and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders, the Swingline Lender or the Agent may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders, the Swingline Lender or the Agent which may secure any of the Guarantied Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Guarantied Obligations to take action against the Borrower as provided in Official Code of Georgia Annotated §10-7-24.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Lenders or the Swingline Lender with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)(i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Agent, the Lenders or the Swingline Lender of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f) any act or failure to act by any the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g) any application of sums paid by the Borrower, any other Loan Party or any other Person with respect to the liabilities of the Borrower to the Agent, the Lenders or the Swingline Lender, regardless of what liabilities of the Borrower remain unpaid;

(h) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

(i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Guarantor hereunder (other than termination of this Guaranty as provided in Section 20. hereof).

Section 4. Action with Respect to Guarantied Obligations. The Lenders, the Swingline Lender and the Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders or the Swingline Lender shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent, the Lenders and the Swingline Lender all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Agent, the Lenders and/or the Swingline Lender are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent, the Lenders and/or the Swingline Lender shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Agent, any Lender or the Swingline Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent, such Lender or the Swingline Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent, such Lender or the Swingline Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Agent, such Lender or the Swingline Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent, such Lender or the Swingline Lender.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Agent, the Lenders and the Swingline Lender and shall forthwith pay such amount to the Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent, the Lenders and the Swingline Lender such additional amount as will result in the receipt by the Agent, the Lenders and the Swingline Lender of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, or any affiliate of the Agent, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent, the Lenders and the Swingline Lender that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent, the Lenders and the Swingline Lender that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent, the Lenders and the Swingline Lender) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent, the Lenders and the Swingline Lender) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent, the Lenders and the Swingline Lender), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent, the Lenders and the Swingline Lender hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent, the Lenders and the Swingline Lender that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent, any Lender or the Swingline Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

SECTION 17. WAIVER OF JURY TRIAL. (a) EACH GUARANTOR, AND EACH OF THE AGENT, THE LENDERS AND THE SWINGLINE LENDER BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG SUCH GUARANTOR, THE AGENT, ANY OF THE LENDERS OR THE SWINGLINE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, EACH GUARANTOR, AND EACH OF THE AGENT, THE LENDERS AND THE SWINGLINE LENDER BY ACCEPTING THE BENEFITS HEREOF, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST SUCH GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG SUCH GUARANTOR, THE AGENT, ANY OF THE LENDERS OR THE SWINGLINE LENDER OF ANY KIND OR NATURE.

(b) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Agent, each Lender and the Swingline Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of the outstanding amount of such Guarantied Obligations and the amounts paid and payable with respect thereto. The failure of the Agent, any Lender or the Swingline Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Agent, any Lender or the Swingline Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent, any Lender or the Swingline Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect until the earlier of (a) indefeasible payment in full of the Obligations and the termination or cancellation of the Credit Agreement and (b) the release by the Agent of each Guarantor herefrom pursuant to Section 8.22(d) of the Credit Agreement.

Section 21. Successors and Assigns. Each reference herein to the Agent, the Lenders or the Swingline Lender shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Swingline Lender may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligations, or grant or sell participation in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent, any Lender or the Swingline Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Agent and each Guarantor.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at its Lending Office, not later than 11:00 a.m., on the date one Business Day after demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent, any Lender or the Swingline Lender at its address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

REGENCY CENTERS CORPORATION

By:
Name: John F. Euart, Jr.
Title: Managing Director

Address for Notices for Guarantor:

One Independent Drive, Suite 114
Jacksonville, Florida 32202-5019
Attention: Chief Financial Officer
Telecopier: (904) 354-1832
Telephone: (904) 598-7608

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                     ,             , executed and delivered by                                              , a                      (the “New Guarantor”) in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto, and (b) the Lenders and the Swingline Lender.

WHEREAS, pursuant to the Credit Agreement, the Agent, the Lenders and the Swingline Lender have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the New Guarantor is owned or controlled by the Borrower, the Parent or is otherwise an Affiliate of the Borrower or the Parent;

WHEREAS, the Borrower, the New Guarantor, the other Subsidiaries of the Borrower and the Parent, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent, the Lenders and the Swingline Lender through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent, the Lenders and the Swingline Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Agent, the Lenders and the Swingline Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Agent, the Lenders and the Swingline Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of February 12, 2007 (the “Guaranty”), made by the Parent and each Subsidiary a party thereto in favor of the Agent, the Lenders and the Swingline Lender and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations;

(b) makes to the Agent, the Lenders and the Swingline Lender as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c) consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

c/o Regency Centers Corporation
One Independent Drive, Suite 114
Jacksonville, Florida 32202-5019
Attention: Chief Financial Officer
Telecopier:	(904) 354-1832
Telephone:	(904) 598-7608

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF BORROWING

                         , 20

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attention:

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $ .

3.	The Borrower requests that such Revolving Loans be made available to the Borrower on , 20 .

4.	The Borrower hereby requests that such Revolving Loans be of the following Type:

[Check one box only]

☐	Base Rate Loan

☐	LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐	one month

☐	two months

☐	three months

☐	six months

5.	The proceeds of such Revolving Loans will be used for the following:

.

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The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default (including, without limitation, the existence of the condition described in Section 2.15. of the Credit Agreement) or Event of Default shall have occurred and be continuing, and (b) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are and shall be true and correct in all material respects, except (x) to the extent that such representations and warranties are already qualified as to materiality, in which case they are and shall be true and correct in all respects, (y) to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate in all material respects on and as of such earlier date) except to the extent that such representations and warranties are already qualified as materiality, in which case they were true and correct in all respects on and as of such earlier date) and (z) for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article VI. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF NOTICE OF CONTINUATION

                         , 20

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attention:

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The requested date of such Continuation is , 20 .

2.	The aggregate principal amount of the Revolving Loans subject to the requested Continuation is $ and the portion of such principal amount subject to such Continuation is $ .

3.	The current Interest Period of the Revolving Loans subject to such Continuation ends on , 20 .

4.	The duration of the Interest Period for the Revolving Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐	one month

☐	two months

☐	three months

☐	six months

F-1

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Event of Default shall have occurred and be continuing.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF NOTICE OF CONVERSION

                         , 20

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attention:

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of Revolving Loans of one Type into Revolving Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The requested date of such Conversion is , 20 .

2.	The Type of Revolving Loans to be Converted pursuant hereto is currently:

[Check one box only]

☐	Base Rate Loan

☐	LIBOR Loan

3.	The aggregate principal amount of the Revolving Loans subject to the requested Conversion is $ and the portion of such principal amount subject to such Conversion is $ .

G-1

4.	The amount of such Revolving Loans to be so Converted is to be converted into Revolving Loans of the following Type:

[Check one box only]

☐	Base Rate Loan

☐	LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐	one month

☐	two months

☐	three months

☐	six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Event of Default shall have occurred and be continuing.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF NOTICE OF SWINGLINE BORROWING

                         ,

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attention:

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.4.(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $ .

2.	The Borrower requests that such Swingline Loan be made available to the Borrower on , .

3.	The proceeds of this Swingline Loan will be used for the following purpose:

.

4.	The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by .

The Borrower hereby certifies to the Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default (including, without limitation, the existence of the condition described in Section 2.15. of the Credit Agreement) or Event of Default shall have occurred and be continuing, and (b) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are and shall be true and correct in all material respects, except (x) to the extent that such representations and warranties are already qualified as to materiality, in which case they are and shall be true and correct in all respects, (y) to the extent such representations or warranties expressly relate solely

H-1

to an earlier date (in which case such representations and warranties were true and accurate in all material respects on and as of such earlier date) except to the extent that such representations and warranties are already qualified as materiality, in which case they were true and correct in all respects on and as of such earlier date) and (z) for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article VI. of the Credit Agreement will have been satisfied at the time such Swingline Loan are made.

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.4.(b) of the Credit Agreement.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF REVOLVING NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, REGENCY CENTERS, L.P., a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to the order of                          (the “Lender”), in care of Wells Fargo Bank, National Association, as Agent (the “Agent”), to its address at 2120 E. Park Place, Suite 100, El Segundo, California 90245 or at such other address as may be specified by the Agent to the Borrower, the principal sum of                          AND         /100 DOLLARS ($                    ), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Revolving Note is one of the “Revolving Notes” referred to in the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof, the Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

This Revolving Note and the other Revolving Notes issued pursuant to the Credit Agreement replace those revolving notes issued pursuant to the Amended and Restated Credit Agreement dated March 26, 2004, among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. SUCH REVOLVING NOTES ARE NOT INTENDED AS NOVATIONS OR SUBSTITUTIONS OF THE ORIGINAL OBLIGATION OF THE BORROWER, BUT AS MODIFICATIONS THEREOF ONLY.

I-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

I-2

EXHIBIT J

FORM OF SWINGLINE NOTE

$50,000,000	February 12, 2007

FOR VALUE RECEIVED, the undersigned, REGENCY CENTERS, L.P. (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) to its address at 2120 E. Park Place, Suite 100, El Segundo, California 90245, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement (as defined below)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to made any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Note is the “Swingline Note” referred to in the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof, the Agent, and the other parties thereto, named therein, and evidences Swingline Loans made to the Borrower thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

This Swingline Note issued pursuant to the Credit Agreement replaces that Swingline Note dated March 26, 2004, issued by the Borrower to the Swingline Lender (the “Existing Swingline Note”) under the Amended and Restated Credit Agreement dated March 26, 2004, among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. THIS SWINGLINE NOTE IS NOT INTENDED AS A NOVATION OR SUBSTITUION OF THE ORIGINAL OBLIGATION OF THE BORROWER, BUT IS A MODIFICATION THEREOF ONLY. ALL OBLIGATIONS REPRESENTED BY THE EXISTING SWINGLINE NOTE SHALL CONTINUE, EXCEPT AS MODIFIED HEREBY.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

SCHEDULE OF SWINGLINE LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT K

FORM OF UNENCUMBERED POOL CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section [4.1(b)][4.2][6.1][9.4(d)] of the Credit Agreement, the undersigned hereby certifies to the Lenders and the Agent that:

Schedule 1 attached hereto accurately and completely sets forth, as of the date hereof:

(i) for each Unencumbered Pool Property, (A) whether such Unencumbered Pool Property is owned by the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture, or is owned under a nominee arrangement and (B) whether such Unencumbered Pool Property is a Qualified Development Property, Newly Acquired Property, Recently Completed Property or Operating Property;

(ii) for each Qualified Development Property that is an Unencumbered Pool Property, (A) the net rentable square footage of such Eligible Property leased to tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is existing, (B) the aggregate net rentable square footage of such Eligible Property, and (C) the book value of Construction in Process for such Unencumbered Pool Property as determined in accordance with GAAP;

(iii) for each Newly Acquired Property that is an Unencumbered Pool Property, the book value of such Unencumbered Pool Property as determined in accordance with GAAP;

(iv) for each Recently Completed Property that is an Unencumbered Pool Property, the book value of such Unencumbered Pool Property as determined in accordance with GAAP;

(v) for each Operating Property that is an Unencumbered Pool Property, the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended;

(vi) the Unencumbered Pool Value for each Unencumbered Pool Property;

(vii) the Borrowing Base (the aggregate Unencumbered Pool Values of all Unencumbered Pool Properties divided by 1.60*);

(viii) all Unsecured Liabilities of the Parent and its Consolidated Subsidiaries (other than the Loans and the Letter of Credit Liabilities);

(ix) the current outstanding Loans and Letter of Credit Liabilities;

(x) the aggregate amount of the Commitments; and

(xi) the Maximum Loan Availability.

Schedule 2 attached hereto sets forth a description of all Properties which have ceased to be included, or which are now to be included, as Unencumbered Pool Properties since the previous Unencumbered Pool Certificate most recently delivered to the Agent.

The undersigned further certifies to the Agent, the Lenders and the Swingline Lender that as of the date hereof (a) no Default or Event of Default has occurred and is continuing, and (b) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except (x) to the extent that such representations and warranties are already qualified as to materiality, in which case they are and shall be true and correct in all respects, (y) to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate in all material respects on and as of such earlier date) except to the extent that such representations and warranties are already qualified as materiality, in which case they were true and correct in all respects on and as of such earlier date) and (z) for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article VI. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

*	Not more than 30% of the Borrowing Base can be attributable to (without duplication) the collective Unencumbered Pool Values of (i) Development Properties and (ii) Properties that are not Retail Real Estate Properties.

Not more than 20% of the Borrowing Base can be attributable the collective Unencumbered Pool Values of Properties Owned by Qualified Ventures, which Properties are Retail Real Estate Properties but are not Development Properties.

No more than twice prior to the Termination Date, Borrower may elect to reduce the Borrowing Base Factor to 1.54 for a period of one fiscal quarter by delivering written notice to the Agent prior to its election to exercise such reduction.

IN WITNESS WHEREOF, the undersigned has signed this Unencumbered Pool Certificate on and as of                         , 20    .

Name:
Title:	Chief Financial Officer

EXHIBIT L

FORM OF BID RATE QUOTE REQUEST

                         ,

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attention:

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	The Borrower hereby requests Bid Rate Quotes for the following proposed Bid Rate Borrowings:

Borrowing Date	Amount[1]	Type[2]	Interest Period[3]

,	$		month	(s)

2.	The Borrower or the Parent’s Credit Rating, as applicable, as of the date hereof is:

S&P
Moody’s
Other

[1]	Minimum amount of $15,000,000 or larger multiple of $1,000,000.
[2]	Insert either Absolute Rate (for Absolute Rate Loan) or LIBOR Margin (for LIBOR Margin Loan).
[3]	Must be one month, two months or three months.

L-1

3.	The proceeds of this Bid Rate borrowing will be used for the following purpose:

.

4.	After giving effect to the Bid Rate Borrowing requested herein, the total amount of Bid Rate Loans outstanding will be $ [must not be in excess of one-half of the aggregate amount of all existing Commitments or, in the event such Bid Rate Borrowing is to be made during one of the two thirty- day periods during any calendar year during which the Borrower has requested that the Bid Rate Loans may equal up to 70% of the aggregate amount of all existing Commitments, must be less than or equal to 70% of the aggregate amount of all existing Commitments].

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default (including, without limitation, the existence of the condition described in Section 2.15. of the Credit Agreement) or Event of Default shall have occurred and be continuing, and (b) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are and shall be true and correct in all material respects, except (x) to the extent that such representations and warranties are already qualified as to materiality, in which case they are and shall be true and correct in all respects, (y) to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall were true and accurate in all material respects on and as of such earlier date) except to the extent that such representations and warranties are already qualified as materiality, in which case they were true and correct in all respects on and as of such earlier date) and (z) for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Article VI. of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

L-2

EXHIBIT M

FORM OF BID RATE QUOTE

                         ,

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attention:

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

In response to the Borrower’s Bid Rate Quote Request dated                         , 20    , the undersigned hereby makes the following Bid Rate Quote(s) on the following terms:

1.	Quoting Lender:

2.	Person to contact at quoting Lender:

3.	The undersigned offers to make Bid Rate Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following Bid Rate(s):

Borrowing Date	Amount[1]	Type[2]	Interest Period[3]	Bid Rate

, 20	$		month	(s)%

, 20	$		month	(s)%

, 20	$		month	(s)%

[1]	Minimum amount of $5,000,000 or larger multiple of $1,000,000.
[2]	Insert either Absolute Rate (for Absolute Rate Loan) or LIBOR Margin (for LIBOR Margin Loan).
[3]	Must be one month, two months or three months.

M-1

The undersigned understands and agrees that the offer(s) set forth above, subject to satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] the undersigned to make the Bid Rate Loan(s) for which any offer(s) [is/are] accepted, in whole or in part.

By:
Name:
Title:

M-2

EXHIBIT N

FORM OF BID RATE QUOTE ACCEPTANCE

                         , 20

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attention:

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Borrower hereby accepts the following offer(s) of Bid Rate Quotes to be made available to the Borrower on                         ,             :

Quote Date	Quoting Lender	Type	Amount Accepted

, 20			$

, 20			$

, 20			$

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default (including, without limitation, the existence of the condition described in Section 2.15. of the Credit Agreement) or Event of Default shall have occurred and be continuing, and (b) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are and shall be true and correct in all material respects, except (x) to the extent that such representations and warranties are already qualified as to materiality, in which case they are and shall be true and correct in all respects, (y) to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall were true and accurate in all material respects on and as of such earlier date) except to the extent that such representations and warranties are already qualified as materiality, in which case they were true and correct in all respects on and as of such earlier date) and (z) for changes in factual circumstances specifically

N-1

and expressly permitted under the Credit Agreement or the other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Article VI. of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

N-2

EXHIBIT O

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the financial institutions party thereto and their assignees under Section 12.8 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 9.3 of the Credit Agreement, the undersigned hereby certifies to the Agent, the Lenders and the Swingline Lender that:

1. (a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Parent, the Borrower and the Guarantors as of, and during the relevant accounting period ending on,                         , 20     and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Parent and the Borrower (are taking)(are planning to take) with respect to such condition(s) or event(s)].

2. Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with Section 10.1. of the Credit Agreement on date of the financial statements for the accounting period set forth above.

3. Schedule 2 attached hereto accurately and completely sets forth the Contingent Obligations of the Parent, the Borrower, all Subsidiaries of the Parent and the Borrower.

4. As of the date hereof (a) the aggregate outstanding principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans, and the aggregate amount of all Letter of Credit Liabilities, are less than or equal to the Maximum Loan Availability at such time and (b) the aggregate principal amount of all outstanding Bid Rate Loans is less than or equal to one-half of the aggregate amount of all Commitments at such time or, in the event the date hereof falls within one of the two thirty-day periods during any calendar year that the Borrower may request, and the Borrower has requested, that the Bid Rate Loans may equal up to 70% of the aggregate amount of all Commitments, the aggregate principal amount of all outstanding Bid Rate Loans is less than or equal to 70% of all Commitments at such time.

O-1

5. (a) No Default or Event of Default has occurred and is continuing, and (b) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except (x) to the extent that such representations and warranties are already qualified as to materiality, in which case they are true and correct in all respects, (y) to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate in all material respects on and as of such earlier date) except to the extent that such representations and warranties are already qualified as materiality, in which case they were true and correct in all respects on and as of such earlier date) and (z) for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of                         , 20    .

Name:
Title:	Chief Financial Officer

O-2

EXHIBIT P

Loan Number

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW   ☐ REPLACE PREVIOUS DESIGNATION   ☐ ADD   ☐ CHANGE   ☐ DELETE LINE NUMBER

The following representatives of REGENCY CENTERS, L.P. (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number                      assigned to the unsecured revolving credit facility evidenced by the Second Amended and Restated Credit Agreement dated February 12, 2007 among the Borrower, each of the financial institutions initially a signatory thereto together with their assignees under Section 13.7 thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Agent for the Lenders (the “Agent”) and the other parties thereto. The Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

Name	Title	Maximum Wire Amount*

*	Maximum Wire Amount may not exceed the Loan Amount.

[Continued on next page]

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

[Signature provided on next page]

Date:                             , 20

“BORROWER”

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its sole general partner

By:
Name:
Title:

Exhibit 10(A)(i)

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of March 5, 2008 by and among REGENCY CENTERS, L.P. (the “Borrower”), REGENCY CENTERS CORPORATION (the “Parent”), each of the financial institutions a party hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Agent and certain other parties have entered into that certain Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a) The Credit Agreement is amended by adding the definition of “Additional Loan Agreement” in the appropriate alphabetical location in Section 1.1 thereof:

“Additional Loan Agreement” means that certain Credit Agreement dated as of March 5, 2008 by and among the Borrower, the Parent, the financial institutions from time to time party thereto as “Lenders”, and Wells Fargo Bank, National Association, as Agent, and the other parties thereto.

(b) The Credit Agreement is amended by restating in full the definitions of “Capitalized EBITDA”, “Eligible Property” and “Unencumbered Pool Value” contained in Section 1.1 thereof as follows:

“Capitalized EBITDA” means, with respect to a Person and as of a given date, (a) such Person’s EBITDA for the fiscal quarter most recently ended times (b) 4 and divided by (c) 7.50%. In determining Capitalized EBITDA (i) EBITDA attributable to real estate properties either acquired or disposed of by such Person during such Person’s two most recently ended fiscal quarters shall be disregarded, (ii) for each of the first three fiscal quarters of each fiscal year, EBITDA shall include the lesser of (A) 25% of the budgeted percentage rents for such fiscal year or (B) 25% of the actual percentage rents received by such Person in the immediately preceding fiscal year, (iii) for the fourth fiscal quarter of each fiscal year, EBITDA shall include 25% of the percentage rents actually received by such Person in such fiscal year,

(iv) Third Party Net Revenue for the applicable period shall be excluded from EBITDA, (v) any amounts deducted from the net earnings of Properties owned by Consolidated Subsidiaries in which a third party owns a minority equity interest shall be included in EBITDA; and (vi) distributions of cash received by such Person during such period from any of its Unconsolidated Affiliates shall be excluded from EBITDA.

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is owned in fee simple by only the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture, or is owned under a nominee arrangement by the Borrower, a Wholly Owned Subsidiary of the Borrower, a Qualified Venture or a trust controlled by the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture (so long as the sole beneficiary of such trust is a Wholly Owned Subsidiary); (b) neither such Property, nor any interest of the Borrower, such Subsidiary or such Qualified Venture is subject to any Lien other than Permitted Liens or to any agreement (other than the Additional Loan Agreement, this Agreement or any other Loan Document (as such term is defined in the Additional Loan Agreement and in this Agreement)) that prohibits the creation of any Lien thereon as security for Indebtedness; (c) if such Property is owned by a Wholly Owned Subsidiary or Qualified Venture of the Borrower, (i) none of the Borrower’s or Parent’s direct or indirect ownership interest in such Subsidiary or Qualified Venture is subject to any Lien other than Permitted Liens or to any agreement (other than the Additional Loan Agreement, this Agreement or any other Loan Document (as such term is defined in the Additional Loan Agreement and in this Agreement)) that prohibits the creation of any Lien thereon as security for Indebtedness and (ii) the Borrower directly, or indirectly through a Subsidiary or Qualified Venture, has the right to take the following actions without the need to obtain the consent of any other owner of the Qualified Venture or any Person (other than, with respect to the following clause (A), the consent of the lenders under the Additional Loan Agreement): (A) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary or Qualified Venture, as applicable and (B) to sell, transfer or otherwise dispose of such Property; (d) such Property is free of all structural defects or major architectural deficiencies, title defects, or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Property and (e) such Property is not subject to a ground lease (other than a lease of land on such Property owned by the Borrower, such Subsidiary of the Borrower or such Qualified Venture of the Borrower and leased to a Person which is not an Affiliate).

“Unencumbered Pool Value” means, at any time, the following amount as determined for an Unencumbered Pool Property: if such Unencumbered Pool Property is (a) an Operating Property, (i) the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended times (ii) 4 and divided by (iii) 7.50%; (b) a Newly Acquired Property (other than a Qualified

Development Property) or a Recently Completed Property, the book value of such Unencumbered Pool Property as determined in accordance with GAAP; and (c) a Qualified Development Property, the book value of Construction in Process for such Unencumbered Pool Property as determined in accordance with GAAP. Notwithstanding the foregoing, if an Unencumbered Pool Property shall cease to qualify as an Eligible Property, then the Unencumbered Pool Value of such Property shall be $0.

(c) The Credit Agreement is amended by restating Section 3.5(a) thereof in its entirety as follows:

(a) Borrowings. Each borrowing of Revolving Loans hereunder shall be in an aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (except that any such borrowing of Revolving Loans may be in the aggregate amount of the Maximum Loan Availability less the aggregate amount of the Loans and the aggregate amount of all Letter of Credit Liabilities outstanding at such time, which Revolving Loans, if less than $1,000,000, must be Base Rate Loans).

(d) The Credit Agreement is amended by (i) deleting the word “and” at the end of clause (n) in Section 9.4 and (ii) deleting clause (o) in Section 9.4 in its entirety and substituting in lieu thereof the following new clauses (o) and (p):

(o) A copy of any amendment, restatement, or other modification to the Additional Loan Agreement within five days following the effectiveness thereof; and

(p) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, the Parent, any other Loan Party or any other Subsidiary as the Agent or any Lender may reasonably request.

(e) The Credit Agreement is amended by restating Section 10.1(e) thereof as follows:

(e) [Reserved]

(f) The Credit Agreement is amended by restating Section 10.2 thereof in its entirety as follows:

Section 10.2 Negative Pledge.

Neither the Borrower nor the Parent shall, nor shall they permit any other Loan Party or Subsidiary to, (a) create, assume, incur, permit or suffer to exist any Lien on any Unencumbered Pool Property or any direct or indirect ownership interest of the Borrower or the Parent in any Person owning any Unencumbered Pool Property, now owned or hereafter acquired, except for Permitted Liens or (b) permit any Unencumbered Pool Property or any direct or indirect ownership interest of the Borrower or the Parent in any Person owning an Unencumbered Pool Property, to become subject to a Negative Pledge (other than under the Additional Loan Agreement). Notwithstanding the foregoing, if any Unencumbered Pool Property becomes subject to a Lien causing such Property to no longer satisfy the definition of Eligible Property, and, as a result, the aggregate principal amount of all outstanding Loans exceeds the Maximum Loan Availability, then the Borrower or the applicable Loan Party or Subsidiary will make or cause to be made a provision whereby the Obligations will be secured equally and ratably with all other obligations secured by such Lien, and in any case the Lenders shall have the benefit, to the full extent that and with such priority as, the Lenders may be entitled under Applicable Law, of an equitable Lien on such Property securing the Obligations; provided, however, that compliance with the foregoing sentence shall not be deemed to waive any of the requirements set forth herein with respect to Eligible Properties or to cure any Default or Event of Default resulting from the incurrence of such Lien or such overadvance.

(g) The Credit Agreement is amended by (i) deleting the word “and” at the end of clause (c) in Section 10.9 and (ii) deleting clause (d) in Section 10.9 in its entirety and substituting in lieu thereof the following new clauses (d) and (e):

(d) Indebtedness under the Additional Loan Agreement; and

(e) other Indebtedness so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the incurrence of such Indebtedness would not cause the occurrence of a Default or Event of Default, including without limitation, a Default or Event of Default resulting from a violation of Section 10.1.

(h) The Credit Agreement is amended by restating Section 10.11 thereof in its entirety as follows:

Section 10.11 Derivatives Contract.

The Borrower and the Parent shall not, and shall not permit any Subsidiary of the Parent to, create, incur or suffer to exist any obligations in respect of Derivatives Contracts other than (a) Derivatives Contracts existing on the date hereof and described in Schedule 10.11; (b) interest rate cap agreements and (c) interest rate Derivatives Contracts (excluding interest rate cap agreements) entered into from time to time after the date hereof with counterparties that are nationally recognized, investment grade financial institutions in an aggregate notional amount not to exceed the aggregate amount of the Commitments plus the aggregate amount of the “Revolving Commitments” and the “Term Loans” (as such terms are defined in the Additional Loan Agreement) under the Additional Loan Agreement at any time outstanding; provided that, no Derivatives Contract otherwise permitted hereunder may be speculative in nature.

(i) The Credit Agreement is amended by restating clause (iv) in Section 13.8(c) thereof as follows:

(iv) postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations except for payments due on the Termination Date which are extended by exercise of Section 2.13;

(j) The Credit Agreement is amended by deleting Exhibit K thereto in its entirety and replacing it with Exhibit K attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a) A counterpart of this Amendment duly executed by the Borrower, the Guarantor and each of the Requisite Lenders;

(b) A Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by the Guarantor;

(c) Evidence that all fees and expenses payable to the Agent and the Lenders in connection with this Amendment have been paid, including without limitation, those fees set forth in Section 6 hereof; and

(d) Such other documents, instruments and agreements as the Agent may reasonably request.

Section 3. Representations. Each of the Borrower and the Parent represents and warrants to the Agent and the Lenders that:

(a) Authorization. The Borrower and the Parent each has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and Parent, as applicable, and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and Parent, as applicable, enforceable against such Person in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Compliance with Laws, etc. The execution and delivery by the Borrower and the Parent of this Amendment and the performance by the Borrower and the Parent of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws (including all Environmental Laws) relating the Borrower, the Parent or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, the Parent or any other Loan Party or any indenture, agreement or other instrument to which the Borrower, the Parent or any other Loan Party is a party or by which it or any of its properties may be bound and the violation of which would have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, the Parent or any other Loan Party other than Liens created pursuant to the terms of the Loan Documents.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrower. Each of the Borrower and the Parent hereby repeats and reaffirms all representations and warranties made by the Borrower and the Parent to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be represented, repeated and reaffirmed on and as of such earlier date).

Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6. Amendment Fee. In consideration of the Lenders amending the Credit Agreement as provided herein, the Borrower agrees to pay to the Agent for the account of each consenting Lender executing this Amendment a fee equal to $5,000.

Section 7. Expenses. The Borrower shall reimburse the Agent and each Lender upon demand for all costs and expenses (including attorneys’ fees) incurred by the Agent or such Lender in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Credit Agreement to be executed as of the date first above written.

BORROWER:

REGENCY CENTERS, L.P.

By:	Regency Centers Corporation,
its sole general partner

By:
Name:
Title:

PARENT:

REGENCY CENTERS CORPORATION

By:
Name:
Title:

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THE AGENT AND THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Agent

By:
Name:
Title:

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JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

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PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

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SUNTRUST BANK

By:
Name:
Title:

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WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

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REGIONS BANK

By:
Name:
Title:

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COMERICA BANK

By:
Name:
Title:

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EUROHYPO AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

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BANK OF AMERICA, N.A.

By:
Name:
Title:

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MIZUHO CORPORATE BANK, LTD.

By:
Name:
Title:

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THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:
Name:
Title:

By:
Name:
Title:

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:
Name:
Title:

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U.S. BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

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CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By:
Name:
Title:

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ROYAL BANK OF CANADA

By:
Name:
Title:

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SUMITOMO MITSUI BANKING CORPORATION

By:
Name:
Title:

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CHEVY CHASE BANK, F.S.B.

By:
Name:
Title:

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PEOPLE’S BANK

By:
Name:
Title:

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FIRST HORIZON BANK, A DIVISION OF FIRST TENNESSEE BANK, NA

By:
Name:
Title:

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of March 5, 2008 (this “Acknowledgement”) executed by the undersigned (the “Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”) and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, Regency Centers L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the Lenders, the Agent and certain other parties have entered into that certain Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Guarantor is a party to that certain Guaranty dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which the Guarantor guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Parent, the Agent and the Lenders are to enter into a First Amendment to Second Amended and Restated Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantor execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. The Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of the Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

REGENCY CENTERS CORPORATION

By:
Name:
Title:

EXHIBIT K

FORM OF UNENCUMBERED POOL CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement dated as of February 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the financial institutions party thereto and their assignees under Section 13.7. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section [4.1(b)][4.2][6.1][9.4(d)] of the Credit Agreement, the undersigned hereby certifies to the Lenders and the Agent that:

Schedule 1 attached hereto accurately and completely sets forth, as of the date hereof:

(i) for each Unencumbered Pool Property, (A) whether such Unencumbered Pool Property is owned by the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture, or is owned under a nominee arrangement and (B) whether such Unencumbered Pool Property is a Qualified Development Property, Newly Acquired Property, Recently Completed Property or Operating Property;

(ii) for each Qualified Development Property that is an Unencumbered Pool Property, (A) the net rentable square footage of such Eligible Property leased to tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is existing, (B) the aggregate net rentable square footage of such Eligible Property, and (C) the book value of Construction in Process for such Unencumbered Pool Property as determined in accordance with GAAP;

(iii) for each Newly Acquired Property that is an Unencumbered Pool Property, the book value of such Unencumbered Pool Property as determined in accordance with GAAP;

(iv) for each Recently Completed Property that is an Unencumbered Pool Property, the book value of such Unencumbered Pool Property as determined in accordance with GAAP;

(v) for each Operating Property that is an Unencumbered Pool Property, the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended;

(vi) the Unencumbered Pool Value for each Unencumbered Pool Property;

(vii) the Borrowing Base (the aggregate Unencumbered Pool Values of all Unencumbered Pool Properties divided by 1.60*);

(viii) all Unsecured Liabilities of the Parent and its Consolidated Subsidiaries (other than the Loans and the Letter of Credit Liabilities);

(ix) the current outstanding Loans and Letter of Credit Liabilities;

(x) the aggregate amount of the Commitments; and

(xi) the Maximum Loan Availability.

Schedule 2 attached hereto sets forth a description of all Properties which have ceased to be included, or which are now to be included, as Unencumbered Pool Properties since the previous Unencumbered Pool Certificate most recently delivered to the Agent.

Schedule 3 attached hereto sets forth a list of all Unencumbered Pool Properties as of the date hereof.

The undersigned further certifies to the Agent, the Lenders and the Swingline Lender that as of the date hereof (a) no Default or Event of Default has occurred and is continuing, and (b) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except (x) to the extent that such representations and warranties are already qualified as to materiality, in which case they are and shall be true and correct in all respects, (y) to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate in all material respects on and as of such earlier date) except to the extent that such representations and warranties are already qualified as materiality, in which case they were true and correct in all respects on and as of such earlier date) and (z) for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article VI. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

*	Not more than 30% of the Borrowing Base can be attributable to (without duplication) the collective Unencumbered Pool Values of (i) Development Properties and (ii) Properties that are not Retail Real Estate Properties.

Not more than 20% of the Borrowing Base can be attributable the collective Unencumbered Pool Values of Properties Owned by Qualified Ventures, which Properties are Retail Real Estate Properties but are not Development Properties.

No more than twice prior to the Termination Date, Borrower may elect to reduce the Borrowing Base Factor to 1.54 for a period of one fiscal quarter by delivering written notice to the Agent prior to its election to exercise such reduction.

IN WITNESS WHEREOF, the undersigned has signed this Unencumbered Pool Certificate on and as of             , 20__.

_______________________________________
Name:	_________________________________
Title:	Chief Financial Officer